As filed with the U.S. Securities and Exchange Commission on September 30, 2025.

Registration No. 333-262204

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 15

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HENGGUANG HOLDING CO., LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	6411	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Zhongwu International, Building 2, Room 811

Chenglong Avenue, No. 1118, Section 2,

Longquanyi District,

Chengdu, Sichuan Province,

China 610105

c/o Jiulin Zhang

+86 (400) 028-1990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

(212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey Hua, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 Telephone: (212) 930-9700	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 Telephone: (703) 919-7285

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS	DATED SEPTEMBER 30, 2025

6,250,000 Class A Ordinary Shares

HENGGUANG HOLDING CO., LIMITED

This is an initial public offering of the Class A ordinary shares of Hengguang Holding Co., Limited (“Heng Guang Cayman”), a holding company incorporated in the Cayman Islands. Prior to this offering, there has been no public market for Heng Guang Cayman’s Class A ordinary shares, par value $0.001 per share (the “Class A Ordinary Share”). This offering is being made on a firm commitment basis. We expect the initial public offering price will be $4.00 per share. We reserved the symbol “HGIA” for purposes of listing the Class A Ordinary Shares on The Nasdaq Stock Market LLC (“Nasdaq”) and applied to list the Class A Ordinary Shares on The Nasdaq Capital Market. The initial public offering is contingent upon receiving authorization to list the Class A Ordinary Shares on Nasdaq. There is no guarantee or assurance that the Class A Ordinary Shares will be approved for listing on Nasdaq.

There are 6,500,000 Class A Ordinary Shares and 3,500,000 Class B ordinary shares (the “Class B Ordinary Shares”) issued and outstanding immediately prior to this offering. In respect of matters requiring the votes of shareholders, each Class A Ordinary Share is entitled to one vote, and each Class B Ordinary Share is entitled to ten (10) votes and is convertible into one Class A Ordinary Share at any time requested by the holder thereof, at the office of the Company or any transfer agent for such Class B Ordinary Shares. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. The holders of our Class B Ordinary Shares will be able to exercise approximately 73.3% of the total outstanding voting power immediately following the completion of this offering, assuming the sale of 6,250,000 Class A Ordinary Shares and excluding the effects of any exercise of the Representative’s warrants and the over-allotment option.

Our officers and directors of Heng Guang Cayman own and will continue to own at least 50% of the voting power of Heng Guang Cayman after the closing of this offering, therefore Heng Guang Cayman is a “controlled company” as defined under Nasdaq Listing Rules. However, even if Heng Guang Cayman qualifies as a “controlled company,” it does not intend to rely on the controlled company exemptions provided under Nasdaq Listing Rules.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” starting on page 22 to read about factors you should consider before buying the Class A Ordinary Shares.

Heng Guang Cayman is not a Chinese operating company but a holding company incorporated in the Cayman Islands. This is an offering of the Ordinary Shares of Heng Guang Cayman, the offshore holding company. You are not investing in any of the Affiliated Entities (as defined below). “Heng Guang Insurance” or the “VIE” shall hereinafter refer to Sichuan Heng Guang Insurance Agency Co., Ltd., a company organized under the laws of the PRC and the operating entity, which has entered into a series of variable interest entity agreements (the “VIE Agreements”) with WFOE (as defined below), an indirect subsidiary of Heng Guang Cayman. “Heng Guang BVI” shall hereinafter refer to Heng Guang Shun Da Co., Ltd., a company formed under the laws of British Virgin Islands and a wholly-owned subsidiary of Heng Guang Cayman. “Heng Guang Hong Kong” shall hereinafter refer to Heng Guang Holdings Co., Ltd., a company formed under the laws of Hong Kong and a wholly-owned subsidiary of Heng Guang BVI. “WFOE” shall hereinafter refer to Chengdu Jiulin Kefu Technology Co., Ltd., a Chinese company and wholly-owned subsidiary of Heng Guang Hong Kong. “We,” the “Company” or the “Group” shall refer to the group of Heng Guang Insurance, Heng Guang Cayman, Heng Guang BVI, Heng Guang Hong Kong, and the WFOE. The “Affiliated Entities” shall refer to Heng Guang BVI, Heng Guang Hong Kong, WFOE, and Heng Guang Insurance.

As a holding company with no material operations of its own, Heng Guang Cayman conducts substantially all of its operations through Heng Guang Insurance, the operating entity established in the PRC, which has entered into the VIE Agreements with WFOE. See “Prospectus Summary—Contractual Arrangements Between Heng Guang Insurance And WFOE.” Neither Heng Guang Cayman nor its subsidiaries own any share in Heng Guang Insurance. The contractual arrangements with respect to the VIE and WFOE are not equivalent to an equity ownership in the business of the VIE and the investors may never hold equity interests in Heng Guang Insurance unless the VIE Agreements are replaced with the direct ownership of Heng Guang Insurance by the WFOE. Instead, for accounting purposes, Heng Guang Cayman is the primary beneficiary of Heng Guang Insurance’s business operations through the VIE Agreements, which enables us to consolidate the financial results of the VIE in our consolidated financial statements under U.S. GAAP. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes, as a result of our direct ownership in the WFOE and the provisions of the VIE Agreements. The VIE Agreements or the contractual structure is used to provide non-Chinese investors with exposure to foreign investment in China-based companies where Chinese laws impose certain restrictions on foreign ownership over such companies of certain categories. Consequently, the Company consolidates the accounts of VIE for the periods presented. Any references to control or benefits that accrue to Heng Guang Cayman because of the VIE Agreements are limited to, and subject to conditions we have satisfied for consolidation of the VIE under U.S. GAAP. The VIE is consolidated for accounting purposes but is not an entity in which Heng Guang Cayman owns equity. Heng Guang Cayman does not conduct any active operations and is the primary beneficiary of the VIE for accounting purposes only.

In addition, the contractual agreements with the VIE have not been tested in court in China and this structure involves unique risks to investors. For example, the PRC government could disallow the VIE Arrangements, which would likely result in a material change in the Group’s operations and structure and significant change in the value of the securities Heng Guang Cayman is registering for sale, including it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors—Risks Related to Doing Business in China.”

Heng Guang Cayman’s Class A Ordinary Shares offered in this prospectus are shares of the company incorporated in Cayman Islands, not the shares of the operating entities. Because of the Group’s corporate structure, the Company or Group is subject to further interpretation and the application of the PRC laws and regulations regarding VIE structure. Pursuant to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (collectively, the “Trial Measures and Supporting Guidelines”) which came into effect on March 31, 2023, listing a China based operating entity or its affiliate’s securities on U.S. stock exchanges shall be deemed as indirect overseas offering and listing of PRC domestic company’s securities, and if such PRC domestic company has already submitted valid applications for overseas offering and listing on or prior to March 31, 2023, but have not obtained an approval from overseas regulatory authorities or stock exchanges, the PRC domestic company may reasonably arrange the timing for submitting their filing applications with the China Securities Regulatory Commission, or the CSRC, and must complete the filing before the completion of its overseas offering and listing. However, there is no guarantee that Heng Guang Cayman or Heng Guang Insurance will receive or not be denied permission from Chinese authorities to list on U.S. exchanges in the future. For a description of our corporate structure and VIE contractual arrangements, see “Business—Corporate History and Structure” and also “Risk Factors—Risks Related to Our Corporate Structure.”

In addition, as we conduct substantially all of the operations in mainland China, we are subject to legal and operational risks associated with having substantially all of the operations in mainland China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, and changes in Chinese laws and regulations, which could result in a material change in the operations and/or cause the value of our ordinary shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. On December 28, 2021, thirteen governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. Because the current operations do not possess personal information from more than one million users at this moment, we do not believe that we are subject to the cybersecurity review by the CAC. In addition, as of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have we received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. Furthermore, on February 17, 2023, the CSRC announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing By Domestic Companies, or the Circular, and released a set of new regulations which consist of the Trial Measures and Supporting Guidelines. The Trial Measures came into effect on March 31, 2023 which refines the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures with CSRC, shall bear legal liabilities and fines, including a fine between RMB 1.0 million and RMB 10.0 million. As advised by our PRC legal advisor, Jingtian & Gongcheng, under the applicable laws of PRC, we shall complete the relevant filing procedures with the CSRC before the completion of this offering and our listing on Nasdaq. Accordingly, we had designated Heng Guang Insurance as the liable entity and submitted initial documents in connection with this offering and our listing on The Nasdaq Capital Market to the CSRC on May 22, 2024. We submitted our filing application with the CSRC on May 22, 2024, and as of the date of this prospectus, we have not completed the filing with CSRC. We may also be required to file with the CSRC in connection with any of our future offering and listing on an overseas market, including follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. Also, as of the date of this prospectus, we do not believe we are in a monopolistic position in the insurance intermediary industry. In summary, the recent statements and regulatory actions by Chinese government related to the use of variable interest entities and data security or antimonopoly concerns, have not affected our ability to conduct the business, accept foreign investments, or list on a U.S. or other foreign exchange. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, the potential impact such modified or new laws and regulations will have on (i) our daily business operation and (ii) the ability to accept foreign investments and list on a U.S. or non-Chinese exchange remains to be observed. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that would require Heng Guang Insurance, Heng Guang Cayman or any subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. See “Risk Factors—Risks Related to Doing Business in China.”

In addition, Heng Guang Hong Kong may transfer funds within our corporate group in the future. We think that the legal and operational risks associated with operating in mainland China also may apply to Heng Guang Hong Kong’s future limited activities in Hong Kong, to the extent applicable to the transfers of funds in Hong Kong, if Hong Kong adopts certain rules, regulations or policy guidance with respect to currency exchange control. We believe, without in reliance on the opinion of Hong Kong legal counsel, that any regulatory actions related to data security or anti-monopoly concerns in Hong Kong may have very minimum impact or no impact at all on the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or foreign exchange because we currently do not and do not plan to have any substantive operations, including any data-related operations, in Hong Kong and Heng Guang Hong Kong, our only subsidiary in Hong Kong, currently has no operations and is expected to have the sole function of transferring funds within the corporate group in the future without playing any other roles in Hong Kong. See “Risk Factors—Risks Related to Doing Business in China.”

Under our current corporate structure, to fund any cash and financing requirements Heng Guang Cayman may have, Heng Guang Cayman may rely on dividend payments from its subsidiaries. See “Summary Consolidated Financial Data” on page 15. Furthermore, none of Heng Guang Cayman, its subsidiaries, or the VIE has distributed any earnings or settled any amounts owed under the VIE Agreements, and nor does any of them have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. Additionally, the transfer of funds and assets between Heng Guang Cayman and the Affiliated Entities is subject to restrictions. The conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC shall comply with certain applicable PRC regulations. Heng Guang Insurance, the PRC operating entity, receives substantially all of its revenue in RMB. As such we may convert a portion of Heng Guang Insurance’s revenue into other currencies to meet the foreign currency obligations, such as payments of dividends, if any. Shortages in the availability of foreign currency may restrict the ability of Heng Guang Insurance to remit sufficient foreign currency to pay dividends or other payments to Heng Guang Cayman. See “Risk Factors—Risks Related to Doing Business in China.” As of the date of this prospectus, none of Heng Guang Cayman’s subsidiaries or the VIE have made any dividends or distributions to Heng Guang Cayman and Heng Guang Cayman has made any dividends or distributions to its shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If Heng Guang Cayman determines to pay dividends on any of its Ordinary Shares in the future, as a holding company, it will be dependent on receipt of funds from Heng Guang Hong Kong. Heng Guang Hong Kong will rely on payments made from the WFOE and Heng Guang Insurance pursuant to the VIE Agreements. As of the date of this prospectus, no cash transfer or transfer of other assets has occurred between Heng Guang Cayman, any of its subsidiaries, and the VIE. As of the date of this prospectus, none of Heng Guang Cayman, its subsidiaries, or the VIE has a cash management policy. See “Prospectus Summary—Dividend Distribution.”

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. Our independent registered public accounting firm is based in the United States and has been inspected by the PCAOB on a regular basis and as such, it is not affected by or subject to the PCAOB’s 2021 Determination Report. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA and AHFCAA and/or PCAOB may consider the need to issue new determinations consistent with the HFCAA and Rule 6100. See “Risk Factors—Risks Related to Doing Business in China.”

Heng Guang Cayman is an “emerging growth company” as used in the Jumpstart Our Business Startups Act of 2012, and as such, Heng Guang Cayman has elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Risk Factors” and “Prospectus Summary—Implications of Heng Guang Cayman Being an “Emerging Growth Company.””

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Share		Total Without Over-Allotment Option		Total With Over-Allotment Option
Initial public offering price(1)	US$	4.00	US$	25,000,000	US$	28,750,000
Underwriter’s discounts(2)	US$	0.30	US$	1,875,000	US$	2,156,250
Proceeds to our company before expenses(3)	US$	3.70	US$	23,125,000	US$	26,593,750

(1)	Assumed an initial public offering price of $4.00 per share.
(2)	Represents underwriting discounts equal to seven and one-half percent (7.5%) per Class A Ordinary Share (or $0.30 per Class A Ordinary Share). The representative of the underwriters (the “Representative”) will receive warrants, or the Representative’s warrants, in an amount equal to 5.0% of the aggregate number of Class A Ordinary Shares sold by us in this offering at a price equal to one hundred and twenty-five percent (125%) of the public offering price of the Class A Shares sold in the offering, including any shares issued pursuant to the exercise of the underwriters’ over-allotment option. For a description of the other compensation to be received by the underwriter, see “Underwriting” beginning on page 111. See “Underwriting” in this prospectus for more information regarding our arrangements with the underwriters.
(3)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Relating to This Offering.” Does not include a non-accountable expense allowance equal to half percent (1.0%) of the gross proceeds received by us from this offering, payable to the underwriter(s). For a description of the other terms of compensation to be received by the underwriters, see “Underwriting” in this prospectus.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriter for its out-of-pocket expenses) to be approximately $150,000, exclusive of underwriting discounts and non-accountable expense allowance. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, Inc., or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all of the Ordinary Shares if any such shares are taken. We have granted the underwriter an option for a period of 30 days after the closing of this offering to purchase up to 15% of the total number of our Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts. If the underwriter exercises the over-allotment option in full, the total underwriting discounts payable will be $2,156,250 based on an assumed offering price of $4.00 per Class A Ordinary Share, and the total gross proceeds to us, before underwriting discounts and expenses, will be $28,750,000. If we complete this offering, net proceeds will be delivered to us on the closing date. We will not be able to use such proceeds in China, however, until we complete capital contribution procedures which require prior approval from each of the respective local counterparts of China’s Ministry of Commerce, the State Administration for Market Regulation, and the State Administration of Foreign Exchange. See remittance procedures in the section titled “Use of Proceeds” beginning on page 43.

The underwriter expects to deliver the Class A Ordinary Shares against payment in New York, New York on _________________, 2025.

D. BORAL CAPITAL LLC

Prospectus dated _________________, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC. We and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Affiliated Entities” are to Heng Guang BVI, Heng Guang Hong Kong, WFOE, and Heng Guang Insurance;

●	“China” or “PRC” are to the People’s Republic of China, including Hong Kong and Macau; however, the only time such jurisdictions are not included in the definition of PRC and China is when we reference to the specific laws that have been adopted by the PRC. The same legal and operational risks associated with operations in China also apply to operations in Hong Kong. The term “Chinese” has a correlative meaning for the purpose of this prospectus;

●	“Class A Ordinary Shares” are to our Class A ordinary shares, par value US$0.001 per share;

●	“Class B Ordinary Shares” are to our Class B ordinary shares, par value US$0.001 per share;

●	“Heng Guang Insurance” are to Sichuan Heng Guang Insurance Agency Co., Ltd., a company organized under the laws of the PRC and the operating entity which has entered into the VIE agreements with WFOE;

●	“Heng Guang Insurance Shareholders” or “HG Shareholders” are to Chunlin Mao, Haibo Bai, and Xuefeng Huang, collectively, who have constituted all of the shareholders of Heng Guang Insurance as of the date of this prospectus;

●	“Heng Guang Cayman” are to the registrant Hengguang Holding Co., Limited, an exempted company incorporated under the laws of Cayman Islands;

●	“Heng Guang BVI” are to Heng Guang Shun Da Co., Ltd., a company formed under the laws of British Virgin Islands and a wholly-owned subsidiary of Heng Guang Cayman;

●	“Heng Guang Hong Kong” are to Heng Guang Holdings Co., Ltd., a company formed under the laws of Hong Kong and a wholly-owned subsidiary of Heng Guang BVI;

●	“shares”, “Shares” or “Ordinary Shares” as of the date hereof are to our Class A and Class B Ordinary Shares;

●	“VIE” are to the variable interest entities including Heng Guang Insurance;

●	“WFOE” are to Chengdu Jiulin Kefu Technology Co., Ltd., a Chinese company and wholly-owned subsidiary of Heng Guang Hong Kong; and

●	“we,” “us,” the “Company” or the “Group” are to Heng Guang Insurance, Heng Guang Cayman, Heng Guang BVI, Heng Guang Hong Kong, and the WFOE, as a group.

Our business is conducted by Heng Guang Insurance, the VIE in the PRC, and its branch offices, using Chinese dollars (the “RMB”), the legal currency of mainland China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations and the value of our assets, including accounts receivable.

For investors outside the United States: Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We are incorporated under the laws of Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

All dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus 25 days after the date of this prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Overview

Heng Guang Cayman is a holding company incorporated in the Cayman Islands with no material operations. As a holding company with no material operations of its own, Heng Guang Cayman conducts substantially all of the operations through Heng Guang Insurance or the VIE, the operating entity established in the People’s Republic of China, which has entered into a series of the VIE Agreements with WFOE, an indirect subsidiary of Heng Guang Cayman. For accounting purposes, Heng Guang Cayman is the primary beneficiary of Heng Guang Insurance’s business operations through the VIE Agreements, which enables Heng Guang Cayman to consolidate the financial results of the VIE in our consolidated financial statements under U.S. GAAP. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes, as a result of our direct ownership in WFOE and the provisions of the VIE Agreements. “Prospectus Summary—Contractual Arrangements Between Heng Guang Insurance And WFOE.” Our Class A Ordinary Shares offered in this prospectus are shares of Heng Guang Cayman, our holding company incorporated in the Cayman Islands, not the shares of Heng Guang Insurance, the operating entity.

The following diagram illustrates our current corporate structure and existing shareholders of each corporate entity listed herein as of the date of this prospectus:

For a detailed description of our corporate structure and VIE contractual arrangements, see “Business—Corporate History and Structure” and “Principal Shareholders.” See also “Risk Factors—Risks Related to Our Corporate Structure.”

Heng Guang Insurance, which has entered into a set of variable interest entity agreements, also known as VIE Agreements, with WFOE, was established in 2004 and has developed a successful business strategy in the City of Guangan, Sichuan Province during its first ten years. In 2014, Heng Guang Insurance relocated its headquarters to Chengdu, the capital city of Sichuan and a business center in southwest China. In 2016, Heng Guang Insurance was granted with its mainland Chinese national insurance agency qualification and Internet insurance agency license, and formally established its corporate strategy of expanding its digital insurance agency services. In 2019, Heng Guang Insurance accelerated its digitalization process and began to develop a digital sales application platform - “Heng Kuai Bao (meaning fast insurance agency)”, aiming to enhance the insurance service efficiency, improve user experiences, and empower its agents with new technologies. In September 2020, after the auto insurance reform in China, Heng Guang Insurance was a pioneer insurance intermediary in launching the auto insurance one-click system in Heng Kuai Bao, which gained its popularity in the auto-insurance market. As of June 2025, Heng Guang Insurance grew from one branch office in Guangan City to forty-five (45) locations sprawling in sixteen (16) provinces and municipalities in the Southwest and Northeast of the PRC. The contractual arrangements with respect to the VIE are not equivalent to an equity ownership in the business of the VIE and the investors may never hold equity interests in Heng Guang Insurance unless the VIE Agreements are replaced with the direct ownership of Heng Guang Insurance by the WFOE. Instead, for accounting purposes, Heng Guang Cayman is the primary beneficiary of Heng Guang Insurance’s business operations through the VIE Agreements, which enables Heng Guang Cayman to consolidate the financial results of the VIE in our consolidated financial statements under U.S. GAAP. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes, as a result of our direct ownership in WFOE and the provisions of the VIE Agreements. The VIE is consolidated for accounting purposes but not an entity in which Heng Guang Cayman owns equity. Heng Guang Cayman does not conduct any active operations and is the primary beneficiary of the VIE for accounting purposes.

In addition, the contractual agreements with the VIE have not been tested in court in China and this structure involves unique risks to investors. For example, the PRC government could disallow the VIE Arrangements, which would likely result in a material change in the Group’s operations and structure and significant change in the value of the securities Heng Guang Cayman is registering for sale, including it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors—Risks Related to Doing Business in China.”

Heng Guang Insurance distributes a variety of insurance products, which are categorized into two major groups: (1) property and casualty insurance, such as automobile insurance, commercial property insurance, casualty and accident insurance, construction and engineering insurance, and liability insurance; and (2) life and health insurance. As an insurance agency firm, Heng Guang Insurance has limited underwriting capacity and primarily provides sales, distribution and ancillary services of insurance products underwritten by the insurance companies Heng Guang Insurance represents. Heng Guang Insurance derives its revenue primarily from commissions and fees paid by the partner insurance companies, typically calculated as a percentage of premiums paid by its customers to the insurance companies. As of the date of this prospectus, Heng Guang Insurance has relationships with over 70 insurance companies in the PRC. Heng Guang Insurance helps consumers select the right insurance products for purchase, but represent the partner insurance companies in the transactions. For the year ended December 31, 2024, 68.55% of our total revenue were attributed to our top five insurance company partners, each accounted for 21.13%, 20.33%, 13.07%, 9.36% and 4.66%, respectively. For the year ended December 31, 2023, 70.65% of our total revenue were attributed to our top five insurance company partners, each accounted for 17.63%, 16.94%, 15.37%, 12.03%, and 8.68%, respectively. See the section entitled “Business—Customers” for details about our top five insurance partners. We sell insurance products primarily through our sales force who are individual sales agents in our distribution and service network. As of the date of this prospectus, we had 45 locations or branch offices throughout China to sell the insurance products, all the branches currently in operation. A large component of our cost of revenues is commissions paid to our individual sales agents. Heng Guang Insurance established three new branch offices in the year 2022 to further grow our sales and market share. Heng Guang Insurance has its mainland Chinese national insurance agency license granted by the China Bank and Insurance Regulatory Commission (the “CBIRC”). All of Heng Guang Insurance’s 45 operating branches have registered with the CBIRC’s insurance agency supervision information system, including 25 branches in Sichuan Province, and 20 branches outside Sichuan Province including two branches in Chongqing Municipality, one branch in Shaanxi Province, one branch in Yunnan Province, one branch in Guizhou Province, two branches in Hunan Province, one branch in Zhejiang Province, one branch in Jiangsu Province, one branch in Jiangxi Province, one branch in Shandong Province, three branches in Hebei Province, two branches in Henan Province, one branch in Gansu Province, one branch in Liaoning Province, one branch in Jilin Province, and one branch in Tibet Province.

The Chinese insurance industry has grown substantially in the past decade. Historically, insurance companies in the PRC relied primarily on their exclusive individual sales agents and direct sales force to sell their products. However, in recent years, as a result of increased competition and consumers’ demand for more options, insurance companies gradually expanded their distribution channels to include insurance intermediaries, such as commercial banks and insurance intermediaries. In addition, because of the increasingly high costs for establishing and maintaining distribution networks of their own, more insurance companies choose to rely primarily on insurance intermediaries to distribute the insurance products and in return provide attractive monetary incentives to the insurance intermediaries.

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Heng Guang Insurance intends to grow its business by expanding its distribution network through opening additional brick and mortar offices and branches in China, expanding its online operations, and training and recruiting additional skilled professional sales agents in the life and health insurance sector. Heng Guang Insurance will also continue to seek opportunities to offer innovative and premium services and products to its customers. In 2018, Heng Guang Insurance started the development of the mobile app Heng Kuai Bao, which provides sales support, training, agents’ commission management and instant insurance quotes to our agents. Heng Guang Insurance plans to further develop and enhance its mobile app and online platform to extend the digital services to its insurance purchasers, with the goal of allowing them to shop, compare and purchase insurance products, process insurance claims, and manage policies all through Heng Kuai Bao as the one-stop application. In addition, Heng Guang Insurance diversified its insurance products by tapping into the health and life insurance sector in 2018. Furthermore, Heng Guang Insurance is allocating additional human and financial resources to its claim site assistance department in anticipation of future surging demand of its claim site assistance services as it sees more and more insurance companies choose to outsource claim site assistance functions to insurance agencies to minimize the costs of claim and risk management.

The following table illustrates the breakdown of our total commission revenue, net by insurance products for the years ended December 31, 2024 and 2023.

	Year ended December 31, 2024		Year ended December 31, 2023
	Revenue	Percentage of Total commission revenue	Revenue	Percentage of Total commission revenue
Automobile Insurance
Mandatory	$1,756,278	5.03%	$1,457,051	6.76%
Other	15,685,193	44.92%	9,105,804	42.26%
Property Insurance	269,387	0.770%	258,223	1.20%
Liability Insurance	2,476,922	7.09%	2,141,057	9.94%
Casualty Insurance	8,195,346	23.47%	2,391,189	11.10%
Construction and Engineering Insurance	509,936	1.46%	358,544	1.66%
Life and Health Insurance	232,044	0.66%	720,721	3.34%
Cargo transportation	5,615,722	16.08%	4,953,920	22.99%
Other	180,985	0.52%	162,268	0.75%
Total commission revenue, net	$34,921,813	100.00%	$21,548,777	100.00%

Contractual Arrangements Between Heng Guang Insurance And WFOE

Heng Guang Cayman does not own any equity interest in Heng Guang Insurance, either directly or indirectly. Instead, for accounting purposes, Heng Guang Cayman is the primary beneficiary of Heng Guang Insurance’s business operation through a series of variable interest contractual arrangements, which enables us to consolidate the financial results of the VIE in our consolidated financial statements under U.S. GAAP. HG Shareholders (as defined below) and WFOE entered into a series of VIE Agreements on or about December 3, 2020. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes, as a result of our direct ownership in the WFOE and the provisions of the VIE Agreements. Consequently, the Company consolidates the accounts of the VIE for the periods presented. Any references to control or benefits that accrue to Heng Guang Cayman because of the VIE Agreements are limited to, and subject to conditions we have satisfied for consolidation of the VIE under U.S. GAAP. The VIE is consolidated with Heng Guang Cayman for accounting purposes but is not an entity in which Heng Guang Cayman owns equity. Heng Guang Cayman does not conduct any active operations and is the primary beneficiary of the VIE for accounting purposes only.

According to the Exclusive Management Consulting and Service Agreement and its supplementary agreement which clarifies the calculation method of the service fee, Heng Guang Insurance is obligated to pay service fees to WFOE approximately equal to the net income of Heng Guang Insurance after (i) offsetting the losses (if any) of Heng Guang Insurance in previous years, and (ii) deducting the required operating costs, expenses, tax and other statutory expenses. As of the date of this prospectus, no such service fees have been paid by Heng Guang Insurance.

The VIE Agreements include the following and are described in details below:

Exclusive Management Consulting and Service Agreement

Pursuant to the Exclusive Management Consulting and Service Agreement between Heng Guang Insurance and WFOE dated December 3, 2020 (the “Management Agreement”), WFOE provides Heng Guang Insurance with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Heng Guang Insurance granted a fully-paid exclusive license to WFOE to use all of the intellectual properties of Heng Guang Insurance and WFOE will be the owner of any and all intellectual property to be developed in the future either by Heng Guang Insurance or WFOE from the date of the Management Agreement. For services rendered by WFOE to Heng Guang Insurance under this agreement and its supplementary agreement, WFOE is entitled to collect a service fee which is approximately equal to the net income of Heng Guang Insurance after (i) offsetting the losses (if any) of Heng Guang Insurance in previous years, and (ii) deducting the required operating costs, expenses, tax and other statutory expenses.

The Management Agreement shall remain in effect for ten (10) years with an automatic renewal of another ten (10) years, and can only be terminated earlier if WFOE defaults or conducts fraud or illegal activities or WFOE enters into a bankruptcy or liquidation process (either voluntary or involuntary). WFOE is entitled to terminate this agreement by providing a written 30-day notice to Heng Guang Insurance.

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The chief executive officer of WFOE, Mr. Jiulin Zhang, who is also the chief executive officer of Heng Guang Insurance, is currently managing Heng Guang Insurance pursuant to the terms of the Management Agreement. WFOE has absolute authority relating to the management of Heng Guang Insurance, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. Upon establishment of Heng Guang Cayman’s audit committee (“Audit Committee”) of the Board of Directors of the Company (“Board”) at the consummation of this offering, Heng Guang Cayman’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving WFOE or Heng Guang Insurance.

Equity Pledge Agreement

Under the Equity Pledge Agreement dated December 3, 2020 (the “Equity Pledge Agreement”), among WFOE, Heng Guang Insurance and each of the Heng Guang Insurance Shareholders, each Heng Guang Insurance Shareholder pledged all of his or her equity interests in Heng Guang Insurance to WFOE to guarantee the performance of Heng Guang Insurance and any of Heng Guang Insurance shareholders’ obligations under the VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that Heng Guang Insurance or any of Heng Guang Insurance Shareholders breaches its respective contractual obligations under the VIE Agreements, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the Heng Guang Insurance Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each Heng Guang Insurance Shareholder further agreed not to dispose of the pledged equity interests or take any encumbrances on the equity interests that would prejudice WFOE’s interest.

The Equity Pledge Agreement is effective until the later of (i) all payments due under the VIE Agreements have been paid and (ii) all the obligations under the VIE Agreements have been performed by Heng Guang Insurance and Heng Guang Insurance Shareholders. WFOE shall cancel or terminate the Equity Pledge Agreement upon Heng Guang Insurance’s full payment of the fees payable under the VIE Agreements.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of Heng Guang Insurance and any of Heng Guang Insurance shareholders’ obligations under the VIE Agreements, (2) make sure any Heng Guang Insurance Shareholder does and will not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent, and (3) provide WFOE de facto control over Heng Guang Insurance, which is limited to, and subject to conditions we have satisfied for consolidation of the VIE under U.S. GAAP. In the event that Heng Guang Insurance breaches its contractual obligations under the VIE Agreements, WFOE will be entitled to foreclose on and dispose all of Heng Guang Insurance’s issued and outstanding equity interests, have the right to (1) exercise its option to purchase or designate third parties to purchase part or all of Heng Guang Insurance’s equity interests and (2) terminate the VIE Agreements after acquisition of all equity interests in Heng Guang Insurance or form a new VIE structure with the third parties designated by WFOE.

Exclusive Option Agreement

Under the Exclusive Option Agreement dated December 3, 2020 (the “Exclusive Option Agreement”) each Heng Guang Insurance Shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC laws, once or at multiple times, at any time, part or all of its equity interests in Heng Guang Insurance. The option price is equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective for a term of ten (10) years from the date of the agreement, may be extended for another ten (10) years at the choice of the WFOE, and can only be terminated by Heng Guang Insurance or its shareholders if WFOE defaults or conducts fraud or illegal activities or goes bankrupt or is dissolved, terminated according to law, or by the WFOE unilaterally.

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Proxy Agreement

Under the Proxy Agreement dated December 3, 2020 (the “Proxy Agreement”) each Heng Guang Insurance Shareholder authorized WFOE to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholders of Heng Guang Insurance, including but not limited to: (i) attending shareholders’ meetings; (ii) exercising all of the shareholders’ voting rights that the shareholders are entitled to under PRC laws and the articles of association of Heng Guang Insurance; and (iii) designating and appointing on behalf of Heng Guang Insurance Shareholders the legal representative, the directors and other senior management members of Heng Guang Insurance.

The Proxy Agreement shall remain effective for a term of ten (10) years from the date of the agreement, can be automatically renewed in an increment of one (1) year each time after the end of the initial 10-year term unless terminated earlier by WFOE. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as any of the Heng Guang Insurance Shareholders is the shareholder of Heng Guang Insurance. The sale or transfer of one Heng Guang Insurance Shareholder’s equity interest in Heng Guang Insurance shall not interfere with or affect the force and validity of the Proxy Agreement as to the remaining Heng Guang Insurance Shareholders.

For accounting purposes, the Exclusive Management Consulting and Service Agreement, together with the Equity Pledge Agreement, Exclusive Option Agreement, and the Proxy Agreement, enable WFOE to exercise effective control over Heng Guang Insurance, which in return enables us to consolidate the financial results of the VIE in our consolidated financial statements under accounting principles generally accepted in the United States (“U.S. GAAP”). As a result of these VIE agreements, Heng Guang Cayman is currently the beneficiary of Heng Guang Insurance, and the Company as a group of corporate entities accordingly treats Heng Guang Insurance as its VIE under U.S. GAAP. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes, as a result of our direct ownership in WFOE and the provisions of the VIE Agreements. We consolidate the financial results of Heng Guang Insurance in our consolidated financial statements in accordance with U.S. GAAP.

Summary of Challenges and Risks Involved in the VIE Arrangements and Enforcing the VIE Agreements

Because Heng Guang Cayman does not hold equity interests in the VIE, we are subject to risks due to the further evolving interpretation and application of the PRC laws and regulations, including but not limited to regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangement with the VIE. We are also subject to the risks that the PRC government could disallow the VIE structure, which would likely result in a material change in our operations, or a complete hindrance of Heng Guang Cayman’s ability to offer or continue to offer its securities to investors, and the value of Heng Guang Cayman’s Class A Ordinary Shares may depreciate significantly. The VIE Arrangements are less effective than direct ownership due to the inherent risks of the VIE structure and that Heng Guang Cayman may have difficulty in enforcing any rights Heng Guang Cayman may have under the VIE Agreements with the Heng Guang Insurance, its founders and shareholders in the PRC because all of the VIE Agreements are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, where the legal environment is still evolving, and where the Chinese government has significant oversight and discretion over the conduct of Heng Guang Insurance’s business, which could result in a material change in our operations and/or the value of your Class A ordinary shares. Furthermore, these VIE Agreements may not be enforceable in China if the PRC authorities or courts take a view that such VIE Agreements contravene with the PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event Heng Guang Cayman is unable to enforce these VIE Agreements, it may not be able to exert effective influence over the VIE, Heng Guang Insurance, and Heng Guang Insurance’s ability to conduct its business may be materially and adversely affected. Any references to control or benefits that accrue to Heng Guang Cayman because of the VIE Agreements are limited to, and subject to conditions we have satisfied for consolidation of the VIE under U.S. GAAP. See “Risk Factors—Risks Related to Our Corporate Structure,” “Risk Factors—Risks Related to Doing Business in China” and “Risk Factors—Risks Related to This Offering and The Trading Market” for more information.

Dividend Distribution

Heng Guang Insurance, the PRC operating entity, receives substantially all of its revenue in RMB. Under our current corporate structure, to fund any cash and financing requirements Heng Guang Cayman may have, Heng Guang Cayman may rely on dividend payments from its subsidiaries. The WFOE may receive payments from Heng Guang Insurance, and then can remit payments to Heng Guang Hong Kong in accordance with its registration with the Chinese authority under the “Notice of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and in Return Investment via Overseas Special Purpose Companies” and pursuant to the VIE Agreements. Heng Guang Hong Kong may make distribution of such payments directly to Heng Guang Cayman as dividends to the holding company. See “Summary Consolidated Financial Data” on page 15.

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Under the existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements. Pursuant to the SAFE Circular 37, Heng Guang Insurance is allowed to pay dividends in foreign currencies to WFOE without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the mainland PRC shall comply with certain procedures under the PRC foreign exchange regulations applicable to PRC residents only. Approval from or registration with appropriate government authorities is, however, required where RMB is to be converted into a foreign currency and remitted out of mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. Shortages in the availability of foreign currency may restrict Heng Guang Insurance’s ability to remit sufficient foreign currency to pay dividends or other payments to Heng Guang Cayman.

Current PRC regulations permit WFOE to pay dividends to Heng Guang Hong Kong only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, in accordance with Article 210 of the PRC Company Law, each of our subsidiaries in mainland China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China may further set aside a portion of its after-tax profits as the discretionary common reserve, although the amount to be set aside, if any, is determined at the discretion of such entities board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the mainland PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As of the date of this prospectus, none of Heng Guang Cayman, its subsidiaries, or the VIE has a cash management policy. Neither Heng Guang Insurance nor any of Heng Guang Cayman’s other subsidiaries have ever paid dividends, made distributions, transferred cash or other assets by kind to Heng Guang Cayman or its shareholders directly or indirectly. The current laws and regulations of the PRC on currency exchange requires registration with or approval from the SAFE for conversion of RMB into foreign currency and remission out of mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. Also, Heng Guang Cayman has not made any distributions or paid dividends to its shareholders, including U.S. investors, as of the date of this prospectus. See “Summary Consolidated Financial Data” on page 15.

We intend to keep any future earnings to re-invest in and finance the expansion of our business in China. We do not have the intentions to distribute earnings or settle amounts owed under the VIE Agreements in the near future nor do we anticipate that any cash dividends will be paid or Heng Guang Insurance’s earnings will be distributed and transferred to the holding company in the foreseeable future. Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China sourced income and as a result may be subject to mainland PRC withholding tax at a rate of up to 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5%. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (i) the Hong Kong resident enterprise must be the beneficial owner of the relevant dividends; and (ii) the Hong Kong resident enterprise must directly hold more than 25% equity interest in the PRC resident enterprise during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong resident enterprise must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower mainland PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Avoidance Arrangement with respect to any dividends paid by the WFOE to its immediate holding company, Heng Guang Hong Kong. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Heng Guang Hong Kong may apply for the tax resident certificate if and when the WFOE intend to declare and pay dividends to Heng Guang Hong Kong.

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Industry Background

In recent years, the global insurance industry developed rapidly, with premium rising from $4.7 trillion in 2016 to $7.62 trillion in 2023, according to China Insurance Yearbook. The average insurance density in China, calculated as the ratio of total insurance premiums divided by the entire Chinese population, has risen from $387 in 1999 to approximately $455 in 2023, as indicated in China Insurance Yearbook. While the competition in the insurance industry worldwide has been intensive, the insurance companies in China have gained substantial market shares and established its significant position in the global insurance market. In 2023, Brand Finance, a leading brand valuation and strategy consulting agency, announced the “Top 100 Most Valuable Insurance Brands in the World in 2023” which assigned a total value of the top 100 insurance brands on the list US$115.7 billion. Among the companies on the top 100 list, 14 brands from the Greater China region (including mainland, Hong Kong and Taiwan) were on the list, valued at approximately $74.44 billion dollars, accounting for 64.3% of the total value of the 100 companies on such list. As per a report from Statista, insurance density is a used as an indicator for the development of insurance within a country and is calculated as ratio of total insurance premiums to whole population of a given country. Our reference to insurance density is in terms of reflecting to the number of insurance premiums sold in China in contrast to the number of people living in China.

Despite this substantial growth and scale, the development of China’s insurance market still lags behind certain developed countries, leaving Chinese insurance companies and insurance intermediaries huge market potential. For instance, the statistics from the Chinese National Bureau of Statistics showed that the insurance depth (the original insurance premium income/total GDP in a country) in China was 4.07% compared to 6.83% of the worldwide average insurance depth in the year of 2023, reflecting Chinese insurance depth being 40.41% lower than the world average as of December 2023. The low insurance depth rate relative to those of developed economies and world average rate in 2023 suggest that China’s insurance market has significant growth potential. We believe that continued economic growth and the aging of the Chinese population, among other factors, will drive the future growth of China’s insurance industry. In particular, we expect that changing demographics will generate substantial demand for life insurance products.

Within China’s insurance industry, independent insurance agencies, serving insurance carriers, and insurance brokers, serving policy holders, are referred to as “professional insurance intermediaries,” to differentiate them from entities that distribute insurance products as an ancillary business, such as commercial banks, postal offices and automobile dealerships. The professional insurance intermediary sector in China has also grown significantly in recent years. According to data released by the China Insurance Regulatory Commission (“CIRC”), total insurance premiums generated by independent insurance institutions increased from $553.4 billion in 2018 to $676.5 billion in 2022, with a four-year compound growth rate of 13.76% and the total premiums generated by independent insurance institutions in 2023 reached approximately $723.8 billion, showing an annual increase of 9.14% compared to the total premiums in 2022. We believe that the professional insurance intermediary sector will continue to offer substantial growth opportunities for the following reasons:

●	China’s insurance industry as a whole has significant growth potential due to its relatively low penetration rate compared to more developed countries;

●	as competition among insurance companies intensifies, insurance companies will probably focus more on their core competencies and should increasingly outsource distribution of their products;

●	as Chinese consumers become more sophisticated, they should increasingly seek a greater selection of insurance products and services from different insurance companies with the benefit of independent professional advice; and

●	a favorable regulatory environment should benefit professional insurance intermediaries.

Despite rapid growth in recent years, we believe that the professional insurance intermediary sector in the PRC is still at the development stage. As of December 31, 2024, there were 2,539 professional insurance intermediary firms in China, including 1671 professional insurance agencies, as reported by Jinri Toutiao, a Chinese news and information content platform and subsidiary of ByteDance. At the end of 2024, the Chinese insurance intermediary market grew to a market of over RMB 850.389 billion in commission revenue with more than 2.6 million professional insurance agents, as reported by Jinri Toutiao.

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Our Strengths

We believe the following competitive strengths contribute to our success and differentiate us from our competitors:

●	value added one stop shop services;

●	innovative digital marketing, operation and management;

●	national distribution network;

●	experienced management team; and

●	rigorous training and human capital development.

Summary of Our Challenges and Risks

We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent to a development-stage business and in a heavily regulated industry in China. As a result, we must establish many functions necessary to operate our insurance intermediary business, including expanding our managerial and administrative structure, assessing and implementing our marketing program, conducting risk management and compliance, implementing financial systems and controls and personnel recruitment. Please read the “Risk Factors” section for the descriptions of the risks we face. These risks and challenges are, among other things:

Risks Related to Our Business and Industry

●	We operate in an industry that is heavily regulated by relevant governmental agencies in China, and our business could be negatively impacted if we are unable to adapt our services to regulatory and policy changes in China. For further details please see “Risk Factors—Because our industry is heavily regulated, any material changes in the regulatory environment could change the competitive landscape of our industry or require us to change the way we do business. The administration, interpretation and enforcement of the laws and regulations currently applicable to us could change rapidly. If we fail to comply with applicable laws and regulations, we may be subject to civil and criminal penalties or lose our privilege to conduct insurance business, which could materially and adversely affect our business and results of operations” on page 26.

●	We may require additional capital to develop and expand our operations, which may not be available to us when we require it. For further details please see “Risk Factors—We are subject to all the risks and uncertainties in an industry which is still in development in China” on page 23.

●	Our insurance products marketing and growth strategy may not be successful. For further details please see “Risk Factors—Our business and prospects could be materially and adversely affected if we are not able to manage our growth successfully” on page 24; and “—We may not be successful in implementing important new strategic initiatives and technologies, which may have an adverse impact on our business and financial results” on page 24.

●	Our business may be subject to significant fluctuations in operating results due to factors beyond our control, such as health epidemics, natural disasters or terrorist attacks. “Risk Factors—Unusual weather patterns, extreme weather conditions and natural disasters could adversely affect the operations of our system, in-person insurance services and results of our business operations” on page 22.

●	Competition in our industry is intense and, if we are unable to compete effectively, we may lose customers or insurance carrier partners and our financial results may be negatively affected. “Risk Factors—Competition in our industry is intense and, if we are unable to compete effectively, we may lose customers and our financial results may be negatively affected” on page 23.

●	If our investments in our online platforms are not successful, our business and results of operations may be materially and adversely affected. “Risk Factors—If our investments in our online platforms are not successful, our business and results of operations may be materially and adversely affected” on page 24.

●	A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition. “Risk Factors—We are subject to all the risks and uncertainties in an industry which is still in development in China” on page 23; and “—Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations” on page 30.

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Risks Related to Our Corporate Structure

●	If the PRC government deems that the VIE Agreements in relation to the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those Chinese operations, which are substantially all of our business operations. For further details please see “Risk Factors—Because we conduct our agent business through Heng Guang Insurance, a VIE entity, if we fail to comply with applicable law, we could be subject to severe penalties and our business could be materially and adversely affected” on page 26, and “Risk Factors—Our Shareholders are subject to greater uncertainties because we operate through a VIE structure due to restrictions on the direct ownership of the Chinese operating entities imposed by applicable regulations even though the insurance agency industry falls within the permitted category in accordance with the Catalogue and the Negative List” on page 28.

●	We rely on contractual arrangements among WFOE and the VIE entity Heng Guang Insurance and HG Shareholders, which may not be as effective in providing operational control as direct ownership and whereby Heng Guang Cayman may have difficulty in enforcing its rights under the VIE Agreements. For further details please see “Risk Factors—We rely on contractual arrangements with Heng Guang Insurance, a VIE entity, and its shareholders for the China operations, which may not be as effective in providing operational control as direct ownership” on page 27.

●	The HG Shareholders may have potential conflicts of interest with Heng Guang Cayman which may adversely affect our consolidated business and financial condition. For further details please see “Risk Factors—The shareholders of the VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition” on page 29.

●	We rely on the business licenses, insurance agency business permit and certification and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations. For further details please see “Risk Factors—We may be adversely affected by the complexity, and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations” on page 35.

Risks Related to Doing Business in China

●	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China. For further details please see “Risk Factors—As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were a U.S issuer” on page 41.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult. For further details please see “Risk Factors—PRC laws and regulations governing our current business operations sometimes develop quickly and any changes in such laws and regulations may impair our ability to operate profitably. Changes in PRC laws and interpretation may materially and adversely affect our business performance and impede our operations in China” on page 33 and “—Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations” on page 30.

●	The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval in timely manner. For further details please see “Risk Factors—PRC laws and regulations governing our current business operations sometimes develop quickly and any changes in such laws and regulations may impair our ability to operate profitably. Changes in PRC laws and interpretation may materially and adversely affect our business performance and impede our operations in China” on page 33.

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●	Changes with respect to the PRC law could affect us, the rules and regulations in China may change from time to time, and such changes may materially affect our business and our ability to continue our operations in China. For further details please see “Risk Factors—PRC laws and regulations governing our current business operations sometimes develop quickly and any changes in such laws and regulations may affect our ability to operate profitably. Changes in PRC laws and interpretation may materially affect our business performance and our operations in China” on page 33

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from any Chinese authority to list our Ordinary Shares on Nasdaq, except for filing with CSRC. However, if we were required to obtain any type of securities listing approval from the PRC government in the future and were denied such permission, we would not be able to continue listing on Nasdaq or offering securities to investors, and therefore our share price would significantly depreciate. For further details please see “Risk Factors—If we become subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve such matters, which could harm our business operations, stock price and reputation” on page 33.

●	Regulations of currency conversion may affect the value of your investment. For further details please see “Risk Factors—Because our business is conducted in Chinese dollars or RMB and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the amount of proceeds we will receive after the currency exchange from U.S. dollars to RMB” on page 33.

●	We are a holding company and we rely for funding on dividend payments from our subsidiaries and VIE, which are subject to restrictions under PRC laws. For further details please see “Risk Factors—PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and certain procedures of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary and the VIE, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 29.

●	If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in our securities, especially if such matter cannot be addressed and resolved favorably. For further details please see “Risk Factors—If we become subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve such matters, which could harm our business operations, stock price and reputation” on page 33.

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to penalties and limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us, or otherwise adversely affect us. For further details please see “Risk Factors—Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 37.

●	PRC regulation of loans and direct investments by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business in the PRC. For further details please see “Risk Factors—Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law” on page 31.

●	We face risks related to health epidemics, such as the COVID-19 outbreak, and other outbreaks, which could disrupt our business operations and adversely affect our business, financial condition and results of operations. “Risk Factors - We face risks related to epidemics, such as the COVID-19 outbreak originated at the end of 2019, and other outbreaks, which have disrupted and could in the future disrupt our operations and adversely affect our business, financial condition and results of operations” on page 31.

●	Increases in labor costs or commission costs for sales agents in the PRC may adversely affect our business and our profitability. “Risk Factors—Increases in labor costs in the PRC may adversely affect our business and our profitability” on page 34.

●	Currency conversion shall comply with applicable PRC regulations, which affects the cash flow within our corporate structure, and any further change in PRC regulations may further affect the cash flow within our corporate structure. “Risk Factors—To the extent cash or assets of our business, of the VIE, or of our mainland PRC or Hong Kong subsidiaries, is in the mainland PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the mainland PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets” on page 33.

●	You may face further costs and obstacles in effecting service of legal process. “Risk Factors—You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws” on page 36.

●	You may have limited recourse in enforcing any civil rights judgment or claim against our management in mainland China. “Risk Factors—You may have limited recourse in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on foreign laws. you or overseas regulators shall comply with certain procedures before conducting investigations or collecting evidence within China” on page 38.

●	It may be difficult for overseas shareholders and regulators to collect evidence or pursue investigations in Hong Kong. “Risk factors—It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within Hong Kong” on page 36.

●

You may encounter additional procedures and incur additional costs in enforcing foreign judgments in Hong Kong. “Risk factors—You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws” on page 36.

●

Foreign shareholders and/or regulators shall comply with certain procedures before conducting investigations or collecting evidence in China. “Risk factors—Overseas regulators shall comply with certain procedures before they conduct investigation or collect evidence within China” and “—It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within Hong Kong” on page 36.

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Risks Related to an Investment in Our Ordinary Shares and This Offering

●	The recent joint statement by the SEC and The PCAOB proposed rule changes submitted by Nasdaq and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act (the “HFCAA”), which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, reducing the time period for the delisting of foreign companies under the HFCAA to two consecutive years, instead of three years. Pursuant to the HFCAA and AHFCAA, our Class A Ordinary Shares may be prohibited to trade on a national exchange if the PCAOB is unable to inspect or fully investigate our auditor for two consecutive years beginning in 2022. These developments could add uncertainties to our offering. For further details please see “Risk Factors—The newly enacted “Holding Foreign Companies Accountable Act” and proposed “Accelerating Holding Foreign Companies Accountable Act” both call for additional and more stringent criteria to be applied to restrictive market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and if our auditors fail to permit the Public Company Accounting Oversight Board (“PCAOB”) to inspect the auditing firm, our class A ordinary shares may be subject to delisting” on page 34.

●	Investors purchasing Class A Ordinary Shares in this offering will experience immediate dilution. For further details please see “Risk Factors—You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased” on page 39.

●	We have no plans to pay dividends on our Ordinary Shares. For further details please see “Risk Factors—We do not intend to pay dividends on our Class A Ordinary Shares in the foreseeable future” on page 39.

●	There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all. For further details please see “Risk Factors—There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you have paid, or at all” on page 39.

●	We are subject to liability risks stemming from our foreign status, which could make it more difficult for investors to sue or enforce judgments against us. For further details please see “Risk Factors—As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were a U.S issuer” on page 41.

●	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects. For further details please see “Risk Factors—As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were a U.S issuer” on page 41.

●	The market price for our Class A ordinary shares may be volatile. “Risk Factors—We may encounter extreme stock price volatility unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares” on page 40.

Our Strategy

Our goal is to become a leading independent insurance agency in China and further develop our distribution network. To achieve this goal, we intend to capitalize on the growth potential of China’s insurance industry and insurance intermediary sub-sector, leverage our competitive strengths and pursue the following strategies:

●	further expand into the fast-growing life insurance sector while continuing to grow our property and casualty business;

●	further expand our distribution network through opening new brick and mortar branches;

●	further expand our online distribution channels;

●	grow our managed general agency model;

●	consolidate insurance products offered by different insurance companies to build a comprehensive insurance artificial intelligent (“AI”) system;

●	seek strategic acquisition targets; and

●	continue to strengthen our relationships with leading insurance companies.

Corporate Information

Our principal executive office is located at Zhongwu International, Building 2, Room 811, Chenglong Avenue, No. 1118, Section 2, Longquanyi District, Chengdu, Sichuan Province, China. Our telephone number at this address is (400) 028-1990. Our registered office is at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay Grand Cayman KY1-9009, Cayman Islands. Our legal name of Heng Guang Cayman is Hengguang Holding Co., Limited and we operate our business under the commercial name “Heng Guang Bao Dai” or “HG-Insurance Agency.”

Investor inquiries should be directed to us at the address and telephone number of our principal executive offices set forth above. Our website address is www.hgbaoxian.cn. The information contained on our website is not part of this prospectus. Our agent for service of process in the United States is Sichenzia Ross Ference Carmel LLP.

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Recent Regulatory Development

Insurance Agency Licenses and Chinese Auto Insurance Regulatory Reform

As of the date of this prospectus, to operate the insurance agent business (online or offline), Heng Guang Insurance has (i) obtained the relevant insurance agency business national permit issued by the CBIRC to its headquarters, (ii) completed the insurance agency branch registration recorded by the applicable Chinese local governmental agencies of each Heng Guang Insurance’s operating branch office, and (iii) completed the level III information system security registration in Chengdu Public Security Bureau on January 21, 2021. Despite of our compliance efforts, some of our branch offices have received regulatory letters and fines. Over the course of the past ten years (2014 to 2024), we have paid a total of RMB 540,000 (approximately $75,630) of CBIRC fines for noncompliance with Chinese insurance laws and regulations. All of Heng Guang Insurance’s 45 operating branches have registered with the CBIRC’s insurance agency supervision information system, including 25 branches in Sichuan Province, and 20 branches outside Sichuan Province including two branches in Chongqing Municipality, one branch in Shaanxi Province, one branch in Yunnan Province, one branch in Guizhou Province, two branches in Hunan Province, one branch in Zhejiang Province, one branch in Jiangsu Province, one branch in Jiangxi Province, one branch in Shandong Province, three branches in Hebei Province, two branches in Henan Province, one branch in Gansu Province, one branch in Liaoning Province, one branch in Jilin Province, and one branch in Tibet Province.

On September 1, 2021, the CBIRC announced a series of regulatory reforms targeting the Chinese auto insurance companies and intermediaries, pursuant to which providers of auto insurance products will have to lower certain fees and expense rates charged on various auto insurance products. While the changes are predicted to make the products more affordable for consumers and bring them in line with international rates, they are also expected to have a negative impact on insurance agents’ revenue in connection with auto insurance products as a result of the newly lowered maximum expense ratios. Therefore, we believe this reform will present our auto insurance segment challenges in the next few years.

Permissions from the PRC Authorities to Issue Our Class A Ordinary Shares to Foreign Investors

On December 28, 2021, the CAC and 12 other relevant PRC government authorities published amended cybersecurity review measures, which came into effect on February 15, 2022 (the “2022 Cybersecurity Review Measures”). The 2022 Cybersecurity Review Measures provide that (i) critical information infrastructure operators that purchase network products and services and internet platform operators that conduct data processing activities shall be subject to cybersecurity review if such activities affect or may affect national security; and (ii) internet platform operators holding personal information of more than one million users and seeking to have their securities listed on a stock exchange in a foreign country shall file for cybersecurity review with the Cybersecurity Review Office. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security. As of the date of this prospectus, we have not been informed by any PRC governmental authority that we or any of our PRC subsidiaries is a “critical information infrastructure operator,” and we have not conducted any data processing activities that affected or may affect national security, nor do we hold personal information of more than one million users. Based on the opinion of our PRC legal advisor, Jingtian & Gongcheng, according to its interpretation of the currently in-effect PRC laws and regulations, we believe that Heng Guang Cayman, its subsidiaries, and the VIE are not subject to a cybersecurity review pursuant to the 2022 Cybersecurity Review Measures, based on that fact that none of Heng Guang Cayman, its subsidiaries, and the VIE is informed the “critical information infrastructure operator,” and such entities have not conducted any data processing activities that affected or may affect national security, nor do such entities hold personal information of more than one million users.

However, if we fail to obtain and maintain any necessary licenses, permits and registrations, or if we wrongly conclude that any such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may fail to obtain such permissions or approvals in a timely manner, or at all. Any failure or non-compliance with applicable laws and regulations may significantly limit or completely hinder our ability to offer or continue to offer securities to investors, result in fines or other penalties, including suspension of business as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations and could cause the value of our securities to significantly decline or be worthless. For details, see “Risk Factors—Risks Related to Doing Business in China—In light of recent events indicating greater oversight by the CAC over data security, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, our listing on The Nasdaq Capital Market, financial condition, results of operations, and the offering.”

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Companies and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations and regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Trial Measures, (i) an overseas offering and listing by a domestic company, whether directly or indirectly, shall be filed with the CSRC; and (ii) the issuer or its affiliated domestic company, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering, issuance of convertible bonds, offshore relisting after go-private transactions and other equivalent offing activities in an overseas market. In addition, after a domestic company has offered and listed securities in an overseas market, it is required to file a report to the CSRC after the occurrence and public disclosure of certain material corporate events, including but not limited to, change of control and voluntary or mandatory delisting. As advised by our PRC legal advisor, Jingtian & Gongcheng, under applicable laws of PRC, we shall complete the relevant filing procedures with the CSRC before the completion of this offering. We submitted our filing application with the CSRC on May 22, 2024, and as of the date of this prospectus, we have not completed the filing with CSRC. We may also be required to file with the CSRC in connection with any of our future offering and listing in an overseas market, including follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities. If we fail to complete such filing procedures for this offering and our listing on Nasdaq as well as any future offshore offering or listing in an overseas market, including our follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on us, restrictions on or delays to our financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (i) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (ii) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

On or after March 31, 2023, any failure or perceived failure by the Company or PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. See “Risk Factors—Risks Related to Doing Business in China—PRC laws and regulations governing our current business operations sometimes develop quickly and any changes in such laws and regulations may impair our ability to operate profitably. Changes in PRC laws and interpretation may materially and adversely affect our business performance and impede our operations in China.”

In addition, Heng Guang Hong Kong may transfer funds within our corporate group in the future. We think that the legal and operational risks associated with operating in mainland China also may apply to Heng Guang Hong Kong’s future limited activities in Hong Kong, to the extent applicable to the transfers of funds in Hong Kong, if Hong Kong adopts certain rules, regulations or policy guidance with respect to currency exchange system. We believe, without reliance on the opinion of Hong Kong legal counsel, that any regulatory actions related to data security or anti-monopoly concerns in Hong Kong may have very minimum impact or no impact at all on the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or foreign exchange because we currently do not and do not plan to have any substantive operations, including any data-related operations, in Hong Kong and Heng Guang Hong Kong, our only subsidiary in Hong Kong, currently has no operations and is expected to have the sole function of transferring funds within the corporate group in the future without playing any other roles in Hong Kong. See “Risk Factors—Risks Related to Doing Business in China.”

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The Holding Foreign Companies Accountable Act

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. In June 2021, the Senate passed the AHFCAA, which was signed into law on December 29, 2022, reducing the time period for the delisting of foreign companies under the HFCAA to two consecutive years, instead of three years.

As of the date of the prospectus, YCM CPA INC., our current auditor, is not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. The Company’s auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection. Our previous auditor, KCCW Accountancy Corp., an independent registered public accounting firm that issues the audit report incorporated by reference by this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. KCCW Accountancy Corp. is headquartered in the State of California, and has been inspected by the PCAOB on a regular basis. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China of the PRC and Hong Kong. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, PCAOB may consider the need to issue new determinations consistent with the HFCAA and Rule 6100.

Our current auditor, YCM CPA INC., and our previous auditor, KCCW Accountancy Corp., have been inspected by the PCAOB on a regular basis and as such, neither of them are subject to the PCAOB Determination Report. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets.

The recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit.

Implications of Heng Guang Cayman Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during the last fiscal year, Heng Guang Cayman qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, Heng Guang Cayman:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	is not required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	not required to obtain an attestation and report from our auditors on its management’s assessment of its internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	is not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	is exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	is eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of its internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

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Heng Guang Cayman intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Heng Guang Cayman’s election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, Heng Guang Cayman may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a prospectus declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, or such earlier time that it no longer meet the definition of an emerging growth company. The JOBS Act provides that Heng Guang Cayman would cease to be an “emerging growth company” if it has more than $1.235 billion in annual revenue, have more than $700 million in market value of its Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

Heng Guang Cayman is a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, it is exempt from certain provisions applicable to United States domestic public companies. For example:

●	it is not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, it is permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	it is not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	it is exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	it is not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	it is not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Controlled Company

Upon completion of this offering, Heng Guang Cayman’s Chief Executive Officer and Chairman of the Board of Directors of the Company (“Board”), Jiulin Zhang, will beneficially own approximately 86.5% of the aggregate voting power of Heng Guang Cayman’s outstanding Ordinary Shares assuming no exercise of the over-allotment option, or 84.6% assuming full exercise of the over-allotment option. As a result, Heng Guang Cayman will be deemed a “controlled company” for the purpose of the Nasdaq Listing Rules. As a controlled company, Heng Guang Cayman is permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including, among other things:

●	the requirement that its director nominees be selected or recommended solely by independent directors; and

●	the requirement that it has a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although Heng Guang Cayman does not intend to rely on the controlled company exemptions under the Nasdaq Listing Rules, Heng Guang Cayman may elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

13

THE OFFERING

Class A Ordinary Shares offered by us	6,250,000 Class A Ordinary Shares, or 7,187,500 Class A Ordinary Shares if the underwriter exercises the over-allotment option in full.

Price per Ordinary Share	We currently estimate that the initial public offering price will be US$4.00 per Class A Ordinary Share.

Over-Allotment	We have granted to the underwriter the option, exercisable for 30 days from the date this registration statement is declared effective, to purchase up to an additional 15% of the total number of Class A Ordinary Shares to be offered by Heng Guang Cayman.

Authorized capital	As of the date of this prospectus, our authorized share capital is US$50,000 divided into 38,000,000 Class A Ordinary Shares of US$0.001 par value per share and 12,000,000 Class B Ordinary Shares of US$0.001 par value per share. See “Description of Share Capital.”

Ordinary Shares outstanding prior to completion of this offering	As of the date of this prospectus, we have 6,500,000 Class A Ordinary Shares and 3,500,000 Class B Ordinary Shares outstanding.

Ordinary Shares outstanding immediately after completion of the offering	16,250,000 Class A Ordinary Shares or 17,187,500 Class A Ordinary Shares if the underwriter exercises the over-allotment option in full; 3,500,000 Class B Ordinary Shares.

Representative’s Warrant	The Representative will receive the Representative’s warrants, in an amount equal to 5.0% of the aggregate number of Class A Ordinary Shares sold by us in this offering at a price equal to one hundred and twenty-five percent (125%) of the public offering price of the Class A Shares sold in the offering, including any shares issued pursuant to the exercise of the underwriters’ over-allotment option. For a description of the other compensation to be received by the underwriter, see “Underwriting” beginning on page 111.

Voting rights

Each Class A Ordinary Share is entitled to one (1) vote per share and each Class B Ordinary Share is entitled to ten (10) votes per share.

Holders of Class A and Class B ordinary shares will vote together as a single class, unless otherwise required by law or our amended and restated memorandum and articles of association. Our Chief Executive Officer, Mr. Jiulin Zhang, will beneficially own approximately 86.5% to 84.6% of the total outstanding voting power, depending on whether the Representative exercises its over-allotment option in full or not, following the completion of this offering and will have the ability to control the outcome of matters submitted to our shareholders for votes, including the election of our directors and the approval of any change in control transaction. See the sections titled “Principal Shareholders” and “Description of Share Capital” for additional information.

Concentration of ownership	Upon completion of this offering, our executive officers and directors, and their affiliates, will beneficially own, in the aggregate, approximately 88.4% of the total for our issued and outstanding Ordinary Shares, assuming the underwriter does not exercise its over-allotment option.

Lock-up period

Heng Guang Cayman, its directors and executive officers, and certain shareholders of the Ordinary Shares, have agreed with the underwriter not to sell, transfer or dispose of any Ordinary Shares for 180 days after the effective date of this registration statement, subject to certain exceptions. See “Shares Eligible for Future Sale” and “Underwriting.”

Listing	We intend to apply to have our Ordinary Shares listed on The Nasdaq Capital Market.

Nasdaq Capital Markets symbol	We have reserved “HGIA” as our ticker symbol.

Transfer agent	Transhare Corporation.

Use of proceeds	We intend to use the proceeds from this offering for working capital and general corporate purposes, including digital expansion of our operations, branding and marketing, and additional recruitment. See “Use of Proceeds” for more information.

Risk factors	Investing in our Class A Ordinary Shares involves a high degree of risk and purchasers of our Class A Ordinary Shares may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares beginning on Page 22.

14

SUMMARY CONSOLIDATED FINANCIAL DATA

The following historical summarized statements of operations for the fiscal years ended December 31, 2024 and 2023, and summarized balance sheet data as of December 31, 2024 and 2023, were derived from our audited financial statements as of those dates and for those years included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

Selected Balance Sheet Information

	As of December 31, 2024	As of December 31, 2023
Total current assets	$1,370,285	$2,860,745
Total non-current assets	4,081,771	3,720,686
Total Assets	5,452,056	6,581,431
Total current liabilities	3,851,431	4,978,499
Total Liabilities	3,902,552	5,001,569
Total Shareholders’ Equity	1,549,504	1,579,862

Selected Statements of Operations Information

	YEAR ENDED DECEMBER 31,
	2024	2023

Revenues	$35,524,010	$22,727,067
Gross profit	7,933,996	4,134,087
Total operating expenses	8,034,382	5,276,115
Loss from operations	(100,386)	(1,142,028)
Income (Loss) before income tax	12,946	(1,145,189)
Net income (loss)	12,946	(1,145,069)

15

Consolidated Balance Sheets Information

	As of December 31, 2024
	Parent	Non-VIE subsidiaries	The VIE	Elimination	Consolidated Total
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$6,204	$217,496	$-	$223,700
Accounts receivable, net			297,410		297,410
Prepaid expenses			288,903		288,903
Other receivables		14,453	61,879	(6,183)	70,149
Prepaid commission cost			489,596		489,596
Due from related party		-	2,819,122	(2,818,595)	527
Total current assets	-	20,657	4,174,406	(2,824,778)	1,370,285

NONCURRENT ASSETS
Restricted cash			684,997		684,997
Operating lease right-of-use assets		-	110,917		110,917
Loan to third party		2,890,688			2,890,688
Investment in non-VIE subsidiaries	1,549,250			(1,549,250)	-
Equity in the VIE through the VIE Agreements		1,466,168		(1,466,168)	-
Deferred IPO Cost			187,503		187,503
Property and equipment, net			173,599		173,599
Intangible assets, net			34,067		34,067
Total non-current assets	1,549,250	4,356,856	1,191,083	(3,015,418)	4,081,771
TOTAL ASSETS	$1,549,250	$4,377,513	$5,365,489	$(5,840,196)	$5,452,056

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$-	$-	$1,911,036	$-	$1,911,036
Advance from customers			1,797		1,797
Accrued sales return liability			652,794		652,794
Short-term loans			100,235		100,235
Taxes payable			99,261		99,261
Accrued liabilities and other payables		137	774,863		775,000
Operating lease liabilities, current			58,924		58,924
Due to related parties		2,828,126	249,290	(2,825,033)	252,383
Total current liabilities	-	2,828,263	3,848,200	(2,825,033)	3,851,430

NONCURRENT LIABILITIES

Operating lease liabilities, non-current			51,121		51,121
Total non-current liabilities	-	-	51,121	-	51,121

TOTAL LIABILITIES	-	2,828,263	3,899,321	(2,825,033)	3,902,551

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary Share, Class A	6,500				6,500

Ordinary Share, Class B	3,500				3,500
Additional paid in capital	7,176,489				7,176,489
Share capital		7,186,489	7,186,489	(14,372,978)	-
Accumulated deficit	(5,782,476)	(5,782,476)	(5,864,408)	11,646,886	(5,782,474)
Accumulated other comprehensive income	145,237	145,237	144,087	(289,071)	145,489
TOTAL SHAREHOLDERS’ EQUITY	1,549,250	1,549,250	1,466,168	(3,015,163)	1,549,505

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,549,250	$4,377,513	$5,365,489	$(5,840,196)	$5,452,056

16

	As of December 31, 2023
	Parent	Non-VIE subsidiaries	The VIE	Elimination	Consolidated Total
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$6,604	$568,025	$-	$574,629
Accounts receivable			198,259		198,259
Prepaid expenses		88	26,415		26,503
Other receivables			182,570		182,570
Prepaid commission cost			1,868,036		1,868,036
Due from related parties		-	2,908,153	(2,897,405)	10,748
Total current assets	-	6,692	5,751,458	(2,897,405)	2,860,745

NONCURRENT ASSETS
Restricted cash			704,235		704,235
Right-of-use assets, net		3,076	63,933		67,009
Loan to third party		2,816,941			2,816,941
Investment in non-VIE subsidiaries	1,579,818			(1,579,818)	-
Equity in the VIE through the VIE Agreements		1,656,232		(1,656,232)	-
Property and equipment, net			87,567		87,567
Intangible assets, net			44,934		44,934
Total non-current assets	1,579,818	4,476,249	900,669	(3,236,050)	3,720,686
TOTAL ASSETS	$1,579,818	$4,482,941	$6,652,127	$(6,133,455)	$6,681,431

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$-	$-	$973,826	$-	$973,826
Advance from customers			5,087		5,087
Accrued sales return liability			2,300,378		2,300,378
Short-term loans			549,489		549,489
Taxes payable			152,319		152,319
Accrued liabilities and other payables		141	577,231		577,372
Operating lease liabilities		2,460	27,862		30,322
Due to related parties		2,900,522	386,633	(2,897,449)	389,706
Total current liabilities	-	2,903,123	4,972,825	(2,897,449)	4,978,499

NONCURRENT LIABILITIES
Operating lease liabilities	-	-	23,070	-	23,070
Total non-current liabilities	-	-	23,070	-	23,070

TOTAL LIABILITIES	-	2,903,123	4,995,895	(2,897,449)	5,001,569

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary Share, Class A	6,500				6,500
Ordinary Share, Class B	3,500				3,500
Additional paid in capital	7,176,489				7,176,489
Share capital		7,186,489	7,186,489	(14,372,978)	-
Accumulated deficit	(5,795,420)	(5,795,420)	(5,717,498)	11,512,918	(5,795,420)
Accumulated other comprehensive income	188,749	188,749	187,241	(375,946)	188,793
TOTAL SHAREHOLDERS’ EQUITY	1,579,818	1,579,818	1,656,232	(3,236,006)	1,579,862

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,579,818	$4,482,941	$6,652,127	$(6,133,455)	$6,581,431

17

Consolidated Statements of Operations Information

	For the year Ended December 31, 2024
	Parent	Non-VIE subsidiaries	The VIE	Elimination	Consolidated Total

Revenues, net
Total revenues, net	-	-	$35,524,010	-	$35,524,010
Cost of revenues			27,590,014		27,590,014
Gross profit	-	-	7,933,996	-	7,933,996

Operating expense
Selling			6,852,032		6,852,032
General and administrative		7,690	1,174,660		1,182,350
Total operating expenses	-	7,690	8,026,692	-	8,034,382

Loss from operations	-	(7,690)	(92,696)	-	(100,386)

Non-operating income (expenses)
Interest income		167,543	(44,764)		122,779
Other expenses		-	(9,447)		(9,447)
Share of loss from subsidiaries	12,946			(12,946)	-
Share of loss from VIE		(146,907)		146,907	-
Non-operating income, net	12,946	20,636	(54,211)	133,961	113,332

(Loss) income before income taxes	12,946	12,946	(146,907)	133,961	12,946
Income tax expense		-	-		-
Net (loss) income	$12,946	$12,946	$(146,907)	$133,961	$12,946

	For the Year Ended December 31, 2023
	Parent	Non-VIE subsidiaries	The VIE	Elimination	Consolidated Total

Revenues, net
Commission	$-	$-	$21,548,777	$-	$21,548,777
Claim site assistance			1,178,290		1,178,290
Total revenues, net	-	-	22,727,067	-	22,727,067
Cost of revenues			18,592,980		18,592,980
Gross profit	-	-	4,134,087	-	4,134,087

Operating expense
Selling			3,651,803		3,651,803
General and administrative		24,224	1,600,088		1,624,312
Total operating expenses	-	24,224	5,251,891	-	5,276,115

Loss from operations	-	(24,224)	(1,117,804)	-	(1,142,028)

Non-operating income (expenses)
Interest income		20	604		624
Other income			6,119		6,119
Other expenses			(9,904)		(9,904)
Share of loss from subsidiaries	(1,145,069)			1,145,069	-
Share of loss from VIE		(1,120,865)		1,120,865	-
Non-operating income, net	(1,145,069)	(1,120,845)	(3,181)	2,265,934	(3,161)

(Loss) income before income taxes	(1,145,069)	(1,145,069)	(1,120,985)	2,265,934	(1,145,189)
Income tax expense		-	(120)		(120)
Net (loss) income	$(1,145,069)	$(1,145,069)	$(1,120,865)	$2,265,934	$(1,145,069)

18

Consolidated Cash Flows Information

	For the year Ended December 31, 2024
	Parent	Non-VIE subsidiaries	The VIE	Elimination	Consolidated Total

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	12,946	12,946	(146,907)	133,961	$12,946
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization			76,886		76,886
Provision for doubtful account			4,990		4,990
Operating lease expense		2,432	65,984		68,416
Share of loss from subsidiaries	(12,946)			12,946	-
Share of loss from VIE		146,907		(146,907)	-
Changes in assets and liabilities:					-
Accounts receivable			(111,062)		(111,062)
Other receivables		(167,531)	123,642		(43,889)
Prepaid commission cost			1,346,521		1,346,521
Prepaid expenses		87	(266,793)		(266,706)
Accounts payable			977,690		977,690
Taxes payable			(49,601)		(49,601)
Advance from customers			(3,197)		(3,197)
Accrued sales return liability			(1,607,562)		(1,607,562)
Payment of operating lease liabilities		(1,824)	(54,247)		(56,071)
Accrued liabilities and other payables		-	216,473		216,473
Net cash (used in) provided by operating activities	-	(6,983)	572,817	-	565,834

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment			(156,805)	-	(156,805)
Repayment received from third party loan		2,932,307	-	-	2,932,307
Loan to third party		(2,932,307)	-		(2,932,307)
Net cash used in investing activities	-	-	(156,805)	-	(156,805)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from related parties		52	291,104	6,619	297,775
Repayment of related parties		6,619	(416,255)	(6,619)	(416,255)
Deferred IPO cost paid			(190,202)		(190,202)
Repayment of short-term loan			(542,173)		(542,173)
Proceeds from loan-term debt			101,678		101,678
Net cash provided by (used in) financing activities	-	52	(755,848)	6,619	(749,177)

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	-	(29)	(29,990)	-	(30,019)

NET INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	-	(6,960)	(369,826)	6,619	(370,167)

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF YEAR	-	282,540	996,324	-	1,278,864

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF YEAR	$-	$275,580	$626,498	$6,619	$908,697

19

	For the Year Ended December 31, 2023
	Parent	Non-VIE subsidiaries	The VIE	Elimination	Consolidated Total

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,145,069)	$(1,145,069)	$(1,120,865)	$2,265,934	$(1,145,069)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization			53,856		53,856
Non-cash sales return allowance			1,195,389		1,195,389
Non-cash cost of sales return allowance			(970,723)		(970,723)
Provision for doubtful account			3,286		3,286
Loss on disposal of fixed asset			2,029		2,029
Operating lease expense		14,829	76,680		91,509
Deferred tax			-		-
Share of loss from subsidiaries	1,145,069			(1,145,069)	-
Share of loss from VIE		1,120,865		(1,120,865)	-
Changes in assets and liabilities:
Accounts receivable			(150,496)		(150,496)
Other receivables			(158,301)		(158,301)
Prepaid commission cost			115,979		115,979
Prepaid expenses		(1)	7,015		7,014
Accounts payable			512,973		512,973
Taxes payable			(59,180)		(59,180)
Advance from customers			4,156		4,156
Accrued sales return liability			(155,701)		(155,701)
Operating lease liability		(14,829)	(78,936)		(93,765)
Accrued liabilities and other payables		(706)	386,059		385,353
Net cash used in operating activities	-	(24,911)	(336,780)	-	(361,691)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets			(48,142)		(48,142)
Sale of fixed assets			11,500		11,500
Loan to third party		(2,824,500)			(2,824,500)
Net cash used in investing activities	-	(2,824,500)	(36,642)	-	(2,861,142)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due (from) to related parties		24,915	133,292		158,207
Short term loans			550,963		550,963
Net cash provided by financing activities	-	24,915	684,255	-	709,170

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	-	1	(104,349)	-	(104,348)

NET INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	-	(2,824,495)	206,484	-	(2,618,011)

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF YEAR	-	3,107,035	789,840	-	3,896,875

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF YEAR	$-	$282,540	$996,324	$-	$1,278,864

20

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	future financial and operating results, including revenue, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in an industry with low barriers to entry;

●	the future growth of the Chinese insurance industry as a whole and the professional insurance intermediary sector in particular;

●	our ability to continue to operate through the VIE structure;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	negative impact on our business and financial results due to any future COVID-19 outbreak;

●	our ability to attract clients, further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in Chinese insurance industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance.

This prospectus contains statistical data that we obtained from various government and private publications. We have not independently verified the data in these reports. Statistical data in these publications also may include projections based on a number of assumptions. If any one or more of the assumptions underlying the statistical data turns out to be incorrect, actual results may differ from the projections based on these assumptions.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements except as required by applicable law.

21

RISK FACTORS

You should carefully consider the risks described below in conjunction with the other information and our consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price of our Class A Ordinary Shares could decline due to any of these risks, and as a result you may lose all or part of your investment. This prospectus also contains forward-looking statements relating to events subject to risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements due to the material risks that we face described below.

Risks Related to Our Business and Our Industry

Our operating history and our experience in distributing insurance products, may not provide an adequate basis to judge our future prospects and results of operations.

The operating company in China, Heng Guang Insurance, was founded in 2004 under the former name Sichuan Sunshine Insurance Agency Co., Ltd., by, among five founding members, Mr. Jiulin Zhang, our current Chief Executive Officer and Chairman of the Board. Originally, our insurance agent business focused on the distribution of automobile and liability insurance products in Southwest China and has developed a recognizable regional brand in that sector. We attempted to expand our business into the life insurance sector some years ago but did not continue such initiative due to various reasons. In January 2018, we resumed our efforts to grow the distribution of insurance products outside the auto insurance sector, such as life and health insurance, property, and casualty insurance products. Due to our limited experience in distributing certain new insurance products in the life, health and property sectors, we cannot assure you that we will be able to maintain our growth in the long-standing automobile insurance sector or generate substantial economic growth in the life, health and property insurance sectors in the future.

Unusual weather patterns, extreme weather conditions and natural disasters could adversely affect the operations of our system, in-person insurance services and results of our business operations.

We are vulnerable to unusual weather patterns, extreme weather conditions and natural disasters. Catastrophes, such as wild fires, floods, typhoons, earthquakes, power outage, telecommunication failures, break-ins, wars, riots, terrorist attacks or similar events, may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of our data or malfunctions of our physical system, software or hardware as well as adversely affect our ability to provide insurance services.

Due to climate changes, extreme weather conditions occur more frequently than they do in the past decades. The in-person insurance services provided by our insurance agents are susceptible to severe weather patterns. Individual customers tend not to interact with our insurance agents in our branch offices under extreme weather conditions, such as heavy rains or snows, sand storms, and extremely high or low temperatures. As a result, the frequent occurrence of extreme weather conditions could impact our business operations and adversely affect the results of our operations.

In addition, extreme weather patterns and natural disasters may cause our insurance partners to increase the premiums of certain insurance products that cover the extreme weather and natural disaster risks. Therefore, we may encounter the risks that existing customers would opt for different insurance products of agreeable prices which we may not have available.

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We are subject to all the risks and uncertainties in an industry which is still in development in China.

We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent to a development-stage business and in a developing industry in China. As a result, we must establish many functions necessary to operate a business, including expanding our managerial and administrative structure, assessing and implementing our marketing program, implementing financial systems and controls. These risks and challenges are, among other things:

●	we operate in the insurance industry that is heavily regulated by relevant governmental agencies in China, such as Sichuan Provincial Bureau of Financial Regulatory Administration;

●	we may require additional capital to develop and expand our operations which may not be available to us when we require it;

●	our marketing and growth strategy may not be successful;

●	our business may be subject to significant fluctuations in operating results; and

●	we may not be able to attract, retain and motivate qualified professionals.

We have been fined by the provincial insurance regulatory authorities in the past and may be fined for non-compliance with Chinese insurance laws and regulations in the future.

The insurance agent industry is heavily regulated in China. We have had over forty branch offices all over China for the past few years and from time to time a local branch office may be fined by the local or provincial authorities due to its failure to comply with the applicable laws and regulations. For instance, in 2016, the CIRC fined Heng Guang Insurance approximately RMB 120,000 (approximately $20,000) for lack of supervision and proper management procedures relating to the conducts of its former branch manager in Nanchong City, Sichuan Province. In January 2021, our Zhejiang branch office was fined by CBIRC in the amount of RMB 150,000 (approximately $23,000) for its misuse of accounting records. In December 2023, our Luzhou branch office was fined by Luzhou bureau of National Financial Regulatory Administration in the amount of RMB 120,000 (approximately $20,000) for its employee’s improper practice behavior. In May 2024, our Zhejiang branch office was fined by Lishui bureau of National Financial Regulatory Administration in the amount of RMB 150,000 (approximately $23,000) for its misuse of accounting records. The regulatory investigations and proceedings may divert the management’s attention from our daily operations and the regulatory penalties may adversely affect our reputation and employees’ morale and confidence in our operations. Although we make our best efforts to improve the internal control over and supervision of the business activities of our local branches, there is no guaranty that we will not be fined by the insurance authorities in the future. Any regulatory proceeding and penalty will likely negatively affect our business operations and financial performance.

Because the commission revenue we earn on the sale of insurance products is based on premiums and commissions and fee rates set by insurance companies, any decrease in these premiums, commission or fee rates may have an adverse effect on our results of operation.

We are an insurance agency and derive revenue primarily from commissions paid by the insurance companies whose policies our customers purchase. The commission and fee rates are set by insurance companies and are based on the premiums that the insurance companies charge. Commission and fee rates and premiums can change based on the prevailing economic, regulatory, taxation and competitive factors that affect insurance companies. These factors, which are not within our control, include the capacity of insurance companies to place new business, underwriting and non-underwriting profits of insurance companies, consumer demand for insurance products, the availability of comparable products from other insurance companies at a lower cost, the availability of alternative insurance products, such as government benefits and self-insurance plans, to consumers and the tax deductibility of commissions. In addition, premium rates for certain insurance products, such as the mandatory automobile liability insurance that each automobile owner in the PRC is legally required to purchase, are tightly regulated by the CBIRC.

Because we do not determine, and cannot predict, the timing or extent of premium or commission and fee rate changes, we cannot predict the effect any of these changes may have on our operations. Since China’s entry into the World Trade Organization in December 2001, intense competition among insurance intermediary companies has led to a gradual decline in premium rate levels of some property and casualty insurance products. Although such decline may stimulate demand for insurance products and increase our total sales volume, it also reduces the commissions we earned on each policy sold. Any decrease in premiums or commission and fee rates may significantly affect our profitability. In addition, our budget for future acquisitions, capital expenditures, dividend payments, loan repayments and other expenditures may be disrupted by unexpected decreases in revenue caused by decreases in premiums or commission and fee rates, thereby adversely affecting our operations.

Competition in our industry is intense and, if we are unable to compete effectively, we may lose customers and our financial results may be negatively affected.

The insurance intermediary industry in China is highly competitive, and we expect competition to persist and intensify. We face competition from insurance companies that use their in-house sales force and exclusive sales agents to distribute their products, from business entities that distribute insurance products on an ancillary basis, such as commercial banks, postal offices and automobile dealerships, and from other professional insurance intermediaries. We compete for customers on the basis of product offerings, customer services and reputation. Many of our competitors have greater financial and marketing resources than we do and may be able to offer products and services that we do not currently offer and may not offer in the future. If we are unable to compete effectively against those competitors, we may lose customers and our financial results may be negatively affected.

Quarterly and annual variations in our commission and fee revenue may have unexpected impacts on our results of operations.

Our income is subject to both quarterly and annual fluctuations as a result of the seasonality of our business, the timing of policy renewals and the net effect of new and lost business. These factors are not within our control. Specifically, consumer demand for insurance products can influence the timing of renewals, new business and lost business, which generally includes policies that are not renewed, and cancellations. As a result, you may not be able to rely on quarterly or annual comparisons of our operating results as an indication of our future performance.

If our contracts with insurance companies are terminated or changed, our business and operating results could be adversely affected.

We primarily act as agents for our customers who seek insurance coverage from insurance companies. Our relationships with the insurance companies are governed by agreements between us and the insurance companies. Most of our contracts with insurance companies are entered into at a local level between their respective provincial, city and district branches and our local branches. Generally, each branch of these insurance companies has independent authority to enter into contracts with us, and the termination of a contract with one branch has no effect on our contracts with the other branches. See “Business—Customers—Collaboration with Insurance Companies.” These contracts establish, among other things, the scope of our authority, the pricing of the insurance products we distribute and our commission rates. These contracts typically have a term of one to three year and some of them can be terminated by the insurance companies with little advance notice. Moreover, before or upon expiration of a contract, the contracting insurance company may agree to renew it only with changes in its terms, including the amount of commissions we receive, which could result in a reduction in revenue from that contract.

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If our largest insurance company partners terminate or change the material terms of their contracts with us, it would be difficult for us to replace the lost commissions, which could adversely affect our business and operating results.

For the year ended December 31, 2024, 68.55% of our total revenue were attributed to our top five insurance company partners, each accounted for 21.13%, 20.33%, 13.07%, 9.36% and 4.66%, respectively. For the year ended December 31, 2023, our top five insurance company partners, after aggregating the business conducted between their local branches and our branch offices, accounted for 70.65% of our total revenue. In particular, People’s Insurance Company of China (PICC) accounted for 17.63% of our total revenue during the fiscal year of 2023. The termination or any changes in the material terms of those contracts with our top insurance company partners could adversely affect our business and operating results.

Our business and prospects could be materially and adversely affected if we are not able to manage our growth successfully.

As of the date of this prospectus, our distribution network has expanded from our Sichuan Province headquarter to having 45 branches, and we plan to open more branches and further expand our mix of products and service offering. We anticipate significant growth in the future. Our expansion has placed, and will continue to place, substantial demands on our managerial, operational, technological and other resources. To manage and support our continued growth, we must continue to improve our operational, administrative, financial and technological systems, procedures and controls, and expand, train and manage our growing employee and agent base. Furthermore, our management will be required to maintain and expand our relationships with insurance companies, regulators and other third parties. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations. Any failure to effectively and efficiently manage our expansion could materially and adversely affect our ability to capitalize on new business opportunities, which in turn could have a material adverse effect on our results of operations.

We may not be successful in implementing important new strategic initiatives and technologies, which may have an adverse impact on our business and financial results.

There is no assurance that we will be able to implement important strategic initiatives in accordance with our expectations, which may result in an adverse impact on our business and financial results. Our online insurance sales platform “Heng Kuai Bao,” which became operational in 2019, is designed to enhance our insurance service efficiency, improve users’ experiences, improve our results of operations and drive long-term shareholder value. However, Heng Kuai Bao is currently available to our sales agents and management only while our technology development team and outside information technology (“IT”) service provider are still developing Heng Kuai Bao’s functions for insurance purchasers. We obtained the Internet Insurance Agency Filing in June 2020 to conduct online insurance business through our website and the applications of Heng Kuai Bao and You Hui Bao, which is not being used. Our management team has limited experience with this online business strategy and cannot assure you that this online insurance business will bring sustainable growth and economic benefits to the Company and our shareholders.

Additionally, we have dipped our toes into life insurance business since 2018. We have been training our sales agents to be well versed in property and life insurance products since early 2020 and as of June 2025, we proudly announced that we had about 1,251 versatile agents with knowledge in both property and life insurance. However, we believe that it will take us substantial amount of time and capital to transform most of our property insurance agents into property and life insurance agents. As such, we may not be able to expand our life insurance agent business and realize the high profit margin associated therewith as we expected, and our business and financial results may be adversely impacted due to the expenses incurred by training of our salespersons.

If our investments in our online platforms are not successful, our business and results of operations may be materially and adversely affected.

We have devoted significant resources to developing our insurance website and applications Heng Kuai Bao and You Hui Bao, which allow our salespersons and management to streamline the insurance purchase process and are being developed to serve insurance purchasers in the future. In the next several years, we intend to continue to devote resources to maintaining and developing the technology and content of our website and applications. However, our efforts to develop our online platforms may not be successful or yield the benefits that we anticipate. In addition, our online expansion may depend on a number of factors, many of which are beyond our control, including but not limited to:

●	the effectiveness of our marketing campaigns to build brand recognition among consumers and our ability to attract and retain customers to our brick mortar branches and online shopping site;

●	the acceptance of third-party regarding e-commerce platforms as an effective channel to distribute insurance products;

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●	public concerns over security of e-commerce transactions and confidentiality of information;

●	increased competition from insurance companies and banks, which directly sell insurance products through their own websites, call centers, portal websites which provide insurance product information and links to insurance companies’ websites, and other professional insurance intermediary companies which may launch independent websites;

●	further improvement in our information technology system; and

●	further development and changes in applicable rules and regulations which may increase our operating costs and expenses, impede the execution of our business plan or change the competitive landscape.

On July 22, 2015, the CIRC promulgated the Interim Measures for the Supervision of Internet Insurance Business, or Interim Measures, which became effective on October 1, 2015, and set forth the qualifications and procedures for insurance intermediaries to operate internet insurance businesses in China. On December 7, 2020, the CBIRC issued the Measures for the Regulation of the Internet Insurance Business, which were implemented on February 1, 2021 and as a result superseded the Interim Measures for the Supervision of Internet Insurance Business. The Measures for The Supervision of Internet Insurance Business provide that the specialized insurance intermediaries shall comply with the relevant provisions of the CBIRC on the classification and supervision thereof. As advised by our PRC legal advisor, we have obtained the necessary approvals and licenses for our online and offline insurance operations. Because online insurance emerged recently in China and is evolving rapidly, the National Financial Regulatory Administration (“NFRA”) may promulgate and implement new rules and regulations to govern this sector from time to time. It can be costly to adjust our operations to comply with the constant changes and further development of regulations, to which our insurance business is subject. Any failure to obtain new permits or make required adjustments in response to future regulatory changes may have a material adverse impact on our growth, business prospects and results of operations.

Any significant failure in our information technology systems could have a material adverse effect on our business and profitability.

Our financial control, accounting, customer database, business website, proprietary insurance applications, customer services and other data processing systems, together with the communication systems of our local branches and our main offices in the City of Chengdu, function and operate based on our information technology network, which is critical to our insurance business. Cyber-attacks, software malfunction, computer virus attacks or unintended computer or internet errors may cause substantial delays or disruption to our daily operations and therefore may negatively affect our customer experiences, business reputation, and even long-term business relationships and business prospects if not resolved properly in a timely manner.

Our future success depends on the continuing efforts of our senior management team and other key personnel, and our business may be harmed if we lose their services.

Our future success depends heavily upon the continuing services of the members of our senior management team and other key personnel, in particular Jiulin Zhang, the Chief Executive Officer, the founding member and executive director of Heng Guang Cayman and Heng Guang Insurance. In addition, our dedicated and skilled professionals, such as sales, branding and technology development, play key roles in our operations. If one or more of our senior executives or other key personnel, including key training personnel, are unable or unwilling to continue in their present positions, we may not be able to replace them with suitable candidates or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel is intense, the pool of qualified candidates is very small, and we may not be able to retain the services of our senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future. We do not have insurance coverage for the loss of our senior management team or other key personnel’s services.

In addition, if any of our senior management team or any of our other key personnel joins a competitor or forms a competing company, we may lose customers, sensitive trade information and key professionals and staff members. As of the date of this prospectus, we did not have any confidentiality or non-competition agreement or arrangement with any of our executive officers and key employees. See “Executive Compensation—Agreements with Named Executive Officers” for more information. If any of our executive officers or key employees joins a competitor of ours, we will face the risks of expending time and resources to find a suitable replacement and losing clients that may be taken away by the departing officer or key employee.

We do not currently have business insurance to cover our main assets and business. Any uninsured occurrence of business disruption, litigation or natural disaster could expose us to significant costs, which could have an adverse effect on our results of operations.

The insurance industry in China is still at the development stage, and insurance companies in China currently offer limited business-related insurance products. As such, we may not be able to insure against certain risks related to our assets or business operations despite of our intention to do so. The costs of insuring such risks and the difficulties associated with acquiring such insurance on commercially reasonable terms may make it impractical for us to have such insurance for our assets and operations. As of the date of this prospectus, we did not have any business liability or disruption insurance to cover our operations. As a result, any business disruption, litigation, natural disaster, or significant damages to our facilities could disrupt our business operations, and require us to incur substantial costs and divert significant resources to repair such uninsured damages. The uninsured damages could have an adverse effect on our results of operations and financial condition.

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Because our industry is heavily regulated, any material changes in the regulatory environment could change the competitive landscape of our industry or require us to change the way we do business. The administration, interpretation and enforcement of the laws and regulations currently applicable to us could change rapidly. If we fail to comply with applicable laws and regulations, we may be subject to civil and criminal penalties or lose our privilege to conduct insurance business, which could materially and adversely affect our business and results of operations.

We operate in a highly regulated industry. The laws and regulations applicable to us are constantly evolving and may change rapidly in the future. We could be required to spend significant time and resources on complying with material regulatory changes, which could disrupt the competitive landscape of our industry and cost us some or all of our competitive advantages or market shares. The attention of our management team could be diverted to these efforts to comply with an evolving regulatory or competitive environment. For example, the PRC Insurance Law and related regulations were materially amended in the following years: 2002, 2009, 2014 and 2015. The 2015 amendments involved a number of significant changes to the regulatory regime, including elimination of the requirement for any insurance agent, broker or claims adjusting practitioners to obtain a qualification certificate issued by the CIRC. The elimination of the certificate requirement may result in an unbridled increase in competition for our business and in misconduct by sales or service persons, including sales misrepresentation. In addition, the general increase in misconduct in the insurance agent industry could potentially harm the reputation of the industry and have an adverse impact on our business.

On March 13, 2018, CIRC and China Banking Regulatory Commission (“CBRC”) were combined to form the CBIRC, which has been further converted to the NFRA in May 2023. This new organization stepped into the shoes of both CIRC and CBRC as the regulator of both Chinese insurance industry and banking industry. If we fail to adapt to any new rules and regulations promulgated by the NFRA in the future, such failure could substantially and adversely affect our business and results of operations.

Additionally, errors created by our products or services may be determined or alleged to be in violation of the applicable laws and regulations. Any failure of our products or services to comply with these laws and regulations could result in substantial civil or criminal liability, adversely affect demand for our services, invalidate all or portions of some of our customer contracts; require us to change or terminate some portions of our business; tarnish our reputation; and therefore impose material and adverse effects on our business.

Although we have not had any material violations to date, we cannot assure you that our operations will always comply with the interpretation and enforcement of the laws and regulations implemented by the NFRA. Any determination by a provincial or national government agency that our activities or those of our vendors or customers have violated any of these laws could subject us to substantial civil or criminal penalties, require us to change or terminate certain aspects of our operations or business, or disqualify us from providing services to insurance companies or other customers; and, thus could have an adverse effect on our business.

Sales agent and employee misconduct is difficult to detect and deter and could harm our reputation or lead to regulatory sanctions or litigation costs.

Agent or employee misconduct could result in violations of law by us, regulatory sanctions, litigation or serious reputational or financial harm. Misconduct could include:

●	engaging in misrepresentation or fraudulent activities when marketing or selling insurance products to customers;

●	hiding unauthorized or unsuccessful activities, resulting in unknown and unmanaged risks or losses; or

●	otherwise not complying with laws and regulations or our control policies or procedures.

For instance, in October 2015, one of Heng Guang Insurance’s branch office managers in Sichuan was found guilty and civilly liable for raising funds with the forged corporate seal of Heng Guang Insurance without any knowledge or involvement of Heng Guang Cayman. After this incident, our management adopted remediating procedures to supervise and monitor our employees and agents in the local branches. In addition, in January 2021, our Zhejiang branch office was fined by CBIRC in the amount of RMB 150,000 (approximately $23,000) for its misuse of accounting records. In December 2023, our Luzhou branch office was fined by Luzhou bureau of National Financial Regulatory Administration in the amount of RMB 120,000 (approximately $20,000) for its employee’s improper practice behavior. In May 2024, our Zhejiang branch office was fined by Lishui bureau of National Financial Regulatory Administration in the amount of RMB 150,000 (approximately $23,000) for its misuse of accounting records. However, we cannot always deter agent or employee misconduct, and the precautions we take to prevent and detect these activities may not be effective in all cases. We cannot assure you, therefore, that agent or employee misconduct will not lead to a material adverse effect on our business, reputation, results of operations or financial condition.

The Company faces potential legal and financial risk arising from a disputed $10,000,000 Loan Agreement and related Pledge Agreement, both of which the Company contends are based on forged documents. These disputes may result in material adverse effects on the Company’s business, financial condition, and operations if not resolved favourably.

On June 15, 2022, a Loan Agreement was entered between the Company and Cheng Zheng, an individual unrelated to the Company, for $10,000,000, with an annual interest rate of 10.0% for a one-year term. Pursuant to the Loan Agreement, the Company is obligated to repay the entire amount, including principal and interest by June 14, 2023. In addition, a Pledge Agreement to the loan was entered between Cheng Zheng and Jiulin Zhang, the Chief Executive Officer of the Company, provided Jiulin Zhang is the guarantor of the loan by pledging all of the Company’s shares held by Jiulin Zhang from time to time, all the cash and securities instruments held in the pledged account from time to time, and all proceeds of the forgoing. The Company has claimed that both the Loan and Pledge Agreements were false, with forged signature of the borrower and guarantor. Management believes that the claim by Cheng Zheng is without merit and that the Company is not required to pay any amounts. The Company plans to defend itself vigorously should the claim by Cheng Zheng develop into a legal action. To date, no legal action has been taken by Cheng Zheng, and the Company has not taken any activity in challenging the Loan and Pledge Agreements.

The Company is reasonably confident in its defense to Cheng Zheng’s claims should the claims develop into legal actions. Consequently, no provision or liability has been recorded for these claims as of December 31, 2024. However, the Company’s estimate of liability may change, and failure by the Company to obtain a favorable resolution of the claims set forth could have a material adverse effect on the Company’s business, results of operations and financial condition. Currently, the amount of such material adverse effect cannot be reasonably estimated. Any potential costs associated with defending and resolving the claims and ultimate outcome cannot be predicted. These matters are subject to inherent uncertainties and the actual cost, as well as the distraction from the conduct of the Company’s business, will depend upon many unknown factors and management’s view of these may change in the future.

Risks Related to Our Corporate Structure

Because we conduct our agent business through Heng Guang Insurance, a VIE entity, if we fail to comply with applicable law, we could be subject to severe penalties and our business could be materially and adversely affected.

We operate our insurance agent business through Heng Guang Insurance, a VIE entity, pursuant to a series of contractual arrangements between WFOE and Heng Guang Insurance, as a result of which, under United States generally accepted accounting principles, the assets and liabilities of Heng Guang Insurance are treated as our assets and liabilities and the results of operations of Heng Guang Insurance are treated in all aspects as if they were the results of our operations. The interpretation and application of PRC laws, rules and regulations are still in development stage, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between WFOE and Heng Guang Insurance.

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If Heng Guang Insurance and WFOE or their ownership structure or the contractual arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or Heng Guang Insurance fails to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have discretion in accordance with the law in dealing with such violations, including:

●	revoking or suspending the business and operating licenses of Heng Guang Insurance;

●	discontinuing or restricting the operations of Heng Guang Insurance;

●	imposing conditions or requirements with which we or Heng Guang Insurance may not be able to comply;

●	requiring us, our WFOE, or Heng Guang Insurance to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our Ordinary Shares;

●	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; and

●	imposing fines to WFOE or Heng Guang Insurance.

We cannot assure you that the PRC courts or regulatory authorities may not determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable, and Heng Guang Insurance will not be treated as a VIE entity and we will not be entitled to treat Heng Guang Insurance’s assets, liabilities and results of operations as our assets, liabilities and results of operations, which could effectively eliminate the assets, liabilities, revenue and net income of Heng Guang Insurance from our balance sheet and statement of income. This would most likely require us to cease conducting our business and would result in the delisting of our Ordinary Shares from the stock market where the Ordinary Shares will be traded and a significant impairment in the market value of our Ordinary Shares.

We rely on contractual arrangements with Heng Guang Insurance, a VIE entity, and its shareholders for the China operations, which may not be as effective in providing operational control as direct ownership.

We have relied and expect to continue to rely on contractual arrangements with Heng Guang Insurance and its shareholders to operate our business in China. For a description of these contractual arrangements, see “Business—Corporate History and Structure.” These contractual arrangements may not be as effective as the control provided by having a direct ownership in Heng Guang Insurance. We have no direct or indirect equity interests in Heng Guang Insurance or any of its branches.

If we had direct ownership of Heng Guang Insurance, we could effect changes, subject to any applicable fiduciary obligations, at the management level. But under the current contractual arrangements, as a legal matter, if Heng Guang Insurance and its officers fail to perform their obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such VIE arrangements and rely on legal remedies under the PRC laws, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if Heng Guang Insurance refused to transfer its net profits to our WFOE, a wholly-owned subsidiary of Heng Guang Cayman, pursuant to the VIE agreements, or if Heng Guang Insurance were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to fulfill their contractual obligations.

Investors in this offering are not buying shares of Heng Guang Insurance, the operating company, but instead are buying Class A Ordinary Shares of Heng Guang Cayman, a shell company that maintains VIE Agreements with Heng Guang Insurance.

Investors in this offering are not buying shares of Heng Guang Insurance, the operating company, but instead are buying Class A Ordinary Shares of Heng Guang Cayman, a shell company that maintains a series of service and management agreements, or VIE Agreements, with the associated operating company, Heng Guang Insurance. Should any or part of the VIE agreements become invalid, illegal or unenforceable under the laws, regulations or policies of PRC, the market price of our Class A Ordinary Shares shall be likely to be adversely affected and the value of such shall decline greatly or even become completely worthless. As a result, you may lose part or all of your investment in our Class A Ordinary Shares.

If any of the affiliated entities becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy assets held by such entity, which could materially and adversely affect our business, financial condition and results of operations.

We currently conduct our operations in China through the VIE contractual arrangements. As part of these arrangements, substantially all of our assets that are significant to the operation of our business are held by Heng Guang Insurance. If Heng Guang Insurance becomes bankrupt and all or part of its assets become subject to the rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. In addition, if any of the affiliated entities undergoes a voluntary or involuntary liquidation proceeding, its equity owners or third-party creditors may claim rights relating to some or all of these assets, which would hinder our ability to operate our business and could materially and adversely affect our business operations, financial performance and the market prices of our Ordinary Shares.

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Our shareholders are subject to greater uncertainties because we operate through a VIE structure due to restrictions on the direct ownership of the Chinese operating entities imposed by applicable regulations even though the insurance agency industry falls within the permitted category in accordance with the Catalogue and the Negative List.

Investment in the PRC by foreign investors and foreign-invested enterprises must comply with the Catalogue of Industries for Encouraging Foreign Investment (2022 Version), which was last amended and issued by the Ministry of Commerce, or the MOFCOM and National Development and Reform Commission, or the NDRC on October 26, 2022 and became effective since January 1, 2023, and the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2024), or the Negative List, which came into effect on November 1, 2024. The Catalogue and the Negative List contain specific provisions guiding market access for foreign capital and stipulate in detail the industry sectors grouped under the categories of encouraged, restricted and prohibited industries. The VIE structure has been adopted by many PRC-based companies, to conduct business in the industries that are currently subject to foreign investment restrictions in China, or are on the Negative List, due to the applicable PRC laws under which direct foreign ownership of these companies are prohibited. Any industry not listed in the Negative List is a permitted industry unless otherwise prohibited or restricted by other PRC laws or regulations. Currently, although the insurance agent industry falls within the permitted category in accordance with the Catalogue and the Negative List, the Notice on Allowing Foreign Investors to Operate Insurance Agency Business in China (the “Foreign Insurance Agency Notice”), which became effective on June 19, 2018, limited the foreign shareholders of the insurance agencies to (i) overseas insurance professional agencies that have been operating insurance agency business for more than 3 years, and (ii) foreign insurance companies that have been in business for more than three years in China.

Because Heng Guang Cayman lacks the qualification set forth in the Foreign Insurance Agency Notice, we have opted for a VIE structure instead of direct ownership. As a result, our corporate structure and contractual arrangements may be subject to greater scrutiny by various PRC government authorities, and therefore the PRC government scrutiny may subject our shareholders to greater uncertainty. Any references to control or benefits that accrue to Heng Guang Cayman because of the VIE Agreements are limited to, and subject to conditions we have satisfied for consolidation of the VIE under U.S. GAAP.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. Our PRC legal advisor, based on its understanding of the relevant laws and regulations, is of the opinion that each of the contracts among our WFOE, the VIE and its shareholders, is valid, binding and enforceable in accordance with its terms under the Chinese laws and regulations. However, as the interpretation and application of PRC laws and regulations are still in developing, there can be no assurance that the PRC government authorities, such as China’s Ministry of Commerce (“MOFCOM”) or other authorities would agree that our corporate structure or any of the above contractual arrangements comply with PRC regulatory requirements, existing policies or with requirements or policies that may be adopted in the future.

Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years from the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements were not entered into at arm’s length in such as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and transfer pricing adjustments of the income of our subsidiaries and the affiliates. A transfer pricing adjustment could, among other things, result in a decrease of expense deductions recorded by the VIE for PRC tax purposes, which could in turn increase its tax liabilities without reducing our subsidiary’s tax expenses. In addition, PRC tax authorities may impose late payment fees and other penalties on the VIE for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if the VIE’s tax liabilities increase or if Heng Guang Insurance is required to pay late payment fees and other penalties.

Any failure by the consolidated VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

Heng Guang Cayman, through WFOE in the PRC, has entered into a series of contractual arrangements with the consolidated VIE and its shareholders. For a description of these contractual arrangements, see “Business—Corporate History and Structure.” If the consolidated VIE or its shareholders fail to perform their respective obligations under these contractual arrangements, we may incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance, injunctive relief, and damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of the consolidated VIE refused to transfer its equity interests in the consolidated VIE to the WFOE or its designee when it exercises the purchase option pursuant to these contractual arrangements, then WFOE might have to take legal actions to compel the VIE and its shareholders to perform their contractual obligations.

All the VIE contractual arrangements are governed by PRC laws and provide for the resolution of disputes through litigation in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is still in development stage. As a result, there are very few precedents and formal guidelines as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC laws. The ultimate outcome of such litigation may be decided on a case by case basis. See “Risk Factors—Risks Related to Doing Business in China—PRC laws and regulations governing our current business operations sometimes develop quickly and any changes in such laws and regulations may impair our ability to operate profitably. Changes in PRC laws and interpretation may materially and adversely affect our business performance and impede our operations in China.”

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The shareholders of the VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The shareholders of the VIE may have actual or potential conflicts of interest with us. The shareholders of the VIE may refuse to sign or breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements the WFOE has with the VIE, which would have a material and adverse effect on Heng Guang Cayman’s ability to influence Heng Guang Insurance. For example, the shareholders may cause WFOE’s agreements with the VIE to be performed in a manner adverse to Heng Guang Cayman by, among other things, failing to remit payments due under the contractual arrangements to the WFOE on a timely basis. Any references to control or benefits that accrue to Heng Guang Cayman because of the VIE Agreements are limited to, and subject to conditions we have satisfied for consolidation of the VIE under U.S. GAAP. We cannot assure you that if and when conflicts of interest arise any or all of these shareholders of the VIE will act in the best interests of our Company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between the shareholders of the VIE and our Company. If we cannot resolve any conflict of interest or dispute between us and the shareholders of the VIE, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of the disputes.

PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and certain procedures of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary and the VIE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to WFOE or the VIE, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, the combined amount of offshore capital contributions and loans cannot exceed the FIE’s approved total investment amount. Any capital contributions to our PRC subsidiary must be filed with MOFCOM or its local counterparts, and registered with a local bank authorized by SAFE. In addition, (i) any loan provided by us to WFOE, which is a FIE, cannot exceed the difference between its total investment amount and registered capital, and must be registered with SAFE or its local counterparts, and (ii) any loan provided by us to the VIE, over a certain threshold, must be approved by the relevant government authorities and must be registered with SAFE or its local counterparts. Given that the registered capital and total investment amount of WFOE are currently the same, if we seek to make a capital contribution to WFOE we must first apply to increase both its registered capital and total investment amount, while if we seek to provide a loan to WFOE, we must first increase its total investment amount. Although we currently do not have any immediate plans to utilize the proceeds from this offering to make capital contribution to WFOE or provide any loan to WFOE or to the VIE, if we seek to do so in the future, we may not be able to obtain the required government approvals or complete the required registrations on a timely basis, if at all. If we fail to receive such approvals or complete such registrations, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allowed FIEs to settle their foreign exchange capital at their discretion, but continued to prohibit FIEs from using funds denominated in RMB converted from any foreign currency for expenditures beyond their business scopes, providing entrusted loans or repaying loans between non-financial enterprises. Violations of SAFE Circular 19 could result in serious monetary or other penalties. SAFE Circular 19 and relevant foreign exchange regulatory rules may significantly limit our ability to use RMB denominated funds converted from the net proceeds of this offering to fund Heng Guang Insurance’s operations in China, to invest in or acquire any other PRC companies through our PRC subsidiaries or the affiliates or to establish new affiliates in the PRC, which may adversely affect our business, financial condition and results of operations.

On June 9, 2016, SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or “SAFE Circular 16,” effective on June 9, 2016, which reiterates some rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-affiliated enterprises. On October 23, 2019, the SAFE issued the Notice of the State Administration of Foreign Exchange on Further Facilitating Cross-border Trade and Investment, which, among other things, expanded the use of foreign exchange capital to domestic equity investment area. Foreign invested enterprises that are not classified as investment companies are allowed to make domestic equity investments by using their capital, provided that they are not in violation of the prevailing special administrative measures for access to foreign investments (negative list), and provided that the relevant domestic investment projects are authentic and in compliance with the relevant regulations.

If the VIE in PRC requires financial support from Heng Guang Cayman or its subsidiary in the future and we find it necessary to use foreign currency-denominated capital to provide such financial support, our ability to fund the VIE’s operations will be subject to statutory limits and restrictions, including those described above.

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As a “controlled company” under the rules of Nasdaq, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the voting power of our outstanding Ordinary Shares. Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Listing Rules, and the requirement that our compensation and nominating and corporate governance committees of the Board (the “Nominating Committee”) consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of The Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could afford less protection to our public shareholders than a non-controlled company due to the possibility of us opting for the “controlled company” exemption.

We have identified several significant deficiencies in our internal control over financial reporting. If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

We will be subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. These requirements will first apply to our annual report on Form 20-F for the fiscal year ending on December 31, 2025. In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting when Heng Guang Cayman no longer qualifies as an emerging company. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future.

Prior to this offering, we have been a private company with limited accounting personnel with U.S. GAAP experience and other resources with which to adequately address our internal control over our financial closing and reporting process and other procedures. During the course of preparing our consolidated financial statements as of and for the years ended December 31, 2024 and 2023 in connection with this offering, we identified a number of control deficiencies, which included significant deficiencies, in our internal control over financial reporting. Many of the deficiencies noted below were communicated to us from our independent registered public accounting firm as observations which stemmed from their audit. However, as noted in their report, their audit included consideration of internal control over financial reporting as a basis for designing the audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of our internal control over financial reporting. The significant deficiencies identified include: (1) a lack of formal internal controls over financial closing and reporting processes; (2) a lack of a formal risk assessment process; (3) a lack of accounting personnel with knowledge of U.S. GAAP and SEC financial reporting requirements; and (4) a lack of regular preparation of U.S. GAAP consolidated management accounts. It is important to note that we did not undertake a comprehensive assessment of our internal controls for purposes of identifying and reporting control deficiencies as we will be required to do so after we are a public company. Had we undertaken such an assessment, additional significant deficiencies and/or material weaknesses may have been identified.

We plan to take a number of measures to remediate the control deficiencies identified, including: (1) preparing a comprehensive accounting policies and procedures manual that covers U.S. GAAP and ensuring that accounting personnel are familiar with and follow the manual; (2) establishing a risk assessment process that complies with the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission, a private sector organization dedicated to improving the quality of financial reporting; (3) hiring additional accounting personnel with external reporting experience, including knowledge of the SEC reporting requirements and U.S. GAAP, and investor relations personnel; and developing formal procedures to prepare U.S. GAAP consolidated financial information on a monthly basis.

We plan to remediate these significant deficiencies in time to meet the deadline for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. If, however, we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls over financial reporting. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading prices of our Ordinary Shares. Furthermore, we anticipate that we will incur considerable costs and devote significant management time and efforts and other resources to comply with Section 404 of the Sarbanes-Oxley Act.

Risks Related to Doing Business in China

Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are currently located in China. Accordingly, our business, financial condition, results of operations, and prospects may be influenced, to a significant degree, by political, economic, and social conditions in China generally. The Chinese government continues to play a significant role in regulating industries by imposing regulatory guidance or policies.

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Any changes in economic conditions in China, in the policies of the Chinese government, or in the laws and regulations in China could have a material effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, reduce demand for our services, and weaken our competitive position. The Chinese government has implemented various measures to encourage economic growth and guided the allocation of various types of resources. Some of these measures may benefit the overall Chinese economy, but others may have a negative effect on our operations. For example, our financial condition and results of operations may be adversely affected by government regulation over capital investments or changes in tax regulations. In the past, the Chinese government has implemented certain measures to effect the pace of economic growth, such as interest rate adjustments. These measures may decrease the auto-mobile based transportation activities in China, which may adversely affect the overall auto insurance demands and our business.

Furthermore, Heng Guang Cayman and the China based operating entities, as well as our investors, may face future regulations issued by the Chinese government that could significantly affect our financial performance and operations in China, including the enforceability of the VIE contractual arrangements. If future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing VIE contractual arrangements, we may be required to comply with such regulations but we cannot assure you that we can complete such actions in a timely manner, or at all. If the PRC government determines that any part of the VIE structure and VIE Agreements do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our ordinary shares may decline in value or become worthless if we are unable to assert our influence pursuant to the VIE Agreements over the assets of Heng Guang Insurance that conducts all or substantially all of the operations. Any references to control or benefits that accrue to Heng Guang Cayman because of the VIE Agreements are limited to, and subject to conditions we have satisfied for consolidation of the VIE under U.S. GAAP.

In reliance on the advice of Jingtian & Gongcheng, as long as the prospectus is submitted before March 31, 2023, but has not obtained an approval from SEC or Nasdaq, we are required to file with the CSRC before the completion of listing and offering, sell or issue our Class A Ordinary Shares being registered herein to non-Chinese investors, but there is no guarantee that the Chinese authorities will not change their policy in future.

We face risks related to epidemics, such as the COVID-19 outbreak originated at the end of 2019, and other outbreaks, which have disrupted and could in the future disrupt our operations and adversely affect our business, financial condition and results of operations.

Our business had been materially and adversely affected by the COVID-19 at the end of 2019. In 2020, the outbreak of COVID-19 substantially and directly hindered our in-person sales activities and limited our daily internal operations. Because our life insurance sales heavily relied on in-person services by our agents, COVID-19 affected our income generated by the life insurance sector the most. In addition, the negative psychological impacts of COVID-19 brought hesitation and concerns of new and existing customers about going to our branch offices to explore our insurance products and services. Furthermore, we believed that the job losses or decline of job security due to COVID-19 may discourage certain people from purchasing automobiles, which partially contributed to our decline in sales of auto insurance. As a result, our net income was $12,946 for the year ended December 31, 2024, as compared to net loss of $1,145,069 for the year ended December 31, 2023, reflecting a decrease of $1,145,069, or 101.13%.

If COVID-19’s new variants become a larger threat to people in the PRC or other outbreaks affect the PRC, our business operations may be severely disrupted. In response to the COVID-19 outbreak, we have established and been operating through Heng Kuai Bao, the online platform, where customers and insurance agents can interact remotely and we communicate internally on a regular basis. Furthermore, we have developed a few new ancillary services catering corporate clients, including without limitation the trucking services, commercial passenger services, and online taxi booking. However, in general, our business operations depend on China’s overall economy and demand for insurance products, including auto insurance products, which could be negatively affected by reduced transportation during the era of an epidemic. A prolonged epidemic of COVID-19 and its variants would likely have a material adverse effect on our business operations and financial performance despite of counter-COVID actions and efforts.

As of the date of this prospectus, we think the COVID-19 outbreak is generally considered under control in China and we have been able to resume our ordinary level of business activities since May 2020. In light of the current circumstances and based on information currently available, we believe that the negative impacts of COVID-19 on our business temporary and mainly contained in the fiscal year of 2020. However, it is almost impossible to predict whether and when we will experience another epidemic or the damages and impacts caused thereby. Should we encounter another epidemic in the PRC, such outbreak may severely disrupt or completely shut down our business operations and therefore our share may worth less or become utterly worthless.

Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which became effective on January 1, 2020. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore, it still leaves space for interpretation, future laws, administrative regulations or provisions of the State Council to include contractual arrangements as a form of foreign investment. Therefore, there can be no assurance that our contractual arrangements with the VIE will not be deemed as a foreign investment under the Foreign Investment Law in the future. Any references to control or benefits that accrue to Heng Guang Cayman because of the VIE Agreements are limited to, and subject to conditions we have satisfied for consolidation of the VIE under U.S. GAAP.

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The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment on a “negative list.” The Special Administrative Measures (Negative List) for the Access of Foreign Investment (2024), came into effect on November 1, 2024.

The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. If our contractual arrangements with Heng Guang Insurance are deemed as foreign investment in the future, and any business of Heng Guang Insurance is “restricted” or “prohibited” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements may be deemed invalid and illegal, and we may be required to unwind such contractual arrangements and restructure our business operations, any of which may have material adverse effects on our business operations. Any references to control or benefits that accrue to Heng Guang Cayman because of the VIE Agreements are limited to, and subject to conditions we have satisfied for consolidation of the VIE under U.S. GAAP.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with existing VIE contractual arrangements, we cannot assure that we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

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Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

Currently, we conduct all of our operations and all of our revenue is generated in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation.

To the extent cash or assets of our business, of the VIE, or of our mainland PRC or Hong Kong subsidiaries, is in the mainland PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the mainland PRC or Hong Kong, due to the transfer of cash or assets shall comply with certain applicable procedures.

The transfer of funds and assets between Heng Guang Cayman and the Affiliated Entities is subject to restrictions. The conversion of the RMB into foreign currencies and the remittance of currencies out of the mainland PRC shall comply with certain applicable procedures. Heng Guang Insurance receives substantially all of its revenue in RMB. Under our current corporate structure, to fund any cash and financing requirements Heng Guang Cayman may have, Heng Guang Cayman may rely on dividend payments from Heng Guang Insurance. As such we may convert a portion of Heng Guang Insurance’s revenue into other currencies to meet the foreign currency obligations, such as payments of dividends, if any. Shortages in the availability of foreign currency may restrict the ability of Heng Guang Insurance to remit sufficient foreign currency to pay dividends or other payments to Heng Guang Cayman. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, Heng Guang Insurance is able to pay dividends in foreign currencies to Heng Guang Cayman without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the mainland PRC complies with certain procedures under PRC foreign exchange regulations. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of mainland China to pay capital expenses such as the repayment of loans denominated in foreign currencies. If the foreign exchange control system prevents Heng Guang Insurance from obtaining sufficient foreign currencies to satisfy its foreign currency demand, Heng Guang Insurance may not be able to pay dividends in foreign currencies to Heng Guang Cayman shareholders. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the mainland PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets of our business, the VIE, or of our mainland PRC or Hong Kong subsidiaries, is in the mainland PRC or Hong Kong, such funds or assets may not be available to fund operations or for other use outside of the mainland PRC or Hong Kong.

PRC laws and regulations governing our current business operations sometimes develop quickly and any changes in such laws and regulations may affect our ability to operate profitably. Changes in PRC laws and interpretation may materially affect our business performance and our operations in China.

The interpretation and enforcement of PRC laws and regulations are still evolving, including, but not limited to, the laws and regulations governing our insurance agent business. The laws and regulations over Chinese insurance intermediaries may be subject to future changes. The effectiveness and interpretation of newly enacted laws or regulations and amendments to existing laws and regulations, may affect our business operations. We cannot predict what effect the new PRC laws and regulations and new interpretation of existing PRC laws or regulations may have on our business.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this announcement is relatively new, it needs to be further observed in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on companies like us.

On February 17, 2023, the CSRC announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing By Domestic Companies, or the Circular, and released a set of new regulations which consist of the Trial Measures and five supporting guidelines. The Trial Measures came into effect on March 31, 2023 which refines the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities and fines, including a fine between RMB 1.0 million and RMB 10.0 million. As advised by our PRC legal advisor, Jingtian & Gongcheng, under the applicable laws of PRC, we shall complete the relevant filing procedures with the CSRC before the completion of this offering and our listing on Nasdaq. We submitted our filing application with the CSRC on May 22, 2024, and as of the date of this prospectus, we have not completed the filing with CSRC. We may also be required to file with the CSRC in connection with any of our future offering and listing on an overseas market, including follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. Also, as of the date of this prospectus, we do not believe we are in a monopolistic position in the insurance intermediary industry. In summary, the recent statements and regulatory actions by China’s government related to the use of variable interest entities and data security or antimonopoly concerns, have not affected our ability to conduct the business, accept foreign investments, or list on a U.S. or other foreign exchange. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it needs to be determined based on further laws and regulations what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or non-Chinese exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that would require Heng Guang Insurance, Heng Guang Cayman or any subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

Because our business is conducted in Chinese dollars or RMB and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the amount of proceeds we will receive after the currency exchange from U.S. dollars to RMB.

Our business is conducted in the PRC, our internal books and records are recorded in renminbi or “RMB,” which is the legal currency of the mainland PRC, and the audited consolidated financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and U.S. dollars would affect the value of our assets and the results of our operations denominated in United States dollars. The value of the RMB against the United States dollars and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition presented in U.S. dollars. Further, we will need to convert the net proceeds denominated in U.S. dollars we receive in this offering into RMB in order to use the funds for our business in the PRC. Any decrease in the conversion rate from the United States dollars to the RMB would reduce the amount of net proceeds in RMB we would receive after the currency conversion and therefore adversely affect our ability to implement our plan to use such proceeds from the offering.

If we become subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve such matters, which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and U.S. regulatory agencies. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities, lack of effective internal controls over financial accounting, inadequate corporate governance policies and, in many cases, allegations of fraudulent activities. As a result of the scrutiny, criticism and negative publicity, the publicly traded stocks of many U.S. listed Chinese companies have experienced and may experience in the future high volatility in trading prices and market value and, in some cases, may be subject to the delisting procedures from the national stock exchanges. Some of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our business and stock prices when listed on a national stock exchange. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or false, we will have to expend significant capital and time to investigate such allegations and defend our company. If such allegations are proven to have merits, we and our business operations could be severely affected and you could sustain a significant loss in your investment in our Ordinary Shares.

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The newly enacted “Holding Foreign Companies Accountable Act” and proposed “Accelerating Holding Foreign Companies Accountable Act” both call for additional and more stringent criteria to be applied to restrictive market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and if our auditors fail to permit the Public Company Accounting Oversight Board (“PCAOB”) to inspect the auditing firm, our Class A Ordinary Shares may be subject to delisting.

On April 21, 2020, the SEC and the PCAOB released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in certain “restrictive markets,” including China. The joint statement emphasized the risks associated with lack of access from the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in the markets where the PCAOB has limited access to the local auditing firms and their work.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a restrictive market, (ii) adopt a new requirement relating to the qualification of management or the board of directors of companies in the restrictive markets, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On December 18, 2020, the “Holding Foreign Companies Accountable Act” was signed by President Donald Trump and became law. This legislation requires certain issuers to establish that they are not owned or controlled by a foreign government. Specifically, an issuer must make this certification if the PCAOB is unable to audit specified reports because the issuer has retained a foreign public accounting firm that is not subject to inspection by the PCAOB. Furthermore, if the PCAOB is unable to inspect the issuer’s public accounting firm for three consecutive years, the issuer’s securities are banned from trading on a national stock exchange.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which became law in December 2020. In June 2021, the Senate passed the AHFCAA, which was signed into law on December 29, 2022, reducing the time period for the delisting of foreign companies under the HFCAA to two consecutive years, instead of three years.

On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework.

On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, PCAOB may consider the need to issue new determinations consistent with the HFCAA and Rule 6100. The inability of the PCAOB to conduct inspections of auditors in China will make it more difficult to evaluate the effectiveness of these public accounting firms’ audit procedures or quality control procedures, which could cause existing investors and potential investors in our Ordinary Shares to lose confidence in our audit procedures and audited financial statements.

Our current auditor, YCM CPA INC., and our previous auditor, KCCW Accountancy Corp., have been inspected by the PCAOB on a regular basis. However, any future developments may add uncertainties to our proposed offering, to which Nasdaq may apply additional and more stringent criteria with respect to our auditor’s audit and quality control procedures, adequacy of personnel and training, sufficiency of resources, geographic reach, and experience as related to their audits. If independent registered public accounting firm fails to permit PCAOB to inspect its firm, our Class A Ordinary Shares may be subject to delisting by the stock exchange where such ordinary shares will be listed.

We must remit the offering proceeds to China before they may be used to benefit our business in China, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner.

We plan to remit the proceeds of this offering back to China, and the process for sending funds of such scale to China may take several months after the closing of this offering. Heng Guang Cayman may make advances or additional capital contributions to Heng Guang Insurance while the remittance of the offering proceeds is in process. For example, loans by us or additional capital contribution to our subsidiaries in China, cannot exceed the PRC statutory limits, while the shareholder loan must be also registered with the SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by MOFCOM or its local counterpart and the amount of registered capital of such foreign-invested company. The PRC regulatory clearance on the transfer of the offering proceeds to the PRC may delay our deployment of such capital and therefore may negatively affect our business growth strategy as planned.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years, which is expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits and additional personal protective equipment during COVID-19, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our services or insurance products, our profitability and results of operations may be materially and adversely affected.

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In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefits of our employees. Pursuant to the PRC Labor Contract Law that became effective in January 2008 and its rules and amendments promulgated thereunder, employers are subject to stricter requirements in terms of labor contracts, minimum wages, payments of remuneration, terms of probation and unilateral termination of labor contracts. In the event that we decide to terminate some of our employees or otherwise alter our employment or labor practices, the PRC Labor Contract Law and regulations may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

As the interpretation and implementation of the PRC Labor Contract Laws and regulations continue evolving, we cannot assure you that our employment practice does not and will not violate such rules and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare payment obligations, and contribute to the plans in such amounts in relation to their employees’ salaries, as specified by the local government where the business operations are. Historically, we did not complete the relevant employee benefit plan registrations for some of our employees in China, and the social insurance and housing fund contributions we paid for certain of our employees may be found inadequate under PRC law. As of the date of this prospectus, we have not received any notice of warning or been subject to any administrative penalties or other disciplinary actions from the relevant governmental authorities for our historical shortfall in social insurance and housing fund contribution. However, we cannot assure you that local authorities will not impose penalties or other administrative actions on us for our historical noncompliance. If local authorities determine that we failed to make adequate contributions to any employee benefits as required by relevant PRC regulations in the future, we may be subject to penalties and fines and/or catch-up contributions to certain employee benefit plans. A large lump sum payment obligation due to certain labor law violations will likely negatively affect our financial condition and results of operations.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company (the “Stock Option Rules”), replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We have not adopted any stock incentive plan as of the date of this prospectus, except four of our employees and consultants were awarded a total of 15.75% of Heng Guang Cayman’s share capital based on an employee stock ownership plan we adopted in April 2020. However, because the latest regulation regarding stock incentive plan of insurance agency is Circular of China Insurance Regulatory Commission on Further Regulating the Incentive Behavior of Insurance Professional Intermediaries, which issued in 2012 and is simple, it is unclear whether such award of shares is an stock incentive plan under PRC laws and regulations. Furthermore, if such award of shares is deemed as stock incentive plan or we adopt an employee stock incentive plan in the future, we and our executive officers and other employees who are PRC citizens or reside in the PRC for a continuous period of not less than one year will be subject to these regulations when our company becomes an overseas-listed company upon the completion of this offering. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and additional restrictions on such shareholders’ ability to exercise their stock options or remit proceeds gained from the sale of their securities into the PRC. We also face evolving regulation that could restrict our ability to adopt incentive plans for our directors, executive officers and employees under PRC law.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.

The PRC government has adopted regulations governing internet access and the distribution of news and information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our website is found to be in violation of any such requirements, we may be penalized by relevant authorities, and our online insurance operations or reputation could be adversely affected.

We may be adversely affected by the complexity, and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and subject to frequent changes. As a result, under certain circumstances, it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable internet laws and regulations.

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We only have contractual control over our website, www.hgbaoxian.cn. We do not directly own the websites, including internet information provision services. This may disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the Ministry of Industry and Information Technology, or the MITT, and the Ministry of Public Security or the MPS). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created more compliance requirements regarding the legality of foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our online insurance business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our online insurance business and results of operations.

You may have limited recourse in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands, we generate substantially all of our revenues from China and substantially all of our assets are located in China. In addition, all of our senior executive officers reside within China for a significant portion of the time and all are PRC nationals. As a result, if you want to effect service of process upon us or those persons inside mainland China or enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, the PRC Procedure Law may be applied. In addition, it may depend on local laws whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Mainland PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. In addition, according to the PRC Civil Procedures Law, the mainland PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

Furthermore, foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

Overseas regulators shall comply with certain procedures before they conduct investigation or collect evidence within China.

There are significant legal procedures in China to providing information needed for regulatory investigations or litigation initiated by regulators outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States involves uncertainty. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation, evidence collection and other activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within Hong Kong.

The Securities and Futures Commission of Hong Kong (“SFC”) is a signatory to the International Organization of Securities Commissions Multilateral Memorandum of Understanding, which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC. This is also reflected in section 186 of the Securities and Futures Ordinance (“SFO”) which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong Kong regulators, and section 378 of the SFO which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will materialize, or if it does, whether it will adequately address any efforts to investigate or collect evidence to the extent that may be sought by U.S. regulators.

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Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law, or the “EIT Law,” that became effective in January 2008 and latest amended in 2018, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances, and properties of an enterprise. In addition, a circular, known as SAT Circular 82, issued in April 2009 by the State Administration of Taxation, or the “SAT,” specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued a bulletin, known as SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups, or by PRC or foreign individuals.

We believe that neither we nor any of our offshore subsidiaries are a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities. If the PRC tax authorities determine that we and/or our offshore subsidiaries are a PRC resident enterprise for enterprise income tax, we and/or our offshore subsidiaries should follow a number of unfavorable PRC tax consequences. First, we will be subject to the uniform 25% enterprise income tax on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Finally, dividends payable by us to our investors and gains on the sale of our shares may become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether any of our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our shares. Although up to the date of this prospectus, Heng Guang Insurance has not been notified or informed by the PRC tax authorities that it has been deemed to be a resident enterprise for the purpose of the EIT Law, we cannot assure you that it will not be deemed to be a resident enterprise in the future.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from any Chinese authority to list our Ordinary Shares on Nasdaq, except for filing with CSRC. However, if we were required to obtain any type of securities listing approval from the PRC government in the future and were denied such permission, we would not be able to continue listing on Nasdaq or offering securities to investors, and therefore our share price would significantly depreciate.

Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, insurance commissions, property and other matters. The central or local governments of these jurisdictions may impose new and restrictive regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China, and result in a material change in our operations and/or the value of our Ordinary Shares.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that Didi Global Inc.’s application be removed from all the smartphone application stores in China.

Given the example of Didi Global Inc. and recent statements of by the Chinese government indicating an intent to exert more oversight overseas offerings and foreign investments in Chinese companies, our insurance agency business may be subject to various government regulation once our ordinary shares are listed on Nasdaq and such regulatory actions could significantly limit or completely hinder our ability to offer or continue to offer securities to non-Chinese investors and directly cause the value and trading prices of our ordinary shares to significantly decline or become worthless.

Although we are currently not required to obtain any permission from any PRC government to list our Ordinary Shares on Nasdaq, except for filing with CSRC, we may be required to obtain any further permission from the PRC government to list our shares on Nasdaq in the future, and even when we obtain such permission in accordance with the new rules and regulations, it will be unclear whether such permission will be rescinded or revoked at some point in time.

In light of recent events indicating greater oversight by the CAC over data security, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, our listing on The Nasdaq Capital Market, financial condition, results of operations, and the offering.

The regulatory requirements with respect to cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, and significant changes. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things. The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and the Cybersecurity Review Measures which became effective on February 15, 2022, provided that if a critical information infrastructure operator (“CIIO”) purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. The exact scope of what constitute a “CIIO” remains to be further defined. Further, the PRC government authorities may have discretion in accordance with the law in the interpretation and enforcement of these laws.

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On June 10, 2021, the SCNPC promulgated the Data Security Law, which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and also provides for a data classification and hierarchical protection system. The data classification and hierarchical protection system puts data into different groups according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations in case the data is falsified, damaged, disclosed, illegally obtained or illegally used. In addition, on December 28, 2021, a total of thirteen governmental departments of the PRC, including the PRC State Internet Information Office, issued the Cybersecurity Review Measures, according to which, a cybersecurity review is conducted by the CAC, to assess potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that critical information infrastructure operators and services and data processing operators that possess personal data of at least one (1) million users must apply for a review by the Cybersecurity Review Office of PRC, if they plan to conduct securities listings on foreign exchanges. In addition to the new Cybersecurity Review Measures, it also remains uncertain whether any future regulatory changes would impose additional restrictions on companies like us.

We are subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information. As of the date of this prospectus, Heng Guang Insurance’s online business platform collected, stored, used and processed all of the personal information and important data procured and collected from its operation in the PRC domestically, with zero cross-border data transfer. On January 21, 2021, Heng Guang Insurance received a level III data security certificate from the Chinese Ministry of Public Security after completing the compliance test. As of the date of this prospectus, we have not received any notice from any authorities identifying us as a CIIO or requiring us to undertake a cybersecurity review by the CAC. Further, we have not been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC to date. According to the Cybersecurity Review Measures, we believe we may not be subject to the cybersecurity review by the CAC for this offering, given that: (i) we mainly collect and store our personal insurance agents personal information according to the Provisions on the Supervision and Administration of Insurance Agents issued by CBIRC on December 11, 2020, and as of June 6, 2024, the number of such personal insurance agents was 3,222, and the total amount of personal information we collected and stored was 8,174, which do not meet the standard for cybersecurity review, (ii) we presently maintain and process all of our personal information data in the PRC; and (iii) data processed in our business is less likely to have a bearing on national security, thus it may not be classified as core or important data by the authorities. Therefore, we believe that we have complied with the regulations and policies issued by the CAC as of the date of this prospectus.

However, it needs to be further implemented as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply therewith. However, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and we will not be subject to the cybersecurity review by the CAC or designated as a CIIO. We may experience disruptions to our operations should we be required to have a cybersecurity review by the CAC. Any cybersecurity review could also result in negative impacts on our Nasdaq listing, share trading prices and diversion of our managerial and financial resources.

In addition, the Company as a corporate group currently does not have any operations in Hong Kong except that Heng Guang Hong Kong, our sole subsidiary in Hong Kong, may transfer funds within our corporate group in the future. We think that the legal and operational risks associated with operating in mainland China also may apply to Heng Guang Hong Kong’s future limited activities in Hong Kong, to the extent applicable to the transfers of funds in Hong Kong, if Hong Kong adopts certain rules, regulations or policy guidance with respect to currency exchange system. However, we believe, without in reliance on the opinion of Hong Kong legal counsel, that any commensurate laws or regulations or regulatory actions in Hong Kong related to data security concerns in Hong Kong may have very minimum impact or no impact at all on the Company’s business and this offering because we currently do not have and do not plan to have any substantive operations, including any data-related operations, in Hong Kong. Due to our minimum activities in Hong Kong, we believe, without in reliance on the opinion of Hong Kong legal counsel, we are not subject to the regulations or policies that have been issued in Hong Kong relating to data security oversight.

Failure to comply with PRC property-related laws and regulations regarding certain of our leased properties may adversely affect our business, financial condition and results of operations.

We leased certain properties in the PRC in connection with our business operations. Some of these properties do not meet certain property-related requirements under PRC laws and regulations. For example, as of June 2025, most of the leasing agreements of our leased properties for operation had not been registered and filed with the competent PRC government authorities as required by applicable PRC laws and regulations. We cannot assure you that the lessors will cooperate and complete the registration in a timely manner, although failure to complete the registration and filing of lease agreements will not affect the validity of such leases or impede our use of the relevant properties but could result in the imposition of fines up to RMB 10,000 for each leased property that is unregistered if we fail to rectify the noncompliance within the time frame prescribed by the relevant authorities. Furthermore, as of June 2025, some of the lessors of our lease properties have not provided us with their property ownership certificates, but the Company confirms that finding alternative properties is easy and low-cost if it’s necessary. If our lessors are not the owners of the properties and they have not obtained consents from the owners or their lessors, our leases could be invalidated or terminated as a result of challenges by third parties. If that occurs, we may have to renegotiate the leases with the owners or other parties who have the right to lease the properties, and the terms of the new leases may be less favorable to us. Although we may seek damages from such lessors, such leases may be void and we may be forced to relocate, which may negatively influence our operations.

You may have limited recourse in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on foreign laws. You or overseas regulators shall comply with certain procedures before conducting investigations or collecting evidence within China.

As a company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China. In addition, all of our senior executive officers reside within China for a significant portion of the time and are PRC nationals. As a result, if you want to effect service of process upon those persons inside mainland China or enforce judgements obtained in U.S. courts based on civil liability provisions of the U.S. federal securities laws against us and our officers and directors, the PRC Procedure Law may be applied. In addition, it may depend on local laws as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Mainland PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. In addition, according to the PRC Civil Procedures Law, the mainland PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. See “Enforceability of Civil Liabilities.”

You or overseas regulators shall comply with certain procedures before conducting investigations or collecting evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information, documents, and materials needed for regulatory investigations or litigation outside China. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross border securities activities, such regulatory cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of practical cooperation mechanism. Furthermore, according to Article 177 which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. In addition, aiming to further strengthen confidentiality and archives administration concerning overseas securities offering and listing by domestic companies, CSRC, MOF, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies on February 24, 2023, which sets clear requirements on companies’ duty of information security by introducing clearer guidance to domestic companies, relevant securities companies and securities service providers on confidentiality and archives administration concerning overseas securities offering and listing by domestic companies. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

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Risks Related to this Offering and the Trading Market

There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you have paid, or at all.

Prior to this offering, there has not been a public market for our Ordinary Shares. We have applied for the listing of our Class A Ordinary Shares on The Nasdaq Capital Market. However, an active public market for our Class A Ordinary Shares may not develop or be sustained after the offering, in which case the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected.

The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiations between us and the underwriter, and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Class A Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Class A Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the net tangible book value per Class A Ordinary Share. Consequently, when you purchase our Class A Ordinary Shares in the offering and upon completion of the offering, you will incur immediate dilution. See “Dilution” on page 45. In addition, you may experience further dilution to the extent that additional Ordinary Shares are issued upon exercise of outstanding warrants or options we may grant from time to time.

Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline. As of the date of this prospectus, there are 6,500,000 Class A Ordinary Shares and 3,500,000 Class B Ordinary Shares issued and outstanding. 12,750,000 Class A Ordinary Shares are expected to be outstanding immediately after the consummation of this offering, assuming the underwriter does not exercise its over-allotment, and 13,687,500 Class A Ordinary Shares are expected to be outstanding immediately after the consummation of this offering, assuming the underwriter exercises its over-allotment option in full. Sales of these shares into the market could cause the market price of our Class A Ordinary Shares to decline.

We do not intend to pay dividends on our Class A Ordinary Shares in the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any cash dividends in the foreseeable future. As a result, you may only receive return on your investments in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares exceeds the price you pay.

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If securities or industry analysts do not publish research or reports about our business, or if they publish negative reports regarding our Class A Ordinary Shares or business operations, the price and/or trading volume of our Class A Ordinary Shares could decline.

The trading market for our Class A Ordinary Shares may be affected in part by the research reports that industry or securities analysts publish about our stock or our business. We do not have any control over these analysts or their reports. If one or more of the analysts who cover us downgrade our Class A Ordinary Shares or share negative information about us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on our Class A Ordinary Shares, our visibility in the financial markets may decline, which could lead to the decreases of the trading price and trading volume of our Ordinary Shares.

The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between the underwriter and us and may deviate substantially from the market price of our Ordinary Shares following our initial public offering. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed the prices in the private offering transactions of our Class A Ordinary Share prior to our initial public offering. The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including wars, incidents of terrorism, epidemics, earthquakes or other Acts of God.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the financial performance of those companies. In the past, shareholders have filed securities class actions following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We may encounter extreme stock price volatility unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

Prior to this offering, there was no public market for shares of our Class A Ordinary Shares. The initial public offering price for the shares of our Class A Ordinary Shares sold in this offering will be determined by negotiation between the underwriters and us. This initial public offering price may not reflect the market price of our Class A Ordinary Shares following this offering.

In 2022, there were recent instances of extreme stock price run-ups followed by rapid price declines and stock price volatility seemingly unrelated to those companies’ performance following a number of recent initial public offerings. After the consummation of this offering, our Class A Ordinary Shares may in the future experience extreme volatility, such as rapid stock price run-ups and declines, that may not be related to the operating performance of the issuer. The potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from disclosure and other requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. See “Prospectus Summary—Implications of Heng Guang Cayman Being an “Emerging Growth Company.””

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes as set forth in the “Use of Proceeds” on page 43. Our management will have significant discretion as to the use of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the market price of our Class A Ordinary Shares in the near future.

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We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the applicable stock exchange, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We expect to incur additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (i) following the fifth anniversary of the completion of this offering, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior March 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Securities Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Securities Exchange Act prescribing the proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions under Section 16 of the Securities Exchange Act. In addition, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future due to changes to our operations and other factors. Should we cease being a foreign private issuer, we will incur additional significant legal, accounting and related expenses, which may adversely affect our results of operations in the future.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were a U.S issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing on the Nasdaq. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our Board to consist of independent directors. Thus, although a director must act in the best interests of the company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to those requirements although we intend to comply with the requirements on the three committees upon listing of our Class A Ordinary Shares. Nasdaq listing rules may require shareholder approval for certain corporate matters, such as approval on the equity incentive plans, material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules in determining whether shareholder approval is required. We may, however, consider following home country practice in the future in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

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As a foreign private issuer we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us available to the public shareholders than if we were a U.S. domestic issuer. We are exempt from:

●	the rules requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months from the end of each fiscal year. However, the information we are required to file with the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same level of protections or information that would be made available to you if we were a U.S. domestic issuer.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation, such as us, will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Class A Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2022 taxable year or for a subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of each tax year.

Because we are entitled to the economic benefits associated with Heng Guang Insurance, we control Heng Guang Insurance’s management decisions and we are entitled to the economic benefits associated with Heng Guang Insurance, in determining our PFIC status we are treating Heng Guang Insurance as our wholly-owned subsidiary. Any references to control or benefits that accrue to Heng Guang Cayman because of the VIE Agreements are limited to, and subject to conditions we have satisfied for consolidation of the VIE under U.S. GAAP. For purposes of the PFIC analysis, a non-U.S. corporation is generally deemed to own its pro rata share of the gross income and assets of any entity of which it owns at least 25% of the stock by value. Although Heng Guang Cayman and the Affiliated Entities do not technically own any stock in Heng Guang Insurance, the control of Heng Guang Insurance’s management decisions, the entitlement to economic benefits associated with Heng Guang Insurance, and the inclusion of Heng Guang Insurance as part of the consolidated group for accounting purposes (as permitted by Accounting Standards Codification (ASC) Topic 810, “Consolidation,”) is arguably akin to holding a stock interest in Heng Guang Insurance for tax purposes. Therefore, in determining PFIC status for any year, we will treat our interest in Heng Guang Insurance as a deemed stock interest and take into account the income and assets of Heng Guang Insurance for tax purposes.

However, it is not clear that we are permitted to treat our interest in Heng Guang Insurance as a stock interest for U.S. federal income tax purposes. The tax statute provides that we must “own” at least 25 percent of the stock of another corporation in order to take into account its assets and income in determining our PFIC status. And the U.S. Internal Revenue Service (“IRS”) has declined to provide guidance on whether a relationship such as the one we have with Heng Guang Insurance should be viewed as stock ownership. Should the IRS successfully challenge our position that we “own” Heng Guang Insurance for United States federal income tax purposes, we would be treated as a PFIC. Moreover, even if we were permitted to treat Heng Guang Insurance as a subsidiary, we may still be classified as a PFIC because of the value of our passive assets.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation—United States Federal Income Taxation—Passive Foreign Investment Company.”

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Heng Guang Cayman is an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, by the Companies Act (Revised) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders, their ability to take action against our directors, actions by minority shareholders and the fiduciary duties of our directors are primarily determined by the common law of the Cayman Islands. The common law in the Cayman Islands draws from limited judicial precedent in the Cayman Islands and from English common law with English court decisions having persuasive, but not binding, authority in the Cayman Islands. The legal framework for shareholder rights and director fiduciary duties in the Cayman Islands may not be as well-defined as in some U.S. jurisdictions with more developed statutes and judicial precedents. Additionally, the Cayman Islands has a less extensive body of securities laws compared to the United States. In particular, Cayman Islands companies may not have the legal standing to initiate shareholder derivative actions in a federal court of the United States.

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Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records, typically limited to the memorandum and articles of association, register of directors, and register of mortgages and charges. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of these factors, public shareholders may face more challenges in safeguarding their interests in response to actions taken by our management, members of the board of directors or controlling shareholders compared to the protections available to shareholders of a company incorporated in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Heng Guang Cayman’s articles of association allow our shareholders holding shares representing in aggregate not less than 10% of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least 21 clear days is required for the convening of our annual general shareholders’ meeting and at least 14 clear days’ notice any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of the total issued shares carrying the right to vote at a general meeting of Heng Guang Cayman. For these purposes, “clear days” means that period excluding (i) the day when the notice is given or deemed to be given and (ii) the day for which it is given or on which it is to take effect.

Our pre-IPO shareholders will be able to sell their shares after completion of this offering subject to restrictions under the lock-up requirement and Rule 144.

Our pre-IPO shareholders who purchased our Class A Ordinary Shares in pre-IPO private offerings may be able to sell their Class A Ordinary Shares under Rule 144 after completion of this offering. Because these shareholders have paid a lower price per share than the initial public offering price, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of our Class A Ordinary Shares following completion of the offering, to the detriment of investors in this offering. We issued a total of 6,500,000 Class A Ordinary Shares to our pre-IPO shareholders. Under rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the applicable holding periods, as well as the respective lock-up periods required as part of our underwriting agreement with our underwriter. We do not expect any of the Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial.

Our authorized share capital is divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to ten (10) votes per share. Heng Guang Cayman will issue Class A ordinary shares in this offering. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. The holder of Class B ordinary shares has the ability to control matters requiring shareholders’ approval, including any amendment of our memorandum and articles of association. Any future issuances of Class B ordinary shares may be dilutive to the voting power of holders of Class A ordinary shares. Any conversions of Class B ordinary shares into Class A ordinary shares may dilute the percentage ownership of the existing holders of Class A ordinary shares within their class of ordinary shares. Such conversions may increase the aggregate voting power of the existing holders of Class A ordinary shares. In the event that Heng Guang Cayman has multiple holders of Class B ordinary shares in the future and certain of them convert their Class B ordinary shares into Class A ordinary shares, the remaining holders who retain their Class B ordinary shares may experience increases in their relative voting power.

Upon the completion of this offering, Mr. Jiulin Zhang will beneficially own 100% of our issued Class B Ordinary Shares. In addition, Mr. Jiulin Zhang also owns Class A Ordinary Shares. These Class B Ordinary Shares will constitute 21.54% of our total issued and outstanding share capital immediately after the completion of this offering and 73.30% of the aggregate voting power of our total issued and outstanding share capital immediately after the completion of this offering due to the disparate voting powers associated with our dual-class share structure, assuming the underwriter does not exercise its option to purchase additional Class A Ordinary Shares. As a result of the dual-class share structure and the concentration of ownership, holders of Class B Ordinary Shares have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A Ordinary Shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

The dual-class structure of our Ordinary Shares may adversely affect the trading market for our Class A Ordinary Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A ordinary shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on companies with dual-class or multi-class share structures in their indices. In July 2017, S&P Dow Jones and FTSE Russell announced changes to their eligibility criteria for the inclusion of shares of public companies on certain indices, including the Russell 2000, the S&P 500, the S&P MidCap 400 and the S&P SmallCap 600, to exclude companies with multiple classes of shares from being added to these indices. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. As a result, our dual-class structure would make us ineligible for inclusion in any of these indices, and mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track these indices will not be investing in our Class A ordinary shares. These policies are still relatively new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Furthermore, we cannot assure you that other stock indices will not take a similar approach to S&P Dow Jones or FTSE Russell in the future. Exclusion from indices could make our Class A ordinary shares less attractive to investors and, as a result, the market price of our Class A ordinary shares could be adversely affected.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of ordinary shares of approximately $22.4 million (or approximately $25.9 million if the underwriter’s over-allotment option is exercised in full), based upon an assumed initial public offering price of $4.00 per share, and after deducting estimated underwriting discounts, the non-accountable expense allowance, and estimated offering expenses payable by us.

We plan to use the net proceeds we receive from this offering, assuming the underwriter does not exercise its over-allotment option, for the following purposes:

Purposes	Percentage	Amount of Net Proceeds
Research, development and operational investment on our new online insurance platform “Heng Kuai Bao”	30%	$6,720,000
Marketing and branding (including online and offline advertisement and public relations activities)	15%	$3,360,000
Recruitment and training (with a focus on developing and upgrading the life insurance department and grow a skilled sales team for our life insurance products)	15%	$3,360,000
Strategic business expansion and acquisitions into life insurance sector	30%	$6,720,000
General working capital	10%	$2,240,000

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The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. With respect to the use of proceeds on potential business acquisitions, as of the date of this prospectus, we are at the pre-term-sheet negotiation stage with three companies, all of which are based in Chengdu City, Sichuan Province, China. The three potential acquisition target companies are in the life insurance agency business, insurance brokerage business, and insurance adjustment business, respectively. We have not formed any concrete plan to proceed with any business combination with any target company and do not plan to enter into any term sheet or definitive agreement prior to the completion of the Offering. We may not continue the negotiation with all of the target companies or any target company at all.

Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or from the share premium account, provided that in no circumstances may a dividend be paid out of the share premium account if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the dividend is proposed to be paid.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary Heng Guang Hong Kong.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to WFOE only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The value of the Renminbi fluctuates and is affected by, among other things, changes in Chinese political and economic conditions. The conversion of RMB into foreign currencies and the remittance of currencies out of the mainland PRC shall comply with certain procedures. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and the affiliates in the PRC incur debts in the future, the debt instruments may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations through the current contractual arrangements, we may be unable to pay dividends on our Class A Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China sourced income and as a result may be subject to mainland PRC withholding tax at a rate of up to 10.0%. See “Taxation—People’s Republic of China Enterprise Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from Heng Guang Insurance to WFOE, pursuant to contractual arrangements between them, and the distribution of such payments to Heng Guang Hong Kong as dividends from WFOE. Certain payments from Heng Guang Insurance to WFOE are subject to PRC taxes, including but not limited to business taxes, value added tax (“VAT”) and corporate income tax.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2024:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the sale of 6,250,000 Class A Ordinary Shares by us in this offering at the assumed initial public offering price of $4.00 per share, and to reflect the application of the proceeds after deducting the underwriting discounts and offering expenses payable by us.

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You should read this capitalization table together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus, “Use of Proceeds” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information included elsewhere in this prospectus.

	December 31, 2024
	Actual	As adjusted (without over-allotment)(1)	As adjusted (with over-allotment exercised in full)(1)
	$	$	$
Cash	$223,700	$22,648,700	$26,079,950
Shareholders’ Equity:
Ordinary Shares, par value $0.001 per share, 50,000,000 Ordinary Shares authorized. 10,000,000 shares, including 6,500,000 Class A Ordinary Shares and 3,500,000 Class B Ordinary Shares, issued and outstanding, actual; 12,750,000 Class A Ordinary Shares and 3,500,000 Class B Ordinary Shares, issued and outstanding, as adjusted, without over-allotment option; 13,687,500 Ordinary Shares and 3,500,000 Class B Ordinary Shares, issued and outstanding, as adjusted, with over-allotment option(2)	$10,000	$16,250	$17,188
Class A Ordinary Shares	$6,500	$12,750	$13,688
Class B Ordinary Shares	$3,500	$3,500	$3,500
Additional paid-in capital	$7,176,489	$29,595,239	$33,025,552
Accumulated deficit	$(5,782,474)	$(5,782,474)	$(5,782,474)
Accumulated other comprehensive income	$145,489	$145,489	$145,489
Total Shareholders’ Equity	$1,549,504	$23,974,504	$27,405,754

(1)	Reflects the sale of Class A Ordinary Shares in this offering at an assumed initial public offering price of $4.00 per share, and after deducting the estimated underwriting discounts and offering expenses including out-of-pocket expenses payable by us. The as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $22.4 million without over-allotment option or $25.9 million with over-allotment option.

(2)	On July 8, 2021, our authorized share capital increased to 50,000,000 Ordinary Shares, par value $0.001 per share, of which 10,000,000 Ordinary Shares outstanding, including 6,500,000 Class A Ordinary Shares and 3,500,000 Class B Ordinary Shares. As of December 31, 2024, we had 50,000,000 Ordinary Shares authorized, par value $0.001 per share, and 10,000,000 Ordinary Shares issued and outstanding.

A $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per Class A Ordinary Share would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $5.72 million, assuming the number of Class A Ordinary Shares offered by us without over-allotment option, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, and estimated expenses payable by us.

On July 8, 2021, the sole shareholder of Heng Guang Cayman approved a subdivision and re-designation of the share capital of Heng Guang Cayman from US$50,000 divided into 50,000 ordinary shares of US$1.00, par value per share, into US$50,000 divided into 38,000,000 Class A Ordinary Shares of US$0.001 par value per share and 12,000,000 Class B Ordinary Shares of US$0.001 par value per share and amended the memorandum of association of Heng Guang Cayman in order to reflect the amended share capital.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted for each Class A Ordinary Share you purchase to the extent of the difference between the initial public offering price per Class A Ordinary Share and our as adjusted net tangible book value per Class A Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Our net tangible book value as of December 31, 2024 was approximately $1.33 million. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Class A Ordinary Share (as adjusted for the offering) from the initial public offering price per Class A Ordinary Share and after deducting the estimated underwriting discounts, and the estimated offering expenses payable by us.

After giving effect to our sale of 6,250,000 Class A Ordinary Shares offered in this offering based on the initial public offering price of $4.00 per Class A Ordinary Share after deduction of the estimated underwriting discounts and the estimated offering expenses including out-of-pocket expense including out-of-pocket expense payable by us, our as adjusted net tangible book value as of December 31, 2024 would be approximately $23.75, or $1.86 per outstanding Class A Ordinary Share. This represents an immediate increase in net tangible book value of $1.66 per Class A Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $2.14 per Class A Ordinary Share to investors purchasing Class A Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

	Without Over-Allotment	With Over-Allotment Exercised in Full
Assumed initial public offering price per Class A Ordinary Share	$4.00	$4.00
Net tangible book value per Ordinary Share as of December 31, 2024	$0.20	$0.20
Increase in the net tangible book value per Class A Ordinary Share attributable to existing shareholders from this offering	$1.66	$1.79
Pro forma net tangible book value per Class A Ordinary Share immediately after this offering	$1.86	$1.99
Amount of dilution in net tangible book value per Class A Ordinary Share to new investors in the offering	$2.14	$2.01

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The following charts illustrate our pro forma proportionate ownership as of December 31, 2024 upon completion of this offering by existing shareholders and investors in this Offering, compared to the relative amounts paid by each group. The charts reflect payment by existing shareholders as of the date the consideration was received and by investors in this Offering at the assumed Offering Price without deduction of commissions or expenses. The chart further assumes no changes in net tangible book value other than those resulting from the offering and the over-allotment option is not exercised.

Without Over-Allotment

	Class A Ordinary Shares Purchased		Total consideration		Average price per Class A Ordinary
	Number	Percent	Amount	Percent	Share

Existing shareholders	6,500,000	51%	$4,671,218	15.7%	$0.72
New investors	6,250,000	49%	$25,000,000	84.3%	$4.00
Total	12,750,000	100%	$29,671,218	100%	$2.33

With Over-Allotment Exercised in Full

	Class A Ordinary Shares Purchased		Total consideration		Average price per Class A Ordinary
	Number	Percent	Amount	Percent	Share

Existing shareholders	6,500,000	47.5%	$4,671,218	14%	$0.72
New investors	7,187,500	52.5%	$28,750,000	86%	$4.00
Total	13,687,500	100%	$33,421,218	100.00%	$2.44

ENFORCEABILITY OF CIVIL LIABILITIES

Heng Guang Cayman is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. Heng Guang Cayman is incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and may provide significantly less protection for investors than the United States.

Substantially all of our assets are located in the PRC. In addition, all but one of our directors and officers are nationals or residents of the PRC and all or substantially all of the PRC officers’ and directors’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon Heng Guang Cayman or these persons, or to enforce judgments against Heng Guang Cayman or them obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Sichenzia Ross Ference Carmel LLP as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier (Cayman) LLP (“Ogier”), our counsel with respect to the laws of Cayman Islands, and Jingtian & Gongcheng, our counsel with respect to the PRC laws, have advised us that the local applicable procedure law shall be complied with before the courts of the Cayman Islands or the PRC consider (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

Jingtian & Gongcheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Mainland PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures based on either the treaties between China and the country where the judgment is made or the reciprocity between two jurisdictions.

In addition, our investors may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

Furthermore, foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations for the twelve months ended December 31, 2024 and 2023 and the related notes included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus.

Overview

We are an insurance agency company operating in China. We derive our revenue primarily from commissions and fees paid by insurance companies, typically calculated as a percentage of premiums paid by customers to the insurance companies that we represent. As of the date of this prospectus, we have relationships with over 70 insurance companies in the PRC, and are able to offer a variety of insurance products to our customers, such as automobile insurance, casualty and accident insurance, construction and engineering insurance, liability insurance, property insurance, health insurance and life insurance. We help consumers select the right insurance to purchase, while we represent the insurance companies in the transactions. For the year ended December 31, 2024, 68.55% of our total revenue were attributed to our top five insurance company partners, each accounted for 21.13%, 20.33%, 13.07%, 9.36% and 4.66%, respectively. For the year ended December 31, 2023, 70.65% of our total revenue were attributed to our top five insurance company partners, each accounted for 17.63%, 16.94%, 15.37%, 12.03%, and 8.68%, respectively. See “Business—Customers” for details about our top insurance partners. We sell insurance products primarily through our sales force who are individual sales agents in our distribution and service network. As of the date of this prospectus, we had 48 locations (branch offices) throughout China to sell the insurance products. A large component of our cost of revenues is commissions paid to our individual sales agents.

We also generate our revenue from performing insurance claim site assistance services for insurance companies, primarily through providing the initial on-site accident and property damage inspection and investigation for auto insurance claims.

The Chinese insurance industry has grown substantially in the past decade. Historically, insurance companies in the PRC relied primarily on their exclusive individual sales agents and direct sales force to sell their insurance products. However, in recent years, as a result of increased competition and consumers’ demand for more insurance choices, insurance companies gradually expanded their distribution channels to include insurance intermediaries, such as commercial banks, insurance agencies and insurance brokerage. In addition, because of the increasingly high cost associated with establishing and maintaining distribution networks of their own, more insurance companies chose to rely primarily on insurance intermediaries to distribute the insurance products and provided attractive monetary incentives to the insurance intermediaries. We intend to grow our company by expanding our distribution network through opening more branch offices in China, training and recruiting more skilled professional sales agents to our sales force, and growing our health and life insurance business line, which was launched in 2018. We will also continue to seek opportunities to offer innovative and premium services and products to our customers. Furthermore, we expect that more and more insurance companies may choose to outsource claim site assistance functions to outside professional inspectors to reduce the insurance companies’ claim site assistance and management risk related costs. We intend to expand our insurance claim site assistance team to meet the outsourcing needs of some insurance companies. In addition, in 2018, we started the development of a mobile app “Heng Kuai Bao”, which provided sales support, training, commission management and instant insurance quotes to our agents. We plan to further develop and enhance Heng Kuai Bao and build our online platform to extend the digital services to our customers allowing them to shop insurance products online, file insurance claims online, and manage policies online.

Factors Affecting Our Results of Operations

As an insurance intermediary in China, our financial condition and results of operations are affected by a variety of factors, including those described below and in the section titled “Risk Factors” on page 22 in this prospectus.

Key Financial Performance Indicators

Our key financial performance indicators consist of the number of insured customers, the insurance premium and coverage they purchase for our insurance agency and claim site assistance services, the commission we charge insurance carriers and our ability to collect the commission revenue on a timely manner, and our ability to control costs and improve our operating efficiency over time, which significantly impact our net revenue, and operating expenses, as discussed in greater detail under “Results of Operations” below.

Comparison of years ended December 31, 2024, and 2023

For the year ended December 31, 2024, 68.55% of our total revenue were attributed to our top five insurance company partners, each accounted for 21.13%, 20.33%, 13.07%, 9.36%, and 4.66%, respectively. For the year ended December 31, 2023, 70.65% of our total revenue were attributed to our top five insurance company partners, each accounted for 17.63%, 16.94%, 15.37%, 12.03%, and 8.68%, respectively. See “Business—Customers” for details about our top insurance partners.

Revenue Categories

The Company’s revenue derived mostly from (1) agency commission revenue, and (2) auto insurance claim site assistance services. We had agency commission revenue in the amounts of $34,921,813 and $21,548,777, respectively, during the years ended December 31, 2024 and 2023. We generated claim site assistance revenue in the respective amounts of $602,197 and $1,178,290 during the years ended December 31, 2024 and 2023, respectively.

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The following table illustrates the breakdown of our total commission revenue, net by insurance products for the years ended December 31, 2024 and 2023.

	Year ended December 31, 2024		Year ended December 31, 2023
	Revenue	Percentage of Total commission revenue	Revenue	Percentage of Total commission revenue
Automobile Insurance
Mandatory	$1,756,278	5.03%	$1,457,051	6.76%
Other	15,685,193	44.92%	9,105,804	42.26%
Property Insurance	269,387	0.77%	258,223	1.20%
Liability Insurance	2,476,922	7.09%	2,141,057	9.94%
Casualty Insurance	8,195,346	23.47%	2,391,189	11.10%
Construction and Engineering Insurance	509,936	1.46%	358,544	1.66%
Life and Health Insurance	232,044	0.66%	720,721	3.34%
Cargo transportation	5,615,722	16.08%	4,953,920	22.99%
Other	180,985	0.52%	162,268	0.75%
Total commission revenue, net	$34,921,813	100.00%	$21,548,777	100.00%

The following table illustrates the annual repurchase rate of each insurance product for the years ended December 31, 2024.

	For the year ended December 31, 2024
	New Customers	Existing Customers	Total	Annual repurchase rate

Automobile Insurance	139,338	328,138	467,476	70.19%
Mandatory	61,130	142,650	203,780	70.00%
Other	78,208	185,488	263,696	70.34%
Property Insurance	2,711	11,396	14,107	80.78%
Liability Insurance	7,611	30,604	38,215	80.08%
Casualty Insurance	2,719	25,480	28,199	90.36%
Construction and Engineering Insurance	360	1,507	1,867	80.72%
Life and Health Insurance	1,202	5,118	6,320	80.98%
Cargo transportation	10,110	40,729	50,839	80.11%
Other	159	656	815	80.49%

The following table illustrates the annual repurchase rate of each insurance product for the years ended December 31, 2023.

	For the year ended December 31, 2023
	New Customers	Existing Customers	Total	Annual repurchase rate

Automobile Insurance	55,913	131,329	187,242	70.14%
Mandatory	40,112	94,460	134,572	70.19%
Other	15,801	36,869	52,670	70.00%
Property Insurance	2,609	11,024	13,633	80.86%
Liability Insurance	8,605	34,420	43,025	80.00%
Casualty Insurance	2,740	24,701	27,441	90.01%
Construction and Engineering Insurance	29	88	117	75.21%
Life and Health Insurance	298	1,196	1,494	80.05%
Cargo transportation	1,299	5,870	7,169	81.88%
Other	221	959	1,180	81.27%

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Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to the allowance for doubtful accounts, allowance for sales returns and cost of sales returns, the useful life of property and equipment, and assumptions used in assessing the impairment of long-term assets.

We base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our significant judgments and estimates used in the preparation of the consolidated financial statements. For further information of the below critical accounting policies and estimates and our other significant accounting policies, see Note 2 to our audited consolidated financial statements included elsewhere in this prospectus.

Insurance Agency Services Revenue

Heng Guang Cayman, through the VIE, sells insurance products provided by insurance carriers to the insureds as an insurance agent, and is compensated in the form of commissions from the respective insurance carriers, according to the terms of each service agreement made by and between Heng Guang Insurance and the insurance carriers. The amount of revenue to be recognized is determined by the service contracts between Heng Guang Insurance and the insurance carriers, typically a percentage of insurance premium. The performance obligation is considered met and revenue is recognized when the services are rendered and completed, at the time an insurance policy becomes effective, that is, when the signed insurance policy is in place and the premium is collected from the insured. The Company has met all the criteria of revenue recognition when the premiums are collected by the respective insurance carriers and not before, because collectability is not ensured until receipt of the premium. Accordingly, the Company does not accrue any commission revenue prior to the receipt of the related premiums by the insurance carriers.

Management estimates and recognizes allowance for cancellation of insurance policy by customers during the insurance coverage period based on its historical experience. Any commission adjustments in connection with insurance policy cancellations, are recognized upon notification from the insurance carriers.

The Company recognizes commissions paid to individual sales agents as cost of revenues when incurred. In connection with cancellation of insurance policy, the Company is entitled to the return of commission cost paid to its insurance agents. The Company has the rights and ability to recover the amounts of commission cost paid to its sales agents in the event of cancellation of insurance. Therefore, management has estimated an allowance for commission cost of cancellation of insurance in connection with the allowance for cancellation of commission revenue.

The Company reduces commission revenue and cost of revenue by an estimate of future customer cancellations of insurance policy, which is calculated based on historical experience, and records an allowance for commission revenue from sales cancellation of insurance policy and an estimated allowance for cost of commission revenue from sales cancellation of insurance policy. The allowance for commission revenue from sales cancellation of insurance policy is classified as accrued sales return liability on the Consolidated Balance Sheets, totaling $652,794 and $2,300,378 as of December 31, 2024 and 2023, respectively.

The following presents the roll-forward schedule of accrued sales return liability for the years ended December 31, 2024 and 2023.

	Years Ended December 31,
	2024	2023
Balance, beginning of year	$2,300,378	$1,300,605
Addition	1,110,209	1,195,389
Less actual sales cancellation and reversal	(2,717,768)	(155,701)
Effect of foreign currency translation	(40,025)	(39,915)
Balance, end of year	$652,794	$2,300,378

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The following presents accrued sales return liability by insurance product type as of December 31, 2024 and 2023.

	December 31, 2024	December 31, 2023
Automobile Insurance
Mandatory	$34,627	$64,707
Other	273,523	1,618,860
Property Insurance	5,311	2,901
Liability Insurance	48,835	84,380
Casualty Insurance	161,581	474,090
Construction and Engineering Insurance	10,054	16,578
Life and Health Insurance	4,575	37,612
Cargo transportation	110,720	1,083
Other	3,568	167
Total accrued sales return liabilities	$652,794	$2,300,378

The allowance for cost of commission revenue resulting from sales cancellation of insurance policy is classified as prepaid commission cost on the Consolidated Balance Sheets, totaling $489,596 and $1,868,036 as of December 31, 2024 and 2023, respectively, for the recoverable commission cost estimated to be returned by the sales agents.

The following presents the roll-forward schedule of prepaid commission cost as of December 31, 2024 and 2023.

	For the years ended December 31,
	2024	2023
Beginning balance, beginning of year	$1,868,036	$1,045,426
Addition	832,657	970,723
Less cost of sales related to sales cancellation and reversal	(2,179,178)	(115,979)
Effect of foreign currency translation	(31,919)	(32,134)
Ending balance, end of year	$489,596	$1,868,036

Actual estimated cancellation for commission revenue amounted to $1,110,209 and $1,195,389 for the years ended December 31, 2024 and 2023, respectively. Estimating future returns requires substantial judgment based on current and historical trends and actual return may vary from our estimates. A 10% change in the allowance for cancellation for commission revenue, net of the estimated allowance for cost of sales cancellation asset, would impact our gross profit and net loss by approximately $11,810 for the year ended December 31, 2024.

The Company recorded net insurance agency commission revenue, in the amount of $34,921,813 and $21,548,777 for the years ended December 31, 2024 and 2023, respectively.

Insurance claims site assistance revenue

The Company also performs insurance claims site assistance service for insurance carriers, primarily providing the initial on-site accident and property damage inspection and investigation for auto insurance claims. For insurance claims site assistance services, performance obligation is considered met and revenue is recognized when the services are rendered and completed, at the time the accident or property damage reports are received by insurance carriers. The Company does not accrue any service fee before the receipt of an insurance company’s acknowledgement of receiving the reports.

The Company recorded net insurance claims site assistance revenue in the amount of $602,197 and $1,178,290 for the years ended December 31, 2024 and 2023, respectively.

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Income Taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that the Company judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company’s liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Company’s effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. As of December 31, 2024 and 2023, the Company had no significant uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company recognizes interest and penalties related to significant uncertain income tax positions in other expense if any. There were no such interest and penalties for the years ended December 31, 2024 and 2023. As of December 31, 2024, income tax returns for the tax years ended December 31, 2020 through December 31, 2024 remain open for statutory examination by PRC tax authorities.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

On June 7, 2021, Heng Guang Insurance received a demand letter from Grandway Law Offices on behalf of its client Chengdu Yaoran Enterprise Management Consulting Co., Ltd. (“Yaoran Consulting”), claiming Yaoran Consulting’s alleged 5% ownership interest in Heng Guang Cayman due to the services provided by Yaoran Consulting based on an IPO service agreement between Yaoran Consulting and Heng Guang Insurance. The Company believes that Yaoran Consulting’s claim is baseless and plans to defend itself and the integrity of the ownership interest of Heng Guang Cayman should the threatened demand letter develop into a legal action. As of the date of this prospectus, we have not received any document regarding the legal action.

On June 15, 2022, a Loan Agreement was entered between the Company and Cheng Zheng, an individual unrelated to the Company, for $10,000,000, with an annual interest rate of 10.0% for a one-year term. Pursuant to the Loan Agreement, the Company is obligated to repay the entire amount, including principal and interest by June 14, 2023. In addition, a Pledge Agreement to the loan was entered between Cheng Zheng and Jiulin Zhang, the Chief Executive Officer of the Company, provided Jiulin Zhang is the guarantor of the loan by pledging all of the Company’s shares held by Jiulin Zhang from time to time, all the cash and securities instruments held in the pledged account from time to time, and all proceeds of the forgoing. The Company has claimed that both the Loan and Pledge Agreements were false, with forged signature of the borrower and guarantor. Management believes that the claim by Cheng Zheng is without merit and that the Company is not required to pay any amounts. The Company plans to defend itself vigorously should the claim by Cheng Zheng develop into a legal action. To date, no legal action has been taken by Cheng Zheng, and the Company has not taken any activity in challenging the Loan and Pledge Agreements.

In addition, in January 2021, our Zhejiang branch office was fined by CBIRC in the amount of RMB 150,000 (approximately $23,000) for its misuse of accounting records. In December 2023, our Luzhou branch office was fined by Luzhou bureau of National Financial Regulatory Administration in the amount of RMB 120,000 (approximately $20,000) for its employee’s improper practice behavior. In May 2024, our Zhejiang branch office was fined by Lishui bureau of National Financial Regulatory Administration in the amount of RMB 150,000 (approximately $23,000) for its misuse of accounting records. The regulatory investigations and proceedings may divert the management’s attention from our daily operations and the regulatory penalties may adversely affect our reputation and employees’ morale and confidence in our operations. Although we make our best efforts to improve the internal control over and supervision of the business activities of our local branches, there is no guaranty that we will not be fined by the insurance authorities in the future. Any regulatory proceeding and penalty will likely negatively affect our business operations and financial performance.

This information should be read together with our audited consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

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Results of Operations for the Years Ended December 31, 2024 and 2023

The following table sets forth a summary of our consolidated results of operations for the years ended December 31, 2024 and 2023. Certain columns may not add up due to rounding. The results of operations in any period are not necessarily indicative of our future trends.

	Years ended December 31,		Changes in
	2024	2023	Amount	Percentage

Net revenues:
Commission	$34,921,813	$21,548,777	$13,373,036	62.1%
Claim site assistance	602,197	1,178,290	(576,093)	(48.9)%
Total net revenues	35,524,010	22,727,067	12,796,943	56.3%

Cost of revenue	27,590,014	18,592,980	8,997,034	48.4%

Gross profit	7,933,996	4,134,087	3,799,909	91.9%

Operating expense
Selling expenses	6,852,032	3,651,803	3,200,229	87.6%
General and administrative expense	1,182,350	1,624,312	(441,962)	(27.2)%
Total operating expenses	8,034,382	5,276,115	2,758,267	52.3%

Loss from operations	(100,386)	(1,142,028)	1,041,642	(91.2)%

Non-operating income (loss), net	113,332	(3,161)	116,493	(3,685.3)%

Income (Loss) before income taxes	12,946	(1,145,189)	1,158,135	(101.1)%

Income tax (benefit) expense	-	(120)	120	(100.0)%

Net income (loss)	$12,946	$(1,145,069)	$1,158,015	(101.1)%

Revenues

The commissions and fees we receive from the distribution of insurance products are based on a percentage of the premiums paid by the insured. Commission and fee rates generally depend on the type of insurance products, the particular insurance company we represent and the region in which the insurance products are sold. We typically receive payments of the commissions and fees from insurance companies on a monthly basis. The fees we receive for our automobile insurance claim site assistance services are generally fixed depending on the distance of the accident site on a per claim basis, and are typically paid to us on a monthly basis.

Revenues for the year ended December 31, 2024 totaled $35,524,010, reflecting an increase of $12,796,943, or 56.3%, compared with that of $22,727,067 for the year ended December 31, 2023. Our revenues primarily consisted of two parts, agency commission revenue and auto insurance claim site assistance services during the years ended December 31, 2024 and 2023. We generated $34,921,813 and $21,548,777 in agency commission revenue during the years ended December 31, 2024 and 2023, respectively, representing an increase of $13,373,036, or 62.1%. Our revenue from auto insurance claim site assistance services was $602,197 and $1,178,290 for the years ended December 31, 2024 and 2023, respectively, showing a decrease of $576,093, or 48.9%.

The increase of revenue from agency commission was mainly due to the following reasons: 1) increased market demand for automobile insurance, which resulted commission revenue from automobile insurance increased by $6,878,616 or 65.1% in the year ended December 31, 2024 compared with that of 2023; 2) increased travel needs, which resulted in an increase in travel insurance demand, travel insurance is a part of casualty insurance, the commission revenue from casualty insurance increased by $5,804,157 or 242.7% in the year ended December 31, 2024 compared with that of 2023; 3) after the pandemic, the construction business has rebounded, which resulting in an increase of $151,392, or 42.2%, in commission revenue generated from construction and engineering insurance during the year ended December 31, 2024, compared to the same period in 2023; 4) an increase in cargo transportation insurance due to the rebound of cargo transportation and logistics industry, led to the increase of commercial vehicles usage, consequently resulting in an increase of $661,802 or 13.4% in commission revenue generated from cargo transportation insurance during the year ended December 31, 2024, compared to the same period in 2023. However, the increase of commission revenue from auto insurance, casually insurance, cargo transportation insurance and construction and engineering insurance was partly offset by a decrease in commissions from life and health insurance by $488,677 or 67.8%.

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Our non-mandatory automobile insurance commission revenue was $15,685,193 for the year ended December 31, 2024, compared with $9,105,804 for the year ended December 31, 2023, representing an increase of $6,579,389 or 72.3%. Our non-mandatory automobile insurance commission revenue as a percentage to total commission revenue was 44.92% for the year ended December 31, 2024, compared to 42.26% for the year ended December 31, 2023. The increase in the non-mandatory automobile insurance commission revenue in 2024 was mainly due to increased market demand.

Our liability insurance commission revenue was $2,476,922 for the year ended December 31, 2024, compared with $2,141,057 for the year ended December 31, 2023, reflecting an increase of $335,865 or 15.7%. Our liability insurance commission revenue as a percentage to total commission revenue was 7.4% for the year ended December 31, 2024, compared to 9.9% for the year ended December 31, 2023. Our number of liability insurance customers was 38,215 for the year ended December 31, 2024, compared to 43,025 for the year ended December 31, 2023. The increase in liability commission revenue in 2024 was mainly due to the high payout rate, as the Company is promoting the sale of liability insurance.

Our casualty insurance commission revenue was $8,195,346 for the year ended December 31, 2024, compared with $2,391,189 for the year ended December 31, 2023, an increase of $5,804,157 or 242.7%. Our casualty insurance commission revenue as a percentage to total commission revenue was 24.4% for the year ended December 31, 2024, compared to 11.1% for the year ended December 31, 2023. Our number of casualty insurance customers was 28,199 for the year ended December 31, 2024, compared to 27,441 for the year ended December 31, 2023. The increase in casualty insurance commission revenue in 2024 was mainly due to the number of customers of casualty insurance increased, especially the customers with travel insurance needs.

Our cargo transportation insurance commission revenue was $5,615,722 for the year ended December 31, 2024, compared with $4,953,920 for the year ended December 31, 2023, reflecting an increase of $661,802 or 13.4%. Our cargo transportation insurance commission revenue as a percentage to total commission revenue was 16.7% for the year ended December 31, 2024, compared to 23.0% for the year ended December 31, 2023. The increase in the cargo transportation insurance commission revenue in 2024 was mainly due to the due to the rebound of cargo transportation and logistics industry, which led to the increase of commercial vehicle usage.

Our construction and engineering insurance commission revenue was $509,936 for the year ended December 31, 2024, compared with $358,544 for the year ended December 31, 2023, reflecting an increase of $151,392 or 42.2%. Our construction and engineering insurance commission revenue as a percentage to total commission revenue was 1.5% for the year ended December 31, 2024, compared to 1.7% for the year ended December 31, 2023. Our number of construction and engineering insurance customers was 1,867 for the year ended December 31, 2024, compared to 117 for the year ended December 31, 2023. The increase in construction and engineering insurance commission revenue in 2024 was mainly due to the number of customers of construction and engineering insurance increased as a result of gradual recovery of domestic real estate market.

Our net commission revenue from life and health insurance products was $232,044 and $720,721 for the years ended December 31, 2024 and 2023, reflecting a decrease of $488,677 or 67.8%, respectively. The decrease was mainly due to a decrease in customer needs for life and health insurance and they want to only spend money on life necessity items, when the overall economic environment in China is still slow.

Cost of Revenues

Cost of revenues mainly consisted of commission fee paid to our outside licensed sales agents and the provision of auto claim site assistance services. We relied mainly on individual sales agents for the distribution of insurance products. Regarding our claim site assistance services, we relied mainly on our own adjustors, including our internal trained staff or sales agents. We paid our adjustors at a percentage of site assistance revenue we receive, on a case-by-case basis. Cost of revenues for the year ended December 31, 2024 totaled $27,590,014, reflecting an increase of $8,997,034 or 48.4%, compared with that of $18,592,980 for the year ended December 31, 2023. Our cost of revenues as a percentage to the revenues was 77.7% and 81.8% for the year ending December 31, 2024 and 2023, respectively.

Gross Profit

Our gross profit for the years ended December 31, 2024 and 2023 was $7,933,996 and $4,134,087, respectively, reflecting an increase of $3,799,909 or 91.9%. Our profit margin was 22.3% for the year ended December 31, 2024, compared to that of 18.2% for the year ended December 31, 2023. The increase in gross profit margin was mainly due to increase of revenues.

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Selling Expenses

The following table summarizes selling expenses:

	For the years ended		Change in
	December 31, 2024	December 31, 2023	Amount	Percentage
Marketing and advertising	$6,769,440	$3,507,486	$3,261,954	93.0%
Salaries	82,592	144,317	(61,725)	(42.8)%
Total	$6,852,032	$3,651,803	$3,200,229	87.6%

Selling expenses mainly consisted of marketing and promotional expenses paid to independent unlicensed insurance sales force, corporate marketing expenses, setup expenses for our sales locations and branches, and salaries for employees who process insurance agreements related services. In order to promote and increase the selling of our insurance products, we outsourced the insurance selling service to a third-party provider in addition to our licensed insurance agents. The third-party service provider then engaged independent unlicensed insurance sales force to promote our insurance products. Service fee to the third-party service provider was based on the insurance premium of actual insurance products that were sold multiply by a predetermined rate. Our selling expenses amounted to $6,852,032 for the year ended December 31, 2024, as compared to that of $3,651,803 for the year ended December 31, 2023, showing an increase of $3,200,229, or 87.6%. The increase in the selling expenses was mainly attributable to the increase in marketing and promotional expenses.

General and Administrative Expenses

The following table summarizes general and administrative expenses:

	For the years ended		Change in
	December 31, 2024	December 31, 2023	Amount	Percentage
Professional and consulting	$310,980	$517,898	$(206,918)	(40.0)%
Salaries and employee benefits	581,524	693,204	(111,680)	(16.1)%
Auto and travel	19,623	37,005	(17,382)	(47.0)%
Lease	77,094	129,118	(52,024)	(40.3)%
Depreciation and amortization	67,108	53,856	13,252	24.6%
Provision for doubtful account	4,990	3,286	1,704	51.9%
Meals and entertainment	20,203	44,740	(24,537)	(54.8)%
Office expense	58,350	116,822	(58,472)	(50.1)%
Other	42,478	28,383	14,095	49.7%
	$1,182,350	$1,624,312	$(441,962)	(27.2)%

General and administrative expenses mainly consisted of salaries and employee benefits expenses for administrative personnel, professional and consulting expenses in relating to public offering and the development of our mobile and online programs, office lease and utilities, business travel and meeting expenses. Our general and administrative expenses were $1,182,350 for the year ended December 31, 2024, as compared to $1,624,312 for the year ended December 31, 2023, reflecting a decrease of $441,962 or 27.2%. The decrease in general and administrative expenses was primarily due to the decrease in audit and legal expenses for our initial public offering, decrease in salaries and employee benefits expenses, decrease in rent expense, decrease in office expense and decrease in meals and entertainment expenses, which was partly offset by increase in other expenses.

Non-operating Income (loss), net

Our non-operating income (loss) mainly included loan forgiveness, government grants, and interest income. For the year ended December 31, 2024, our non-operating income mainly consisted of interest income of $122,779, which was partly offset with other expenses of $9,447. For the year ended December 31, 2023, our non-operating loss mainly consisted of interest income of $624, and other income of $6,119, partly offset with other expenses of $9,904.

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Income Taxes

The Company is subject to statutory income tax at a rate of 25% in the PRC. The Company recorded income tax expense of $nil and income tax benefit of $120 for the year ended December 31, 2024 and 2023, respectively, primarily due to change in deferred tax.

Net Income (Loss)

Our net income was $12,946 for the year ended December 31, 2024, as compared to net loss of $1,145,069 for the year ended December 31, 2023, reflecting a decrease of net loss by $1,158,015, or 101.1%, which was attributed to increase in gross profit, decrease in general and administrative expenses and increase in interest income, which was partly offset by increase in selling expenses as described above.

Liquidity and Capital Resources

In assessing its liquidity, management monitors and analyzes the Company’s cash on-hand, its ability to generate sufficient revenue sources in the future, and its operating and capital expenditure commitments. To date, we have financed our operations primarily through cash from operations, borrowings, and capital contributions from shareholders, which have historically been sufficient to meet our working capital requirements.

The Company currently plans to fund its operations mainly through cash flow from its operations, obtain and renewal of short-term borrowings from third parties or bank, and support from major shareholders, if necessary, to ensure sufficient working capital. At December 31, 2024 and 2023, we had cash and equivalents in the amounts of $223,700 and $574,629, respectively. These funds are kept in certain financial institutions located in China.

As of December 31, 2024, our working capital deficit was $2.48 million, the ratio of current assets to current liabilities was 0.36:1. As of December 31, 2023, our working capital deficit was $2.12 million, the ratio of current assets to current liabilities was 0.57:1.

We believe that the current cash and cash flows provided by future operating activities and loans from banks and third parties will be sufficient to meet the working capital needs in the next 12 months from the date the audited financial statements were issued. If we experience an adverse operating environment or incur unanticipated capital expenditure requirements, or if we decide to accelerate growth, then additional financing may be required. We cannot guarantee, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders. If it is determined that the cash requirements exceed the Company’s amounts of cash on hand, the Company may seek to issue additional debt or obtain financial support from shareholders. The principal shareholder of the Company has made a commitment to provide financial support to the Company whenever necessary.

Substantially all of our current operations are conducted in China and all of our revenue, expenses, cash are denominated in RMB. Current foreign exchange and other regulations in the PRC may restrict our PRC entities in their ability to transfer their net assets to us. However, we have no present plans to declare dividend and we plan to retain our retained earnings to continue to grow business. In addition, these restrictions had no impact on our ability to meet cash obligations as all of current cash obligations are due within the PRC.

Cash Flows for the Year Ended December 31, 2024 Compared to that of the Year Ended December 31, 2023

The following summarizes the key components of our cash flows for the years ended December 31, 2024 and 2023:

	Years ended December 31,
	2024	2023
Net cash provided by (used in) operating activities	$565,834	$(361,691)
Net cash used in investing activities	(156,805)	(2,861,142)
Net cash provided by (used in) financing activities	(749,177)	709,170
Effect of exchange rate on cash, cash equivalents and restricted cash	(30,019)	(104,348)
Net increase in cash, cash equivalents and restricted cash	$(370,167)	$(2,618,011)

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Net cash flow provided by (used in) operating activities

Net cash provided by operating activities was $565,834 for the year ended December 31, 2024, which mainly comprised of net income of 12,946 and non-cash adjustments to net loss including depreciation and amortization expense of $76,886, provision for doubtful account of $4,990, and operating lease expense of $68,416, and increased cash inflow from 1) decreased prepaid commission cost of $1,346,521, 2) an increase of outstanding accounts payable of $977,690, and 3) an increase of accrued expenses and other payables of $216,473.

However, our net cash provided by operating activities for the year ended December 31, 2024 was mainly offset by increased cash outflow from 1) increased outstanding accounts receivable of $111,062, 2) increased outstanding other receivables of $43,889, 2) increased prepaid expenses of $266,706, 3) increased payment on taxes payable of $49,601, 4) increased payment on operating lease liabilities of $56,071, and 6) decreased accrued sales return liability of $1,607,562.

Net cash used in operating activities was $361,691 for the year ended December 31, 2023, which mainly comprised of net loss of $1,145,069, with adding-back of non-cash adjustments to net loss including depreciation and amortization expense of $53,856, non-cash sales return allowance of $1,195,389, provision for doubtful account of $3,286, operating lease expense of $91,509 and loss on disposal of fixed asset of $2,029. In addition, for the year ended December 31, 2023, we had cash outflow from 1) increased outstanding on accounts receivable of $150,496, 2) increased outstanding other receivables of $158,301, 3) payment for taxes payable of $59,180, 4) payment of operating leases of $93,765 and 5) payment on accrued sales return liability of $155,701.

However, our net cash used in operating activities for the year ended December 31, 2023 was mainly offset by subtracting a non-cash adjustment from net loss for non-cash cost of sales return allowance of $970,723, and increased cash inflow from 1) decreased prepaid expenses of $7,014, 2) decreased prepaid commission cost of $115,979, 3) an increase of accounts payable of $512,973, 4) an increase of accrued expenses and other payables of $385,353, and 5) an increase of advance from customers of $4,156.

We had a net income of $12,946 for the year ended December 31, 2024, a decrease of $1,158,015 compared with $1,145,069 net loss for the year ended December 31, 2023. Our cash inflow of $565,834 for the year ended December 31, 2024 represented an increased cash inflow of $927,525, compared with a $361,691 cash outflow in the year ended December 31, 2023. The increase of net cash inflow from operating activities during the year ended December 31, 2024 was primarily due to (1) decreased net loss by $1,158,015, (2) increased cash inflow on prepaid commission cost by $2,201,265, (3) increased cash inflow on accounts payable by $464,717, (4) decreased cash outflow on accounts receivable by $39,434 a (5) decreased cash outflow on other receivables by $114,412, and (6) decreased cash outflow on payment of operating lease liabilities by $37,694 but partly offset by (1) increased cash outflow on prepaid expenses by $273,720, (2) increased cash outflow on accrued liabilities and other payables by $168,880, and (3) increased cash outflow on accrued sales return liability by $2,647,250.

Net cash flow used in investing activities

Net cash flow used in investing activities for the year ended December 31, 2024 was $156,805, compared to cash flow used in investing activities of $2,861,142 for the year ended December 31, 2023, showing a decrease in cash outflow of $2,704,337. Net cash used in investing activities in 2024 mainly consisted of purchase of property and equipment of $156,805 and loan to third party of $2,932,307, which was partly offset with repayment received from third party of $2,932,307. Net cash used in investing activities in 2023 mainly consisted of purchase of property and equipment of $48,142, loan to third party of $2,824,500, but partly offset by proceeds from sale of fixed assets of $11,500.

In January 2021, the Company entered into a cooperation agreement with Chengdu Helimei Trading Co., Ltd. (“Helimei”), a third party, pursuant to which Helimei agreed to facilitate the sales channel for the Company in the specified region from January 2021 to January 2026. In addition, the Company agreed to lent Helimei $2,816,941 (RMB 20,000,000) to facilitate the market expansion.

In June 2021, the Company entered into an unsecured, no collateral loan agreement with Helimei, pursuant to which the Company agreed to lend RMB 20,000,000 to Helimei. The term started on July 1, 2021 with maturity date at December 31, 2021. The loan bears interest at 4% per annum. In December 2021, the Company received the repayment of outstanding principal in full. During the year ended December 31, 2021, the Company accrued interest income in the amount of $62,008. Management evaluated the collectability and determined to reserve a full allowance for the interest receivable. As such, the Company recorded other expense of $62,008 for the year ended December 31, 2021 for the provision for bad debt for the interest receivable.

In January 2022, the Company entered into an unsecured, no collateral loan agreement with the same third party, Helimei, pursuant to which the Company agreed to lend RMB 20,000,000 to Helimei. The loan commenced on January 1, 2022, with a maturity date on December 31, 2023. The loan bears no interest. As of December 31, 2022, this loan was repaid in full.

In January 2023, the Company lent $2,816,941 (RMB 20,000,000) to the same third party, Helimei, with the original maturity date on December 31, 2023. The loan bears no interest. In January 2024, the Company and Helimei agreed to extend the maturity date to December 31, 2025 in accordance with the duration stated in the cooperation agreement. On September 10, 2024, the Company entered a supplemental agreement with Helimei for charging 2% interest per annum for the period from January 1, 2022 through the date of repayment.

In December 2023, the Company, Helimei, Sichuan Taoyue Technology Co., Ltd. (“Sichuan Taoyue”), and Chengdu Taomin Trading Co., Ltd. (“Chengdu Taomin”) agreed that Sichuan Taoyue and Chengdu Taomin will repay the outstanding principal of RMB 20,000,000 in January 2026 on behalf of Helimei. Sichuan Taoyue and Chengdu Taomin are unrelated to the Company. Management of the Company evaluated the financial condition of the three companies, and determined that the three companies possessed the ability to repay the loan. As of September 13, 2024, the Company received the full payment of $ 2,890,688 (principal of $2,739,989 and interest income of $150,699. On October 1, 2024, the Company lent the same amount of $2,890,688 (RMB 21,100,000) to the same third party. The new loan carries an interest rate of 2% and is scheduled to mature on December 31, 2027.

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Net cash flow provided by (used in) financing activities

Our net cash flow used in financing activities was $749,177 for the year ended December 31, 2024, compared to net cash provided by financing activities of $709,170 for the year ended December 31, 2023, reflecting a decrease of cash inflow by $1,458,347. Net cash used in financing activities in 2024 mainly consisted of repayment to related parties of $416,255, deferred offering costs paid of $190,202 and repayment to short-term loans of $542,173, which was partly offset by net proceeds from related parties of $297,775 and proceeds from short-term loans of $101,678. Net cash provided by financing activities in 2023 mainly consisted of net proceeds from related parties of $158,207 and proceeds from short-term loans of $550,963.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs, including our cash needs for working capital and capital expenditures, for at least the next 12 months. We expect to require cash to fund our ongoing business needs, particularly the further expansion of our distribution and service network, and development of online platforms and mobile app. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	An increase in working capital requirements to support and finance our current business;

●	The use of capital for mergers, acquisitions, and the development of business opportunities;

●	Addition of personnel and expansion of facilities as the business grows; and

●	The cost of being a public company.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist the review of this information within the context of our consolidated financial position, results of operations, and cash flows. The following tables summarize our contractual obligations as December 31, 2024, and the effect these obligations are expected to have on our liquidity and cash flows in the future periods.

		Payments Due by Period
Contractual Obligation:	Total	Less than 1 year	1-3 years	3-5 years	5+ years
Short-term loans	$100,235	100,235
Office leases commitment	121,926	$67,094	$54,832	$-	$-
Total	$222,161	$167,329	$54,832	$-	$-

Off-balance Sheet Arrangements

As of December 31, 2024, we did not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Foreign Currency Exchange Rate Risk

Our operations are in China. A majority of our future revenues are likely to continue to be denominated in Renminbi. Under existing PRC foreign exchange regulations, Renminbi may be converted into foreign exchange for current account items, including profit distributions, interest payments and trade and service related foreign exchange transactions. Thus, our revenue and operating results may be impacted by exchange rate fluctuations between Chinese and U.S. dollars. For the year ended December 31, 2024 and 2023, we had unrealized foreign currency translation loss of $43,304 and $76,842, respectively, because of changes in the exchange rate.

Inflation

The effect of inflation on our revenue and operating results was not significant.

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INDUSTRY

Factors Driving the Growth of the Chinese Insurance Industry

We believe that certain macroeconomic factors, such as the governmental policy that allows an open market and China’s rapid economic growth, have been and will continue to be the key driving forces behind the growth of the Chinese insurance industry since 1978 when the PRC started the economic reform and opened up the country to the outside world. The rapid economic growth of China has created substantial gross domestic product (“GDP”) growth in China. The National Bureau of Statistics of China had published data showing that the insurance premium growth rates in China were related to the GDP growth rates in the country to some extent.

Risk management plays an extremely important role in economic development. and China’s insurance industry has entered a new prosperous period. The State Council circular (No. 29) and the guiding opinions of the China Banking and Insurance Regulatory Commission encourage insurance-related enterprises to prioritize the development of customized insurance products. This means that insurance companies need to design personalized insurance plans according to the specific needs and circumstances of their customers. The “insurance density” mentioned in the article refers to the premium amount calculated on a per capita basis, reaching 3,500 yuan (about $569) per person, which reflects the popularity and importance of insurance in the national economy. Overall, the development direction of China’s insurance industry is to improve the quality and coverage of insurance products through innovation and customized services to better serve social and economic development.

Increase in Household Income and Disposable Income Per Capita

The continuous improvement of PRC residents’ income is the core factor driving the growth of the insurance industry in China. Along with the steady development of economy in China, the income and per capita disposable income of urban PRC residents have increased continuously. The growth of household wealth has stimulated demand for insurance products.

Favorable Regulatory Environment

At the 19th National Congress Conference in October 2017, General Secretary of the Chinese Communist Party Jinping Xi declared that China has entered into a new era with prosperity and insurance would provide necessary protection against losses and uncertainties. The Fifth National Financial Work Conference, held on July 14, 2017, specifically confirmed the needs to promote the insurance industry for risk management. In addition, the State Council’s National Notice No.29, dated August 10, 2014, confirmed its goal to build an insurance industry that was compatible with China’s economic and social needs, reaching the national target of 5% in insurance penetration, or total premium as a percentage of GDP, and RMB 3,500 (approximately US$569) per person in insurance density, or per capita premium, by 2020. The 13th Five-Year-Plan of the CIRC also confirmed its commitment to continuously promote and support of various development plans of the insurance industry. The September 2020 Insurance Guideline issued by CBIRC encouraged the insurance related enterprises, among other things, (i) exploring the development of innovative products, such as motor vehicle mileage insurance for renewable energy vehicles and qualified traditional vehicles, (ii) releasing the floating range of independent pricing coefficients; and (iii) prioritizing the development customized insurance products. We believe that the launch of the September 2020 Insurance Guideline will bring the auto insurance into a new era featuring personalized insurance pricing and innovative products.

The Chinese Insurance Industry

Tremendous Growth of the Insurance Premium Revenue

According to the chart below prepared by China Insurance Yearbook, CBIRC and China Business Industry Research Institute, the total insurance premium generated by the entire Chinese insurance industry was less than RMB 500 billion (approximately US$77.70 billion) from 1980 to 2004. In 2004, the Chinese insurance market welcomed its rapid growth era and the insurance premium revenue had increased steadily year by year from 2004. By 2024, the Chinese insurance industry achieved the total premium revenue of RMB 5.69 trillion (approximately US$792.4 billion). According to a report from Statista, a German market and consumer data company, the total premium revenue of Chinese insurance companies had grown from RMB1.1 trillion to RMB5.69 trillion from 2009 to 2024, increasing almost fivefold in the 15-year period.

Between 2004 and 2019. the total premiums generated by the entire Chinese insurance industry declined year by year. However, from 2009 to 2024, the situation has changed significantly, and the total premium income of China’s insurance industry has achieved a substantial growth, almost quadrupling from 1.1 trillion yuan to 5.69 trillion yuan. This shows that during this period, China’s insurance market has experienced significant expansion and growth. The growth could be due to a variety of factors, including economic growth, increased consumer awareness of insurance products, and innovation in insurance products, among others.

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With respect to the Chinese automobile insurance, the total premium revenue of that insurance sector exceeded RMB 913.6 billion (approximately US$128.3 billion) in 2024, demonstrating an increase of approximately RMB 94.8 billion or 11.57% from that of 2019. On September 1, 2021, the Chinese auto insurance sector faced a wave of regulatory reform launched by the CBIRC primarily to separate the functions of insurance underwriting, sales and claims handling services in China. The auto insurance sector is experiencing the following regulatory changes:

●	The auto insurance industry shall be guided to set the upper limit of the additional expense rate of commercial auto insurance products in accordance with actual market operations and reduce the excessively high handling fee level in some sales areas.

●	Guiding the insurance industry to lower the upper limit of the additional expense rate for commercial automobile insurance products from 35% to 25%, it has a certain degree of detrimental impact on the automobile insurance agency service revenue.

●	The guidance to match with the international insurance market expense ratio, which is current about 30%, to make the Chinese insurance agents will competitive internationally.

●	Insurance companies actuarially have lowered their expense ratios, which have resulted in the auto insurance agency income (primarily commission) being adjusted accordingly. Therefore the insurance agents’ operating income will decrease assuming the same number of customers and collection of premium.

We believe this reform will present our auto insurance agency business challenges and opportunities in the next few years.

In recent years, the Chinese insurance industry has been experiencing accelerating growth. Insurance density, or per capita premium, and insurance penetration, or total premium as a percentage of GDP, are used to measure the level of insurance development for a country or a region. According to a report from Statista, insurance density is a used as an indicator for the development of insurance within a country and is calculated as ratio of total insurance premiums to whole population of a given country. For example, the Chinese insurance density in a given year shall equal to the result of the total insurance premiums sold in China divided by the entire Chinese population. From the development trend in recent years, the insurance penetration in China has not only increased year by year, but the annual growth rate of penetration is also accelerating, based on “The Analysis Report on Financial Inclusion Indicators in China in 2022” dated December 2023 by People’s Bank of China Financial Consumption Rights Protection Bureau.

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However, compared with other developed nations and regions, China’s insurance density and penetration rate were relatively low. According to Swiss Re Institute, in 2022, the United States had an insurance density of US$5,981, and an insurance penetration rate of 11.1%-11.7% while China had an insurance density of US$550 and an insurance penetration rate of 3.88% for the same period. Based on the insurance density gap and insurance penetration rate gap between China and U.S., an example of developed economy, we believe that there is still great growth potential for the insurance industry in China.

Insurance density refers to the per capita premium income of a country or region, reflecting the popularity and development level of the insurance industry in the region. According to data from the SwM Re Institute, countries such as the United States will have a higher insurance density in 2023.

While China has not entered the global top 10 for the time being. This indicates that despite the large size of China’s insurance market, the per capita premium income is relatively low, and the insurance popularization needs to be improved.

Insurance Companies

According to data from the CBIRC, during the year of 2024, a handful of insurance companies dominated the overall Chinese insurance industry, which had a market of RMB 5.69 trillion (approximately $792.4 billion) in insurance premium. In 2024, the top five insurance companies based on premium revenues were Ping An Insurance, People’s Insurance Company of China, China Life Insurance, China Pacific Insurance, and New China Life Insurance, which achieved a combined total of RMB 2.84 trillion, accounting for 49.9% of the gross Chinese insurance industry premium revenue for the year of 2024. The following four insurance companies were the top four auto insurance companies in China as of December 2024 based on their auto insurance premium revenues: People’s Insurance Company of China, China Ping An Property Insurance Co., Ltd., China Pacific Insurance (Group) Co., Ltd., and China Life Insurance Company Limited. However, a large number of small and medium-sized insurance companies, both domestic and foreign-invested, are entering the Chinese insurance market, following the changes in regulatory policies in the past few years regarding Internet-based insurance and foreign investments in the PRC insurance industry.

Insurance Intermediaries in the PRC

Overview

Established insurance companies in the PRC have relied primarily on individual sales agents and direct sales force to sell their insurance products. The individual sales agents are not employees but independent contractors of the insurance companies. As a result of increased competition in recent years, many insurance companies have gradually expanded their distribution channels to include (1) insurance agencies, such as commercial banks and postal offices, and (2) professional insurance intermediaries, such as insurance brokers. Moreover, some newly established insurance companies have chosen to focus primarily on product development and rely primarily on insurance agencies and brokers to distribute their products. In 2010, the Chinese Banking Regulatory Commission promulgated a number of policies to support the development of professional insurance intermediaries. Accordingly, we believe the separation of insurance production/underwriting and sales is a major trend in China’s insurance industry.

According to the CIRC’s classification, there are three types of insurance intermediaries in the PRC:

●	professional insurance intermediaries, including independent insurance agencies, brokers and insurance adjustment companies;

●	ancillary-business insurance agencies, which refer to entities that distribute insurance products as an ancillary business, such as commercial banks, postal offices, automobile dealerships, airlines and railroad companies; and

●	insurance salespersons, which refer to individual independent sales agents who have agency contracts with insurance companies to sell insurance products on behalf of the contracted insurance companies.

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Among the three types of professional insurance intermediaries, insurance agencies are entities that have obtained an insurance agency business permit from the CIRC and engage in the sale of insurance products for, and within the authorization of, insurance companies. Insurance brokers are entities that have obtained an insurance broker licenses from the CIRC and generally act on behalf the insurance applicants seeking insurance coverage from insurance companies. Some insurance brokers also engage in reinsurance brokerage and act on behalf of insurance companies in their dealings with reinsurance companies. Insurance adjustment firms are entities that have been approved by the CIRC to engage in insurance adjusting activities, such as the assessment, survey, authentication and loss estimation. As of December 2024, there were 2,539 professional insurance intermediary firms in China, including 1671 professional insurance agencies, as reported by Jinri Toutiao, a Chinese news and information content platform and subsidiary of ByteDance. At the end of 2024, the Chinese insurance intermediary market grew to a market of over RMB 850.389 billion in commission revenue with more than 2.6 million professional insurance agents, as reported by Jinri Toutiao.

The professional insurance intermediaries in China are still at their early stage of development in terms of capital, revenue, technology and service capabilities. We believe professional insurance intermediaries have potential to grow as their market share was still small compared to the market shares of independent insurance sales persons and other channels.

In the past few years, most small and medium-sized insurance companies did not have their distribution network and relied mostly on certain banks to distribute their life insurance products, called “bancassurance, which is an arrangement between a bank and an insurance company allowing the insurance company to sell its products to the bank’s client base. In 2016, the CIRC started the transformation of the life insurance industry in order to curb the practice of distributing wealth management products through bancassurance. This regulatory change brought great opportunities to independent insurance intermediaries, to which the small and medium-sized insurance companies turned seeking new distribution channels for their life insurance products. That transformation presented us one of the reasons for our efforts to expand into the distribution of life insurance products.

We believe that there are substantial further growth opportunities in the professional insurance intermediary sector for the following reasons:

1.	Chinese insurance industry has significant growth potential due to China’s continued economic growth and increase of individual’s wealth and disposable income.

2.	Increased supply of innovative and personalized insurance products in China drive the need for Chinese consumers to seek professional advice from professional insurance intermediaries.

3.	Competition among insurance companies will force expansion of distribution channels. As the number of PRC insurance companies has increased, competition has intensified among insurance companies. We believe that insurance companies will have increasing needs to partner with professional insurance intermediaries to distribute their products. Moreover, competition may also inspire some insurance companies to focus on their core competencies, such as product development, underwriting and investment management, and outsource all or part of their distribution functions to professional insurance intermediaries.

BUSINESS

We are an insurance agency company operating in China. Heng Guang Insurance was established in 2004 and has developed a successful business strategy in the City of Guangan, Sichuan Province during its first ten years. In 2015, Heng Guang Insurance relocated its headquarters to Chengdu, the capital city of Sichuan Province and one the most robust business centers in southwest China. In 2016, Heng Guang Insurance obtained its mainland Chinese national insurance agency qualification and Internet insurance agency license, and formally established its corporate strategy of expanding both of its digital and offline insurance intermediary services on a nationwide scale. In 2019, Heng Guang Insurance accelerated its digitalization process and launched its digital sales application- “Heng Kuai Bao” (meaning fast insurance service), aiming to enhance the insurance service efficiency, improve user experiences, and empower its agents with new technologies. In September 2020, after the auto insurance reform in China, Heng Guang Insurance was a pioneer insurance intermediary in launching the auto insurance one-click system in Heng Kuai Bao, which gained its popularity in the auto-insurance market. As of the date of the prospectus, we grew from one branch office in Guangan City to forty-five (45) locations sprawling in sixteen (16) provinces and municipalities in the Southwest and Northeast of the PRC.

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We distribute a variety of insurance products, which are categorized into two major groups: (1) property and casualty insurance, such as automobile insurance, commercial property insurance, casualty and accident insurance, construction and engineering insurance, and liability insurance; and (2) life and health insurance. As an insurance agency firm, we have limited underwriting capacity and primarily provide sales, distribution and ancillary services of insurance products underwritten by the insurance companies we represent. We derive our revenue primarily from commissions and fees paid by the partner insurance companies, typically calculated as a percentage of premiums paid by our customers to the insurance companies. As of the date of this prospectus, we have relationships with over 70 insurance companies in the PRC. We help consumers select the right insurance products for purchase, but represent the partner insurance companies in the transactions. For the year ended December 31, 2024, 68.55% of our total revenue were attributed to our top five insurance company partners, each accounted for 21.13%, 20.33%, 13.07%, 9.36% and 4.66%, respectively. For the year ended December 31, 2023, 70.65% of our total revenue were attributed to our top five insurance company partners, each accounted for 17.63%, 16.94%, 15.37%, 12.03%, and 8.68%, respectively. We sell insurance products through our sales force who are individual sales agents in our distribution and service network. As of the date of the prospectus, we had 45 locations (sales offices) throughout China. A large component of our cost of revenues is commissions paid to our individual sales agents.

In addition to commission revenue, we also derive our revenue from performing insurance claim site assistance services for insurance companies, with the focus on the initial on-site accident and property damage inspection and investigation for auto insurance claims.

The Chinese insurance industry has grown substantially in the past decade. Historically, insurance companies in the PRC relied primarily on their exclusive individual sales agents and direct sales force to sell their products. However, in recent years, as a result of increased competition and consumers’ demand for more options, insurance companies gradually expanded their distribution channels to include insurance intermediaries, such as commercial banks and insurance intermediaries. In addition, because of the increasingly high costs for establishing and maintaining distribution networks of their own, more insurance companies choose to rely primarily on insurance intermediaries to distribute the insurance products and in return provide attractive monetary incentives to the insurance intermediaries.

We intend to grow our Company by expanding our distribution network through opening additional brick and mortar offices and branches in China, expanding our online operations, and training and recruiting additional skilled professional sales agents in the life and health insurance sector. We will also continue to seek opportunities to offer innovative and premium services and products to our customers. In 2018, we started the development of mobile app Heng Kuai Bao, which provides sales support, training, agents’ commission management and instant insurance quotes to our agents. We plan to further develop and enhance our mobile app and online platform to extend the digital services to our insurance purchasers, with the goal of allowing them to shop, compare and purchase insurance products, process insurance claims, and manage policies all through Heng Kuai Bao as the one-stop application. In addition, we diversified our insurance products by tapping into the health and life insurance sector in 2018. Furthermore, we are allocating additional human and financial resources to our claim site assistance department in anticipation of future surging demand of our claim site assistance services as we see more and more insurance companies choose to outsource claim site assistance functions to insurance agencies to minimize the costs of claim and risk management.

The following table illustrates the breakdown of our total commission revenue, net by insurance products for the years ended December 31, 2024 and 2023.

	Year ended December 31, 2024		Year ended December 31, 2023
	Revenue	Percentage of Total commission revenue	Revenue	Percentage of Total commission revenue
Automobile Insurance
Mandatory	$1,756,278	5.03%	$1,457,051	6.76%
Other	15,685,193	44.92%	9,105,804	42.26%
Property Insurance	269,387	0.77%	258,223	1.20%
Liability Insurance	2,476,922	7.09%	2,141,057	9.94%
Casualty Insurance	8,195,346	23.47%	2,391,189	11.10%
Construction and Engineering Insurance	509,936	1.46%	358,544	1.66%
Life and Health Insurance	232,044	0.66%	720,721	3.34%
Cargo transportation	5,615,722	16.08%	4,953,920	22.99%
Other	180,985	0.52%	162,268	0.75%
Total commission revenue, net	$34,921,813	100.00%	$21,548,777	100.00%

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Corporate History and Structure

On June 25, 2004, Heng Guang Insurance was formed as a limited company pursuant to PRC laws. For accounting purposes, we are the primary beneficiary of Heng Guang Insurance pursuant to the contractual arrangements which are described under “Business—Contractual Arrangements between WFOE and Heng Guang Insurance,” and which operates the insurance agent services in China. Any references to control or benefits that accrue to Heng Guang Cayman because of the VIE Agreements are limited to, and subject to conditions we have satisfied for consolidation of the VIE under U.S. GAAP.

Heng Guang Insurance commenced its operation originally under the name of Sichuan Sunshine Insurance Agency Co., Ltd. in 2004. On February 9, 2004, the CBIRC approved the establishment of Sichuan Sunshine Insurance Agency Co., Ltd. on its Agency Letter (2004) No. 307, Approval on the Establishment of Sichuan Sunshine Insurance Agency Co., Ltd. On April 9, 2004, Heng Guang Insurance obtained pre-approval of the investment from five of its investors with the initial registered capital of RMB 600,000 (approximately $94,000). Pursuant to Heng Guang Insurance’s registration with CIRC, Heng Guang Insurance was then permitted to conduct agency business of promoting insurance products, collecting insurance premiums, damage and loss investigations and claim site assistance, and other related insurance businesses in the Province of Sichuan only. On June 23, 2004, Heng Guang Insurance obtained the Insurance Agency Legal Person License issued by the CIRC. In July 2004, the Administration for Market Regulation of Sichuan Province approved Heng Guang Insurance name change request from Sichuan Sunshine Insurance Agency Co., Ltd. to Sichuan Hengguang Insurance Agency Co., Ltd. and it have conducted our insurance business under the new name ever since.

From 2006 to 2011, our registered capital increased several times and reached the amount of RMB 10,000,000 (approximately $1.56 million. After a number of private offerings of Heng Guang Insurance, the current principal shareholders of Heng Guang Insurance are Xuefeng Huang, Haibo Bai, and Chunling Mao who is also the spouse of Jiulin Zhang, among other shareholders.

In November 2015, Heng Guang Insurance expanded its business area to China (excluding Hong Kong, Macau and Taiwan) as the CBIRC authorized Heng Guang Insurance to expand its business territory. In 2016, Heng Guang Insurance was granted with its mainland Chinese national insurance agency qualification and Internet insurance agency license.

The following chart illustrates our corporate structure, as of the date of this prospectus.

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Controlled Company

Heng Guang Cayman is a controlled company as defined under Nasdaq Listing Rules, and as long as its officers and directors, either individually or in the aggregate, own at least 50% of the outstanding voting power of Heng Guang Cayman, it will remain a controlled company. However, even if Heng Guang Cayman qualifies as a controlled company, it does not intend to rely on the controlled company exemptions provided under Nasdaq Listing Rules. To that extent, upon the closing of this public offering, Heng Guang Cayman will have set up the Audit Committee, the compensation committee of the Board (the “Compensation Committee”) and the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) all of which shall consist solely of independent directors.

For so long as Heng Guang Cayman is a controlled company under that definition, Heng Guang Cayman is permitted, however, to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although Heng Guang Cayman does not intend to rely on the controlled company exemption under the Nasdaq Listing Rules, Heng Guang Cayman may elect to rely on this exemption in the future. If Heng Guang Cayman elects to rely on the controlled company exemption, a majority of the members of its board of directors might not be independent directors and its nominating and corporate governance and compensation committees might not consist entirely of independent directors. When and if Heng Guang Cayman choose to rely on the exemptions for a controlled company, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. (See “Risk Factors—Risks Related to Our Corporate Structure—As a “controlled company” under the rules of Nasdaq, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

Contractual Arrangements Between Heng Guang Insurance And WFOE

Neither Heng Guang Cayman nor any of its subsidiaries own any equity interest in Heng Guang Insurance. Heng Guang Insurance, all of its shareholders (collectively, the “HG Shareholders”), and WFOE entered into a series of contractual arrangements, also known as VIE Agreements, on or about December 3, 2020. The contractual arrangements with respect to the VIE are not equivalent to an equity ownership in the business of the VIE and the investors may never hold equity interests in Heng Guang Insurance unless the VIE Agreements are replaced with the direct ownership of Heng Guang Insurance by the WFOE. The VIE Agreements or the contractual structure is used to provide non-Chinese investors with exposure to foreign investment in China-based companies where Chinese laws impose certain restrictions on foreign ownership over such companies of certain categories which enables one to consolidate the financial results of the VIE in its consolidated financial statements under U.S. GAAP. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes, as a result of our direct ownership in the WFOE and the provisions of the VIE Agreements. Consequently, the Company consolidates the accounts of VIE for the periods presented for accounting purpose only. Any references to control or benefits that accrue to Heng Guang Cayman because of the VIE Agreements are limited to, and subject to conditions we have satisfied for consolidation of the VIE under U.S. GAAP. The VIE is consolidated with Heng Guang Cayman for accounting purposes but is not an entity in which Heng Guang Cayman owns equity. Heng Guang Cayman does not conduct any active operations and is the primary beneficiary of the VIE for accounting purposes.

According to the Management Agreement and its supplementary agreement which clarifies the calculation method of the service fee, Heng Guang Insurance is obligated to pay service fees to WFOE approximately equal to the net income of Heng Guang Insurance after (i) offsetting the losses (if any) of Heng Guang Insurance in previous years, and (ii) deducting the required operating costs, expenses, tax and other statutory expenses.

Each of the VIE Agreements is described in detail below:

Exclusive Management Consulting and Service Agreement

Pursuant to the Exclusive Management Consulting and Service Agreement between Heng Guang Insurance and WFOE dated December 3, 2020, WFOE provides Heng Guang Insurance with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Heng Guang Insurance granted a fully-paid exclusive license to WFOE to use all of the intellectual properties of Heng Guang Insurance and WFOE will be the owner of any and all intellectual property to be developed in the future either by Heng Guang Insurance or WFOE from the date of the Management Agreement. For services rendered by WFOE to Heng Guang Insurance under this agreement and its supplementary agreement, WFOE is entitled to collect a service fee which is approximately equal to the net income of Heng Guang Insurance after (i) offsetting the losses (if any) of Heng Guang Insurance in previous years, and (ii) deducting the required operating costs, expenses, tax and other statutory expenses.

The Management Agreement shall remain in effect for ten (10) years with an automatic renewal of another ten (10) years, and can only be terminated earlier if WFOE defaults or conducts fraud or illegal activities or WFOE enters into a bankruptcy or liquidation process (either voluntary or involuntary). WFOE is entitled to terminate this agreement by providing a written 30-day notice to Heng Guang Insurance.

The chief executive officer of WFOE, Mr. Jiulin Zhang, who is also the chief executive officer of Heng Guang Insurance, is currently managing Heng Guang Insurance pursuant to the terms of the Management Agreement. WFOE has absolute authority relating to the management of Heng Guang Insurance, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. Upon establishment of the Audit Committee at the consummation of this offering, the Audit Committee will be required to review and approve in advance any related party transactions, including transactions involving WFOE or Heng Guang Insurance.

Equity Pledge Agreement

Under the Equity Pledge Agreement among WFOE, Heng Guang Insurance and each of the Heng Guang Insurance Shareholders, each Heng Guang Insurance Shareholder pledged all of his or her equity interests in Heng Guang Insurance to WFOE to guarantee the performance of Heng Guang Insurance and any of Heng Guang Insurance shareholders’ obligations under the VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that Heng Guang Insurance or any of Heng Guang Insurance Shareholders breaches its respective contractual obligations under the VIE Agreements, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the Heng Guang Insurance Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each Heng Guang Insurance Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Equity Pledge Agreement is effective until the later of (i) all payments due under the VIE Agreements have been paid and (ii) all the obligations under the VIE Agreements have been performed by Heng Guang Insurance and any of Heng Guang Insurance Shareholders. WFOE shall cancel or terminate the Equity Pledge Agreement upon Heng Guang Insurance’s full payment of the fees payable under the VIE Agreements.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of Heng Guang Insurance’s obligations under the VIE Agreements, (2) make sure any Heng Guang Insurance Shareholder does and will not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent, and (3) provide WFOE de facto control over Heng Guang Insurance, which is limited to, and subject to conditions we have satisfied for consolidation of the VIE under U.S. GAAP. In the event that Heng Guang Insurance breaches its contractual obligations under the VIE Agreements, WFOE will be entitled to foreclose on and dispose all of Heng Guang Insurance’s issued and outstanding equity interests, have the right to (1) exercise its option to purchase or designate third parties to purchase part or all of Heng Guang Insurance’s equity interests and (2) terminate the VIE Agreements after acquisition of all equity interests in Heng Guang Insurance or form a new VIE structure with the third parties designated by WFOE.

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Exclusive Option Agreement

Under the Exclusive Option Agreement dated December 3, 2020, each Heng Guang Insurance Shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC laws, once or at multiple times, at any time, part or all of its equity interests in Heng Guang Insurance. The option price is equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective for a term of ten (10) years from the date of the Agreement, may be extended for another ten (10) years at the choice of the WFOE, and can only be terminated by Heng Guang Insurance or its shareholders if WFOE defaults or conducts fraud or illegal activities or goes bankrupt or is dissolved, terminated according to law, or by the WFOE unilaterally.

Proxy Agreement

Under the Proxy Agreement dated December 3, 2020, each Heng Guang Insurance Shareholder authorized WFOE to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholders of Heng Guang Insurance, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all of the shareholders’ voting rights that the shareholders are entitled to under PRC laws and the articles of association of Heng Guang Insurance; and (c) designating and appointing on behalf of Heng Guang Insurance Shareholders the legal representative, the directors and other senior management members of Heng Guang Insurance.

The Proxy Agreement shall remain effective for a term of ten (10) years from the date of the Agreement, can be automatically renewed in an increment of one (1) year each time after the end of the initial 10-year term unless terminated earlier by WFOE. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as any of the Heng Guang Insurance Shareholders is the shareholder of Heng Guang Insurance. The sale or transfer of one Heng Guang Insurance Shareholder’s equity interest in Heng Guang Insurance shall not interfere with or affect the force and validity of the Proxy Agreement as to the remaining Heng Guang Insurance Shareholders.

For accounting purposes, the Exclusive Management Consulting and Service Agreement, together with the Equity Pledge Agreement, Exclusive Option Agreement, and the Proxy Agreement, enable WFOE to exercise effective control over Heng Guang Insurance. Any references to control or benefits that accrue to Heng Guang Cayman because of the VIE Agreements are limited to, and subject to conditions we have satisfied for consolidation of the VIE under U.S. GAAP.

Our Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	Value Added One Stop Shop Services. We endeavor to provide superior and value added customer services to our existing and potential customers and believe our services play a key role to distinguish us from our competitors. Our auto insurance department offers one-stop shop services to our consumers, including collecting and providing real-time price quotes on auto insurance products and auto parts, recommendation to auto repair and maintenance shops and coordination with roadside assistance companies and car owners. Our health and life insurance department provides information relating to health and life insurance products, over 500,000 registered doctors and more than 2,000 top hospitals in over 100 cities in China, and offers access to 24/7 online doctor consulting services to consumers who have purchased insurance products from us.

●	Innovative Digital Marketing, Operation and Management. Through Heng Kuai Bao App, our sales agents are able to obtain quotes of insurance products, which meet the customers’ requirements the best, at anytime from anywhere for approximately just 30 seconds, largely reducing the insurance information processing time. In addition, our staff members and management team may use Heng Kuai Bao App to develop new sales agents, organize current insurance agents and manage our agents’ performance in digital and efficient manner.

●	National Distribution Network. We have a proven track record of expanding our insurance agency business. We grew from one location in the city of Guang An, Sichuan Province, to 45 locations in 16 provinces, distributing both property and casualty insurance products and life and health insurance products from more than 80 insurance companies in China. We believe our ability to offer a dynamic mix of products and services on a national scale makes us an attractive distributor for our insurance company partners and go-to insurance agency to our customers.

●	Experienced Management Team. Our CEO, Jiulin Zhang, has more than 20 years of experience in insurance and institutional management of large national insurance companies. Our CFO, Haixia Li has broad experience in accounting and financial management across the insurance and pharmaceutical industries for more than fifteen years. In addition, other core members of our management team have decades of experience in the insurance industry and are familiar with the insurance intermediary industry in China and the related regulatory environment. Our CEO, Mr. Jiulin Zhang has led us to our current position.

●	Rigorous Training and Human Capital Development. Given the rapid renovation of insurance products and technologies adopted by insurance agencies, we appreciate our rigorous in-house training programs, which cover both insurance products, sales skills, and functions of Heng Kuai Bao and other digital sales or marketing tools. In 2024, we cultivated over 1,251 versatile agents who managed both property and life insurance sectors. As we continue one of the focuses on our life and health insurance business, we have targeted to train more than 80% of our insurance agents to become versatile agents of both property and life insurance within the next three years starting from 2021. Our training programs also emphasize our corporate culture of customer first and high ethical standards. We believe our rigorous human resource training programs would bring us a competitive edge among the professional insurance intermediaries and help us grow our sales and improve our service quality.

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Our Strategy

Our goal is to become one of the leading independent insurance agencies in China and further develop our distribution networks, both online and offline, of property and life insurance on a national level. To achieve this goal, we intend to capitalize on the growth potential and regulatory reform of China’s insurance intermediary sector, gain the edge of digitalization in this industry, leverage our competitive strengths to pursue the following strategies:

Further Expand into the Fast-Growing Life Insurance Sector While Continuing to Grow Our Property and Casualty Business. According to the CIRC, the life insurance sector has grown at a faster pace than the rest of China’s insurance industry in recent years. In addition, life insurance products that require periodic premium payments can generate sustainable revenue over an extended period of time, such as a period of 20 to 30 years. In order to take advantage of the significant growth potential of China’s life issuance market and capture recurring income, we are devoting significant resources to growing this business line. As of September 30, 2025, we cultivated a total of 1,251 versatile agents who were well versed in both property and life insurance products. We have planned to train more insurance agents to achieve the target of more than 80% of our sales agents being versatile insurance agents in both property and life insurance within the next three years.

Further Expand Our Distribution Network Through Opening New Brick and Mortar Branches. We believe we need to expand our distribution network to reach the untapped customer bases and grow our business. Since 2021, we have begun growing our distribution network by diving into the Southwest of China to further solidify our insurance agency base in that region. We believe that face-to-face interactions between customers and our agents will continue to play a key role in our business despite of the rise of digital marketing and sales of our insurance products.

Further Expand Our Online Distribution Channels. In China, insurance products traditionally have been sold through face-to-face sales efforts by salespersons, but the recent advancement in technology has opened up new opportunities to distribute insurance products online, digitally shortening the distance between customers and sales agents. The “Statistical Report on China’s Internet Development” indicates that, as of December 2024, the number of Internet users in China reached 1.108 billion, with an Internet penetration rate of 78.6%. The number of online shopping users reached 974 million, accounting for 87.9% of all Internet users. According to the “2024 China Internet Insurance Consumer Insights Report”, jointly compiled by Yuanbao Group and the China Insurance and Pension Finance Research Center at Tsinghua University’s PBC School of Finance, in 2024, 78% of consumers purchased insurance online, almost equal to the 79% who purchased offline. Continuing our digitalization initiative started in 2016, we will further develop and improve our insurance application “Heng Kuai Bao” to make it faster, smarter and more supportive to the needs of our salespersons and individual customers.

Grow our Managed General Agency Model. We have been facilitating the separation of insurance production and insurance sales by taking active roles in marketing, premium collection, underwriting, and claims settlement in the southwest region of China as one of the leading insurance agencies. Our business model is based on the Managed General Agency (“MGA”) model, including insurance marketing, product pricing, customized claim settling, certain aspects of underwriting and risk management. As a general national insurance agency, we manage hundreds of small and mid-sized local insurance intermediaries, supplying insurance products and pricing information to the local insurance agencies, coordinating ancillary insurance services, and acting as an interface between the insurance carriers and local agencies.

Consolidate Insurance Products offered by Different Insurance Companies to Build a Comprehensive Insurance AI System. Since 2017, we have started providing on our digital platform information about a variety of insurance products and quotes for a large number of notable insurance carriers, regardless whether we had or have any business relationship with as long as such carriers publish their insurance information on our platform. With the information collected on our platform, we plan to build a comprehensive insurance database with the goal to establish and improve our AI insurance system to identify potential customers and recommend insurance products to our customers in a more efficient and targeted way.

Seek Strategic Acquisition Targets. While growing our business organically and recruiting and training more insurance agents, we constantly seek opportunities to acquire insurance agencies that would expand geographic footprint, add value to our life and health insurance business line, enhance our management efficiency, or strengthen our technology.

Continue to Strengthen Our Relationships with Leading Insurance Companies. We currently establish and maintain most of our business relationships with insurance companies at a local level with local branches of these insurance companies. As of September 30, 2025, we had relationships with over 70 insurance carriers covering over 1,000 insurance products. As we further expand our distribution network online and offline, we believe that we may establish new business relationships with additional local branches of existing and prospective insurance carrier partners. In addition, we hope to obtain more favorable commission rates and exclusive rights to distribute high-margin products for insurance carriers.

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Business Model

Managed General Agency

We believe the Chinese insurance industry is experiencing the separation of insurance production and insurance marketing and sales functions. To embrace and adjust to this industrial trend, we have taken a proactive approach expending our services from marketing and distributing (the agency function) to pricing, premium collection, inspection, and assisting in claiming settlement. We call this integrated operating model the Managed General Agency. We leverage our insurance data and years of experience in the insurance service business to cooperate with local insurance agencies. As an MGA, we manage hundreds of small and mid-sized local insurance intermediaries, providing insurance products and pricing information to the local insurance agencies, training the local agents, and handling the insurance claims distributed by the local agencies. In effect, we act as an interface between the insurance carriers and local agencies.

Our Products and Services

We offer two broad categories of insurance products: (1) property and casualty insurance products, and (2) life and health insurance products, both of which focused on meeting the insurance needs of institutional and individual customers. The insurance products we offer online and at the local branches were underwritten by over 70 insurer partners. We offered approximately 1,565 insurance products as of September 30, 2025, including 342 auto insurance products, 748 life and health insurance products and 475 insurance products of other categories. For the years ended December 31, 2024 and 2023, auto insurance, including motor vehicle insurance and compulsory traffic insurance for motor vehicles, accounted for approximately 49.95% and 49.02% of our total commission revenue, respectively.

Below table sets forth the categories of insurance products we offered and the contribution of each category in the fiscal years of 2024 and 2023:

	Year ended December 31, 2024		Year ended December 31, 2023
	Revenue	Percentage of Total commission revenue	Revenue	Percentage of Total commission revenue
Automobile Insurance
Mandatory	$1,756,278	5.03%	$1,457,051	6.76%
Other	15,685,193	44.92%	9,105,804	42.26%
Property Insurance	269,387	0.77%	258,223	1.20%
Liability Insurance	2,476,922	7.09%	2,141,057	9.94%
Casualty Insurance	8,195,346	23.47%	2,391,189	11.10%
Construction and Engineering Insurance	509,936	1.46%	358,544	1.66%
Life and Health Insurance	232,044	0.66%	720,721	3.34%
Cargo transportation	5,615,722	16.08%	4,953,920	22.99%
Other	180,985	0.52%	162,268	0.75%
Total commission revenue, net	$34,921,813	100.00%	$21,548,777	100.00%

Property and Casualty Insurance Products

Our main property and casualty insurance product is automobile insurance, which accounted for 74.18% and 61.31% of our business during the years ended December 31, 2024 and 2023. In addition, we also offer and distribute engineering insurance, guarantee insurance, credit insurance, family property insurance, cargo transportation insurance, corporate property insurance, accidental injury insurance, liability insurance, and other property and casualty insurance products. Commissions from property and casualty insurance products accounted for approximately 24.24%, and 12.29% of our total commission and fee revenue for the fiscal years ended on December 31, 2024 and 2023, respectively. Below is a list of major property and casualty insurance products we have distributed in recent years.

(a) Automobile Insurance

Auto insurance is our core business strength. We distribute all types of motor vehicle insurance products in China, including the mandatory auto insurance and commercial auto insurance products. Mandatory automobile insurance is required by law in China while commercial auto insurance is optional in China. In general, mandatory automobile insurance ensure the risks of damages and casualties caused by traffic accidents, including third parties’ casualties related to the insured, third parties’ automobile damages caused by the accident involving the insured vehicle. Optional or commercial automobile insurance usually cover the damages to the insured vehicles, additional third-party liability insurance, the casualties of the individuals on the insured vehicles, and a variety of add-on insurance coverages, such as scratch damages, loss of use during the auto repair, cargo damages on the insured vehicle and even mental damages. The sales of mandatory auto insurance contributed approximately 5.03% and 6.76% to our total commission revenue during the years ended December 31, 2024 and 2023, respectively, while the distribution of commercial or supplemental automobile insurance counted for approximately 49.94% and 42.26% of our total commission revenue during the years ended December 31, 2024 and 2023, respectively.

(b) Property and Casualty Insurance

We market and distribute a large collection of property and casualty insurance policies, such as the basic and comprehensive commercial property insurance policies, travel insurance, and cargo insurance. Basic commercial property insurance policies generally cover damages to the insured property caused by fire, explosion and thunder and lightning while the comprehensive commercial property insurance policies would cover damages to the insured property caused by certain natural disasters as set forth therein in addition to what the basic commercial property insurance covers. The travel insurance products we provide cover risks relating to international travel, domestic travel, and outdoor sports and most of which are customized scenario-based products. The cargo insurance products we offer include, among others, logistics liability insurance, international freight forwarder liability insurance, and international cargo bill of lading liability insurance. The sales of property and casualty insurance products contributed approximately 24.24% and 12.29% to our total commission revenue during the years ended December 31, 2024 and 2023, respectively.

(c) Liability Insurance

The liability insurance products we distribute are primarily product liability and employer’s liability insurance products. These products generally cover losses to third parties due to the misconduct or negligence of the insured party but exclude losses due to fraud or the willful misconduct of the insured party. The sales of liability insurance products counted for approximately 7.09% and 9.94% of our total commission revenue during the years ended December 31, 2024 and 2023, respectively.

(d) Construction and Engineering Insurance

We also market and distribute construction and engineering insurance policies, including, among others, comprehensive construction insurance, comprehensive installation insurance, construction employer’s liability insurance, construction group casualty insurance, and construction performance guarantee. The sales of construction and engineering insurance products counted for approximately 1.46% and 1.66% of our total commission revenue during the years ended December 31, 2024 and 2023, respectively.

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Life and Health Insurance Products

Life insurance is a major component of China’s insurance market. According to the CBIRC, life insurance accounted for 74.84% of the insurance market in terms of premium income in 2024. We began offering life and health insurance products in 2020 with a focus on life insurance products with periodic payment schedules. As of September 30, 2025, we established business relationships with over 847 insurers to distribute and sell about 30 life and health insurance products. Our sales and distribution of life and health insurance counted for approximately 0.66% and 3.34% of our total annual commission revenue during the years ended December 31, 2024 and 2023, respectively. The life and health insurance products we distribute can be broadly classified into three categories, as set forth below:

(a) Long-term Health Insurance Products

The long-term health insurance products offered by us, primarily consisting of critical illness insurance products, typically offer a lump-sum payment to the insured if the insured is diagnosed with one of a major life-threatening illness or condition as defined in the insurance policy. The amounts of claims for long-term health insurance products in China are typically specified in the insurance policies, rather than determined based on the actual medical expenses. The long-term health insurance products typically address the insured’s needs for both medical treatment and after-care services. Some of the popular health insurance products we offer are China Anxin No Worries medical insurance policy, Fuxing Alliance Super Insurance medical insurance, and Fuxing Alliance Lexiang Lifetime medical insurance.

(b) Short-term Health Insurance Products

Short-term health insurance products we offer provide illness and disease insurance protections and medical benefits during a period that is usually shorter than one year from the effective date of the policy. Popular short-term health insurance products we distribute are mainly underwritten or carried by Fuxing Health Insurance, China Pacific Insurance (Group) and Sunshine Insurance Group Co., Ltd.

Life Insurance Products

In addition, we offer term life insurance products and whole life insurance products. The term life insurance products we offer provide life insurance for the insured for a specified time period or until the attainment of a certain age, in return for the periodic payment of fixed premiums over a pre-determined period, generally ranging from five to twenty years. Popular term life insurance products available from us include Zhi Xiang life annuity, Zhong Hua Happiness life annuity, Evergrande Heng Jia Happiness Annuity, primarily underwritten by Hengqin Life Insurance Co., Ltd., China United Insurance Group Company Ltd., and Evergrande Life Insurance Co. Ltd.

The whole life insurance products we offer provide life insurance for the insured’s entire life in exchange for the periodic payments of fixed premiums over a pre-determined period, generally ranging from five to twenty years, or until the insured reaches a certain age. The face value of the whole life policy is paid upon the death of the insured. Popular term life insurance products available from us include Sunshine Life Zhi’Ai Bei Zhi life insurance, Zhong Hua Ying life insurance, and Evergrande Wan Nian Hong Life Annuity underwritten by Sunshine Insurance Group Co., Ltd., China United Insurance Group Company Ltd., and Evergrande Life Insurance Co. Ltd.

Due to China’s aging population, high national savings rate, sustained economic development, rising household income, and enhanced risk management awareness, we expect that China’s life insurance sector will experience exponential growth in the next ten years, and plan to allocate greater resources to develop our life insurance business. At the same time, we plan to maintain and grow our market share in the auto insurance business.

Claim Site Assistance and Ancillary Services

As a general insurance agency, we provide insurance related services and benefits to our customers with the goal of serving the one-stop center for our insurance customers. For most of insurance products that we distribute, we also evaluate damages, adjust claims and process claims on behalf of insurance companies. The insured can contact our insurance agents directly upon the occurrence of an insurable event and our agents will answer the request in real time. Our slogan for our insurance claim processing service is “One-Stop Claim Data Collection and Worry-Free Claim Settlement.”

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In the case of a non-fatal auto accident, the insured first would contact our insurance agent, then the agent would arrive at the site of the accident to inspect and evaluate the damages, determine the damages with the insurer’s remote participation, send the insured vehicle to our own auto repair store or designated repair store, and then contact the owner of the vehicle for pick-up once the agent notifies the owner that the car is fully repaired. In the case of health and medical insurance claim, we have the capacity to collect and process medical insurance claims across the country as long as we have at least one local branch in the province where the medical services are rendered. Another highlight of our value-added benefits is that we provide our customers the VIP or fast path to medical services at hospitals and clinics that are within Heng Guang’s medical network, which covered more than 100 cities across the country and over 2,000 top-notch hospitals and clinics as of September 30, 2025.

Online and Offline Distribution and Marketing

We have built a national distribution network that as of September 30, 2025, consisted of 1,251 sales professionals (including our online agents), operating from Heng Guang Insurance’s headquarter in Sichuan Province, 25 branches in Sichuan Province, and 20 branches outside Sichuan Province including two branches in Chongqing Municipality, one branch in Shaanxi Province, one branch in Yunnan Province, one branch in Guizhou Province, two branches in Hunan Province, one branch in Zhejiang Province, one branch in Jiangsu Province, one branch in Jiangxi Province, one branch in Shandong Province, three branches in Hebei Province, two branches in Henan Province, one branch in Gansu Province, one branch in Liaoning Province, one branch in Jilin Province, and one branch in Tibet Province.

We utilize three main approaches to market and distribute our products and services: brick and mortar branches, online platform (including our website and applications) and word-of-mouth referrals.

Brick and Mortar Branches

The main function of our local branches is to distribute insurance products in local markets, relying on the sales professionals in the 45 branches. To expand our distributing network, in October 2011, we increased our registered capital to RMB 50,000,000, meeting the regulatory requirements for setting up local branches across the country. Since then, we expanded the footprints from Southwest to North and East China. Below is a map showing the concentration of our insurance agents in China.

恒光保代
HG-Insurance Agency
Market Background
Company Profile
Strengths Analysis
team members
Financial Analysis
Industry comparison
financing plan

ORGANIZATION LAYOUT
Layout of Hengguang Insurance Agency

Based in the southwest and facing the whole country

Sichuan Province has 25 branches/business offices; Three in Hebei Province; 2 in Chongqing city; 2 in Hunan Province; 2 in Henan Province; One in each of the other regions.
Jilin Province has 49 agents
24 agents in Hebei Province
44 agents in Zhejiang Province
850 agents in Sichuan Province
30 agents in Henan Province
91 agents in Hunan Province
16 agents from Guizhou Province
24 agents from Yunnan Province

[Other regions] 1 agent in Liaoning Province, 5 agents in Shaanxi Province, 13 agents in Shandong Province, 22 agents in Chongqing, 8 agents in Jiangsu Province, 3 agents in Gansu Province, 4 agents in Jiangxi Province, and 20 agents in Xizang

Note: As of June 30, 2025

3 households
North China
30 households
Southwest region
4 households
East China
other regions
8 households

2021-2025
Constructing the Southwest Comprehensive Insurance Agency Service Area

In 2025, Hengguang will deepen its cultivation in the southwest and establish a comprehensive insurance agency service area. Assist innovative insurance companies in completing marketing, premium collection, underwriting, claims and other tasks in the Southwest region through the MGA (Management General Agent) model.

Copyright © HG- Insurance Agency All Rights Reserved
HG-Insurance Agency

*Note the information in this map is dated as of September 25, 2024

We also intend to recruit more sales professionals with life insurance sales experience, who will help us develop local networks of our life insurance business. However, establishing insurance agency branches in the PRC shall file with applicable local competent authorities, we cannot guarantee that any of our planned new branches will be opened on time or at all. See “Risk Factor—We may not be successful in implementing important new strategic initiatives and technologies, which may have an adverse impact on our business and financial results.”

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Online Platform-Heng Kuai Bao and Our Website

We also operate an independent online insurance product and service online platform in China. On our website, we provide insurance clients with a one-stop insurance experience. We distribute through our platform various insurance products underwritten by our insurer partners, some of which are products we designed and developed together with our insurer partners, and we do not assume underwriting risks ourselves. We offer easy interpretation and presentation of insurance policy terms to help insurance clients make informed decisions when purchasing insurance products. We provide services to insurance clients at various stages of the insurance transactions, settlement and ancillary consulting services to improve client experience and increase client stickiness. For the year ended 2021 the annual repurchase rate for our online platform was over 89.95%. Our digital sales channel has connected insurer partners efficiently with a massive base of insurance customers and greatly enhanced our insurance sales. For the year ended 2021, among our 3,875 sales agents, approximately 80.15% sales resulted from online promotion and distribution, either through our website or Heng Kuai Bao, our mobile app.

In 2016, the Company established its corporate strategy of expanding its digital insurance agency. In 2019, the Company accelerated its digitalization process and began to develop a “Heng Kuai Bao (meaning fast insurance agency),” aimed at enhancing the insurance service efficiency, improving user experiences, and empowering its agents with new technologies. Our digital sales application Heng Kuai Bao provides one-click quotations within 30 seconds, and reduces approximately 90% of regular processing time while increasing the online sign-up rate by approximately 30%. Our staff and sales team have access to Heng Kuai Bao 24/7 from anywhere. We have been growing our online sales force exponentially by having recruited 838 online agents in year 2020, resulting in approximately over 1,000 online agents as of the end of 2020.

In September 2020, after the auto insurance reform in China, Heng Kuai Bao gained its popularity in the auto-insurance market. Our agents’ own private traffic won repurchase and cross-selling opportunities through quality service and outstanding user experience through Heng Kuai Bao. In addition, our insurance agents may organize their networks and manage customers on Heng Kuai Bao 24/7 at their fingertips. As of May 31, 2021, we had over 3,000 registered users on Heng Kuai Bao (including our insurance agents), and generated premium income in the amount of approximately US$3.5 million on Heng Kuai Bao, accumulatively. As of September 30, 2025, we had 3,850 registered users on Heng Kuai Bao.

Word-of-Mouth Referrals

We believe in high quality services provided by our insurance agents and supported by our online platform that have satisfied hundreds of thousands of customers. We rely on happy existing clients to spread words about our insurance products and services to potential customers. This “word-of-mouth” referral system has been the secret weapon to our seventeen-year success mainly because customers’ opinions carry more weight to new customers than our own marketing and promotional activities and materials. We let our services and insurance products speak for themselves to create a self-propelling marketing ecosystem: premium services lead to satisfied customers and existing customers refer new customers, resulting in higher sales and greater market share.

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This ripple effect of the word-of-mouth system is illustrated below:

A vast majority of our customers are satisfied with our insurance products and services and therefore our repurchase rates have been constantly above 60% in the past few years. The average annual repurchase rates of our insurance products were approximately 80.0%, 73.9%, 72.8% and 71.77% for the years ended December 31, 2021, 2022, 2023 and 2024, respectively.

Customers

Collaboration With Insurance Companies

As of September 30, 2025, we established cooperation relationships with over 70 insurance companies in the PRC, on behalf of which we were authorized to market and distribute certain insurance products to our customers pursuant to the terms and conditions of the respective cooperating agreements. These cooperating agreements established, among other things, the scope of our authority, the pricing of the insurance products we distribute and our commission rates. These contracts typically have a term of one to three years. In the Chinese insurance market, local branches of insurance companies generally have the authority to enter into contracts in their own names with insurance intermediaries. We entered into and maintained cooperating relationships with insurance companies at the local level and might have entered into different contracts with different local branches of the same insurance company that were located within their respective regions. Below listed are some of our insurer partners.

For the years ended December 31, 2024 and 2023, our top five insurance company partners are The People’s Insurance Company of China, Ping An Insurance, China Pacific Insurance (Group), Taishan Property & Casualty Insurance Co., Ltd and Xin An Auto.

For the years ended December 31, 2024 and 2023, 21.13% and 17.63%, respectively, of our total revenue was attributed to The People’s Insurance Company of China. Our various agreements entered through 2020 with The People’s Insurance Company of China generally had terms of one to three years, and authorized us to distribute various auto, property, liability, credibility, transportation and health insurance products, in Sichuan Province, Yunan Province and Hebei Province. Commission rates with The People’s Insurance Company of China for the insurance products ranged from 0% to 40% pursuant to our cooperating agreements therewith.

For the years ended December 31, 2024 and 2023, 20.33% and 15.37%, respectively, of our total revenue was attributed to Ping An Insurance. Our various agreements entered through 2020 with Ping An Insurance generally had a term of one year, and authorized us to distribute various auto insurance, property insurance, family health insurance, construction insurance and ancillary claim settlement services, in the Provinces of Sichuan and Hebei and the city of Shanghai. Commission rates for motor vehicle insurance products ranged from 0% to 25%, and property insurance from 0%-65%.

For the years ended December 31, 2024 and 2023, 13.07% and 16.94%, respectively, of our total revenue was attributed to China Pacific Insurance (Group). Our cooperating agreement with China Pacific Insurance (Group) entered in the year of 2020 and 2019, generally had a term of two months to three years, and authorized us to distribute a large variety of life and health insurance products in the City of Chongqing, auto insurance in Jilin Province, enterprise property insurance products in Zhejiang Province (excluding the City of Ningbo), and auto insurance, certain liability insurance, health insurance, engineering insurance products in the Province of Sichuan. Commission rates for the life and health insurance products ranged from 0.5% to 18% (excluding the management fees) on different payment schedules, 0-25% for auto insurance products, and for other insurance products were to be negotiated on a per policy basis with China Pacific Insurance (Group).

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For the years ended December 31, 2024 and 2023, 1.37% and 12.03%, respectively of our total revenue was attributed to Xin An Auto. Our cooperating agreement entered in April 2020 with Xin An Auto authorized us to distribute auto, property, health, and cargo insurance products in Sichuan Province on a long term basis. Our commission rates for insurance policies underwritten by Xin An Auto are negotiated on a per policy basis.

For the years ended December 31, 2024 and 2023, 9.36% and 8.68%, respectively, of our total revenue was attributed to Taishan Property & Casualty Insurance Co., Ltd. Our various cooperating agreements entered through 2021 with Taishan Property & Casualty Insurance Co., Ltd generally had terms of one to three years, and authorized us to distribute various auto insurance, property insurance, liability insurance and cargo insurance. Commission rates for motor vehicle insurance products ranged from 0% to 25%, and for other insurance products, the commission rates are negotiated on a per policy basis.

	Commissions Revenue During the Fiscal Year of		Percentage of Total Revenue
	2024	2023	2024	2023
1 The People’s Insurance Company of China	$7,504,885	$4,007,787	21.13%	17.63%
2 Ping An Insurance	7,223,382	$3,492,496	20.33%	15.37
3 China Pacific Insurance (Group)	$4,643,838	$3,849,639	13.07%	16.94%
4 Xin An Auto Insurance Co., Ltd.	$485,748	$2,734,682	1.37%	12.03%
5 Taishan Property & Casualty Insurance Co., Ltd.	$3,324,272	$1,972,526	9.36%	8.68%
Total	$23,182,124	$16,057,130	65.26%	70.65%

*Based on the U.S. and Chinese currency exchange rate of 1 RMB= 0.1412 USD.

Employees And Sales Agents

As of September 30, 2025, we had 100 employees, including the new information technology department. The following table sets forth the number of our employees by function as of September 30, 2025:

	Number of Employees	Percentage (%)
Senior Management	3	3.00%
Branch managers	44	44.00%
General and administrative staff	18	18.00%
Financial and accounting staff	22	22.00%
Business development and sales staff	11	11.00%
Information technology development	2	2.00%
Total	100	100.00%

In addition to our full-time employees, we had approximately 1,251 sales agents and independent contracting agents (including online agents) as of September 30, 2025. As required by laws and regulations in China, we participate in various employee social security plans that are organized by municipal and provincial governments including, among other things, pension, medical insurance, unemployment insurance, maternity insurance, on-the-job injury insurance and housing fund plans through a PRC government-mandated benefit contribution plan. We are required under the PRC laws to make contributions to employee benefit plans at certain specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local governments from time to time. We believe Heng Guang Insurance is currently in compliance with the Chinese social security mandates. For further details please see “Risk Factors—Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties” on page 35.

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We typically enter into standard employment agreements with our senior management and core personnel. These contracts include a standard non-compete covenant that prohibits the employee from competing with us, directly or indirectly, during his or her employment and for two years after termination of his or her employment.

In general, we maintain a good working relationship with our employees and we have not experienced any material labor disputes. From time to time, we may be involved in some labor disputes with our current or former sales agents regarding commission payments, generally in amounts that are not material to our business operations. We usually try to resolve any labor or employment dispute at the local arbitration centers in a rapid and cost-effective manner. We value our employees and insurance agents the most and are constantly encouraging innovation, efficiency, and teamwork at our Heng Guang family.

Competition

Generally, three types of insurance players are involved in the distribution of insurance products in the PRC: professional insurance intermediaries, insurance companies, and companies with ancillary insurance sales functions, such as banks, postal offices and internet companies. The insurance distribution market is highly diverse and the professional levels vary tremendously.

We compete primarily on the basis of:

●	our unparalleled operating history and large insurance client base with high repurchase rates;

●	our expertise in understanding customers’ demand for auto insurance products and our capability of selecting and mobilizing suitable products to meet their fast-changing demands;

●	our capability of designing and developing customized insurance products;

●	our robust client acquisition channels and efficient client conversion capabilities;

●	our ability to provide best-in-class insurance client service and experience; and

●	our well-established business relationships with insurer partners continuously reinforced by our risk management.

As internet-based insurance companies took off in the last few years, certain professional insurance intermediaries expanded their business online and the online insurance sales market also became more and more competitive, joined by gigantic information technology companies, such as Alibaba Group, Tencent Holdings, Baidu, Inc. and JD.com, Inc.

We deem the following insurance intermediaries as our principal and direct competitors: HJXYBX.com, Hua Kang Insurance Agency, and Da Tong Insurance Sales Company.

Seasonality

Our income is subject to both quarterly and annual fluctuations as a result of the seasonality of our business, the timing of policy renewals and the net effect of new and lost business as follows:

●	For auto insurance, we believe there is no substantial seasonality with respect the sales of auto mobile insurance products.

●	For property and casualty insurance, property and casualty insurance companies, under pressure to meet their annual sales targets, would increase their sales efforts during the fourth quarter of a year by, for example, offering more incentives for insurance intermediaries to increase sales. As a result, income derived from property and casualty insurance products in the fourth quarter of a year is generally the highest among all four quarters. Business activities, including buying and selling insurance, usually slow down during the Chinese New Year festivities, which occur during the first quarter of each year. As a result, income derived from property and casualty insurance products for the first quarter of a year has generally been the lowest among all four quarters.

●	For life insurance, much of the sales activities of life insurance companies occur during the first quarter of a year while business activities slow down in the fourth quarter of a year as life insurance companies focus on the preparation for the jumpstart sales season by launching new products, making marketing plans and organizing training. During the first quarter of a year (the key sales season for life insurance), life insurance companies will offer incentives that are more attractive to insurance intermediaries and sales agents to boost sales. Accordingly, income derived from life insurance business is generally the highest in the first quarter of a year and the lowest in the fourth quarter of a year.

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Digitalization and Technologies

We believe technology has played and will continue to play an evolutionary role in our industry. We are devoted to build a high-tech operational system and professional team and integrating new technologies into every aspect of our business, including the organizational structure, management, resource allocation and service innovation. Our proprietary technology platform supports our rapidly growing processing capacity requirements, provides us with detailed and accurate information collected through our operation. From our client interface to management support systems, our technology platform facilitates smooth execution and seamless data flow. On January 21, 2021, Heng Guang Insurance was granted Level III (the highest safety level in the civilian system) under the PRC Administrative Measures for the Graded Protection of Information Security.

Our technology team works seamlessly with our operational teams in various regions. Our proprietary algorithms are embedded in all critical operational areas, including but not limited to insurance product recommendation, intelligent underwriting, pricing range suggestion, commission management, policy management and claim settlement services. Our engineers and outside IT support teams have thorough understanding of the computational needs from our different functions, and are therefore capable of providing technological support to our operations and customers’ needs.

Certain Digital Back Office Functions

Technology Infrastructure

Our online platform provides 24-7 access that supports our agents and customers non-stop. Our technology infrastructure delivers the stability needed to support the high volume of insurance transactions, the scalability to support increased traffic over time and the flexibility to quickly launch new insurance products.

We keep developing and updating our technology infrastructure to achieve more cost-efficiency and higher stabilization. We use cloud services from reliable technology companies to minimize the hardware costs and sustain high quality performance in periods of high network traffic. We have strategically selected our data center locations in China.

Service Agreement and Acquisition of Heng Yun Da

In the past few years, we primarily relied on third parties to develop and maintain our IT operating system, including Heng Kuai Bao. On September 1, 2017, Heng Guang Insurance, the operating company, entered into a system development agreement (the “System Development Agreement”) with Heng Yun Da Technology (Chengdu) Co., Ltd. (“Heng Yun Da”), a technology development company, pursuant to which Heng Yun Da has provided various technology development and maintenance services in accordance with Heng Guang Insurance’s requests and business needs. Heng Yun Da’s services ranged from development and maintenance of Heng Kuai Bao, company’s website improvements and maintenance, onsite and remote communications and repairs, establishing and keeping connections among different operating platforms, and training of Heng Guang Insurance’s personnel to use the systems and applications developed by Heng Yun Da. Heng Guang Insurance paid Heng Yun Da a total of RMB 450,000 (equivalent to approximately $69,700) for its services under this System Development Agreement, which expired in 2018. In accordance with the System Development Agreement, we, through Heng Guang Insurance, own and shall own any and all of the intellectual property rights developed by Heng Yun Da per our request, except for any patents applied by Heng Yun Da as a result of its services provided thereunder.

In 2021, we made a strategic decision to acquire all or substantially all of the assets of Heng Yun Da, primarily due to our constant need of information technology services and our successful business relationship with Heng Yun Da. On June 25, 2021, Heng Yun Da entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Heng Guang Insurance, pursuant to which Heng Yun Da transferred and sold substantially all of its assets to Heng Guang Insurance for a total consideration (the “Purchase Price”) of RMB 2,000,000 (approximately $309,550), including without limitation the information technologies relating to Heng Guang Insurance’s interface with its insurance carriers, the relevant licenses and the employment relationships with Heng Yun Da’s engineers. In accordance with the Asset Purchase Agreement, Heng Guang Insurance shall pay the Purchase Price to Heng Yun Da on or prior to November 30, 2021 (the “Initial Due Date”). On July 28, 2021, three shareholders of Heng Yun Da, Haibo Bai, Chunling Mao and Jiulin Zhang, entered into three stock transfer agreements (the “Stock Transfer Agreements”), pursuant to which agreements the three shareholders transferred to Heng Guang Insurance a total of 49% of Heng Yun Da’s issued and outstanding equity interest for nominal amounts of cash as consideration. Prior to the Stock Transfer Agreements and the Asset Purchase Agreement, Chunling Mao, Haibo Bai and Jiulin Zhang (the “Heng Yun Da Shareholders”) each held 10%, 20% and 19% the outstanding equity interest in Heng Yun Da, respectively (the “Heng Yun Da Shares”). Upon the consummation of the Stock Transfer Agreements and the Asset Purchase Agreement, Heng Guang Insurance would own 49% of the outstanding equity interest in Heng Yun Da.

On June 27, 2022, Heng Yun Da and Heng Guang Insurance entered into a supplementary agreement to the asset purchase agreement (the “Supplementary Agreement”) to extend the Initial Due Date to November 30, 2023. On June 27, 2022 the Heng Yun Da Shareholders and Heng Guang Insurance decided to rescind the three Stock Transfer Agreements on the account of the unpaid Purchase Price. As a result, the Heng Yun Da Shares will be transferred back to each of the Heng Yun Da Shareholders in the respective amount as stated above.

As a result of the transactions contemplated in the Asset Purchase Agreement, as amended, Heng Guang Insurance is employing certain former engineers from Heng Yun Da to develop and maintain the technologies supporting Heng Guang Insurance’s interface platform with its insurance carriers and has acquired the intellectual properties associated with Heng Kuai Bao.

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Intellectual Property

Our brand, trade names, trademarks, copyrights, trade secrets and other intellectual property rights distinguish our business platform, services and products from those of our competitors and contribute to our competitive advantage in the professional insurance intermediary sector. To protect our intellectual property, we primarily rely on a combination of trademark, copyright and trade secret laws. As of the date of this prospectus, we did not have confidentiality agreements with our employees, sales agents, and others and we intend to enter into certain employment agreements with confidentiality and/or non-competition provisions with certain senior management officers in the future.

Our Registered Trademark

Above is the registered trademark of Heng Kuai Bao in Chinese characters under the registration number 35725594, 35727465, 35725949 and 35708589 for the purposes of retail display, computer application, the global positioning system, computer software design, internet and tele-communication, with a 10-year validity from October 7, 2019 to October 6, 2029 (except for the purposes of retail display, from September 28, 2019 to September 27, 2029) in the PRC.

Our Copyrights

We completed registration of two computer software copyrights for our applications in China in July 2019, which are Heng Kuai Bao insurance software v.2.3.0 (registration number 2019SR0686309) and You Hui Bao insurance software v1.0 (registration number 2019SR0763476). Our Heng Kuai Bao application operates on the Heng Kuai Bao insurance software v.2.3.0, which our information development team and contracting service provider are continuously maintaining and improving to expand its functions and quality. You Hui Bao application ran on You Hui Bao insurance software v1.0, which for strategic reasons, we have decided not to continue for the time being.

Our Domain

Our website is www.hgbaoxian.cn. We registered our domain name “hgbaoxian.cn” which was certified or recognized as a Chinese Top Level Domain Name by China Internet Network Information Center on March 17, 2020. Such certification has been extended until January 3, 2026. We also registered our domain name “hgbaoxian.com,” which was certified or recognized as a Chinese Top Level Domain Name, such certification has been extended until January 3, 2026.

Facilities

Our headquarter is located at Zhongwu International, Building 2, Room 811, Chenglong Avenue, No. 1118, Section 2, Longquanyi District, Chengdu, Sichuan Province, China. As of the date of this prospectus, we signed a total of 11 written leases, which included one lease for the Company’s headquarters. On May 22, 2024, Heng Guang Insurance and Chengdu Xianghe Shijia Technology Co., Ltd. signed the Site Lease Contract for its headquarter office spaces of 396·square meters (approximately 4,262.51 square feet). The initial term of the lease for our headquarters was from June 1, 2024 to May 31, 2027. In addition, our branch offices have entered into various leases in the following provinces: Yunnan, Jiangxi, Liaoning, Shaanxi, and the City of Chongqing. During the years ended December 31, 2024 and 2023, our total expenses for all of the operating leases amounted to approximately $68,416 and $57,638, respectively.

Certain leases for a few branches of the Company are in the process of relocation, or in situations where formal leases were not available, such as office space sharing or leasing from properties owned by affiliates. We believe such leasing situations are of limited quantities and spaces and therefore have no significant adverse impact on the daily business activities and operations of the Company. We believe that our existing facilities are generally adequate to meet our current needs, but we expect to seek additional space as needed to accommodate future growth.

Legal Proceedings

From time to time, we are involved in litigation or other legal proceedings incidental to our business. However, we do not believe that our business or operations would be materially and adversely affected by any pending or threatened litigation or other pending or threatened legal proceedings.

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On June 7, 2021, Heng Guang Insurance received a demand letter from Grandway Law Offices on behalf of its client Chengdu Yaoran Enterprise Management Consulting Co., Ltd. (“Yaoran Consulting”), claiming Yaoran Consulting’s alleged 5% ownership interest in the Company due to the services provided by Yaoran Consulting based on an IPO service agreement between Yaoran Consulting and Heng Guang Insurance. We together with Heng Guang Insurance believe that Yaoran Consulting’s claim is baseless and plan to defend ourselves and the integrity of the ownership interest of the Company should the threatened demand letter develop into a legal action. As of the date of this prospectus, we have not received any documents regarding the legal action.

On July 15, 2025, Heng Guang Insurance received a Notice of Lawsuit (应诉通知书), which states that the case No. (2025) Hu 7101 Min Chu 2078 (（2025）沪7101民初2078号) has been accepted by Shanghai Railway Transportation Court (上海铁路运输法院). The plaintiff’s claims are as follows: (1) the termination agreement signed by Heng Guang Insurance and Shanghai Jielu Investment Management Co., Ltd. (上海捷泸投资管理有限公司) on July 20, 2020 shall be invalid; (2) the defendants, including Heng Guang Insurance, shall continue to perform the payment obligations under the cooperation agreement, and such payments shall be included in the account of Shanghai Jielu Investment Management Co., Ltd.; (3) and the defendants, Heng Guang Insurance, shall jointly bear the court costs and the expenses for investigation and evidence collection.

In addition, in January 2021, our Zhejiang branch office was fined by CBIRC in the amount of RMB 150,000 (approximately $23,000) for its misuse of accounting records. In December 2023, our Luzhou branch office was fined by Luzhou bureau of National Financial Regulatory Administration in the amount of RMB 120,000 (approximately $20,000) for its employee’s improper practice behavior. In May 2024, our Zhejiang branch office was fined by Lishui bureau of National Financial Regulatory Administration in the amount of RMB 150,000 (approximately $23,000) for its misuse of accounting records. The regulatory investigations and proceedings may divert the management’s attention from our daily operations and the regulatory penalties may adversely affect our reputation and employees’ morale and confidence in our operations. Although we make our best efforts to improve the internal control over and supervision of the business activities of our local branches, there is no guaranty that we will not be fined by the insurance authorities in the future. Any regulatory proceeding and penalty will likely negatively affect our business operations and financial performance.

REGULATIONS

This section sets forth a summary of the principal PRC laws and regulations relevant to our business and operations in China.

Regulations of the Insurance Industry

The insurance industry in the PRC is heavily regulated. Between 1998 and March 2018, the CIRC was the regulatory authority responsible for the supervision of the Chinese insurance industry. In March 2018, the CBIRC, formed as the result of the combination of the CIRC and CBRC, replaced the CIRC as the regulatory authority for the Chinese insurance industry. In May 2023, the CBIRC has been further converted to National Financial Regulatory Administration. Insurance activities undertaken within the PRC are primarily governed by the Insurance Law and the related rules and regulations.

Initial Development of Regulatory Framework

The Chinese Insurance Law of 1995 (the “1995 Insurance Law”) provided the initial framework regulating the Chinese insurance industry. The 1995 Insurance Law covered various areas of the insurance business, including without limitation:

●	Licensing of insurance companies and insurance intermediaries, such as agencies and brokers. The 1995 Insurance Law established the requirements for minimum registered capital, form of organization, qualification of senior management and adequacy of the information systems for insurance companies and insurance agencies and brokers.

●	Separation of property and casualty insurance businesses and life insurance businesses. The 1995 Insurance Law classified insurance between property, casualty, liability and credit insurance businesses, on the one hand, and life, accident and health insurance businesses on the other, and prohibited insurance companies from engaging in both types of businesses.

●	Regulation of market conduct by participants. The 1995 Insurance Law prohibited fraudulent and other unlawful conduct by insurance companies, agencies and brokers.

●	Substantive regulation of insurance products. The 1995 Insurance Law gave insurance regulators the authority to approve the basic policy terms and premium rates for major insurance products.

●	Financial condition and performance of insurance companies. The 1995 Insurance Law established the reserve and solvency standards for insurance companies, imposed restrictions on investment, established the mandatory reinsurance requirements, and put in place a reporting system for insurance companies.

●	The principal regulatory authority, then the PBOC, had broad power under the 1995 Insurance Law to regulate the insurance industry.

Establishment of The CIRC and 2002 Amendments to The Insurance Law

In 1998, the CIRC was established and given the mandate to reform the insurance industry with the goals of minimizing insolvency risks of the Chinese insurers and promoting the overall Chinese insurance market.

The 1995 Insurance Law was amended in 2002 (the “2002 Insurance Law”) and became effective on January 1, 2003. The major amendments to the 1995 Insurance Law included:

●	Authorizing the CIRC to be the national insurance supervisory and regulatory body.

●	Expanding the permitted scope of business of property and casualty insurers. Under the 2002 Insurance Law, property and casualty insurance companies may engage in the short-term health insurance and accident insurance businesses upon the CIRC’s approval.

●	Providing additional guidelines on the relationship between insurance companies and insurance agents. The 2002 Insurance Law required an insurance company to enter into an agent agreement with each insurance agent that acted as an agent for that insurance company, setting forth the rights and obligations of the parties to the agreement as well as other matters required by law.

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●	Relaxing restrictions on the insurance companies’ investments. Under the 2002 Insurance Law, an insurance company were allowed to use its funds to make equity investments in insurance-related enterprises, such as asset management companies.

●	Providing greater freedom for insurance companies to develop insurance products, with respect to the policy terms and premium rates, subject to the approval of, or a filing with, the CIRC.

2009 Amendments to The Insurance Law

The 2002 Insurance Law was amended in 2009 and became the 2009 Insurance Law, effective on October 1, 2009. The major amendments to the 2009 Insurance Law included:

●	Strengthening protection of the insured, by adding a variety of protective clauses, such as incontestable clause, abstained and estoppels clause, common disaster clause and amending immunity clause, and claims-settlement prescription clause.

●	Setting forth specific qualification requirements for the major shareholders, directors, supervisors and senior managers of insurance companies.

●	Expanding the business scope of insurance companies and further relaxing restrictions on the investment cope of the insurers.

●	More restrictive standards on insurance companies’ solvency.

●	Tightening regulations governing the administration of insurance intermediary companies.

According to the 2009 Insurance Law, the minimum registered capital required to establish an insurance agency or insurance broker as a company must comply with the PRC Corporate Law. The registered capital or the capital contribution of insurance agencies or insurance brokers must be paid-up capital in cash. The 2009 Insurance Law also sets forth some specific qualification requirements for insurance agency and brokerage practitioners. The senior managers of insurance agencies or insurance brokers must meet specific qualification requirements, and their appointments are subject to approval of the CIRC. Personnel of an insurance agency or insurance broker engaging in the sales of insurance products must meet the qualification requirements set by the CIRC and obtain a qualification certificate issued by the CIRC. Under the 2009 Insurance Law, the parties to an insurance transaction may engage insurance adjusting firms or other independent appraisal firms that are established in accordance with applicable laws, or persons who possess the requisite professional expertise, to conduct assessment and adjustment of the insured subject matters.

2015 Amendments to The Insurance Law

However, the 2015 Insurance Law, effective on April 24, 2015, revised certain provisions in the previous versions of the Insurance Law, such as:

●	Eliminating the requirement for an insurance agent or broker to obtain a qualification certificate issued by the CIRC before providing any insurance agency or brokerage services.

●	Relaxing certain requirements for the establishment or other significant corporate events of an insurance agency or brokerage firm, including obtaining a business permit, the divesture or merger of insurance agencies or brokerage firms, the change of their organizational form, or the establishment or winding-up of a branch by an insurance agency or brokerage firm.

The CIRC and the CBIRC

The CBIRC, the result of the merger of CBRC and CIRC in March 2018, has the extensive authority to supervise insurance companies and insurance intermediaries operating in the PRC, including the power to:

●	promulgate regulations applicable to the Chinese insurance industry;

●	investigate insurance companies and insurance intermediaries;

●	establish investment regulations;

●	approve policy terms and premium rates for certain insurance products;

●	set the standards for measuring the financial soundness of insurance companies and insurance intermediaries;

●	require insurance companies and insurance intermediaries to submit reports concerning their business operations and condition of assets;

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●	order the suspension of all or part of an insurance company or an insurance intermediary’s business;

●	approve the establishment, change and dissolution of an insurance company, an insurance intermediary or their branches;

●	review and approve the appointment of senior managers of an insurance company, an insurance intermediary or their branches; and

●	punish insurance companies or intermediaries for improper behaviors or misconducts.

The NFRA

The NFRA, converted from CBIRC in May 2023, has the authority to conduct unified supervision and regulation of the financial industry except the securities sector in accordance with laws and regulations, including the power to:

●	carry out systematic research on issues concerning the reform and opening up as well as effective supervision of the financial industry;

●	conduct and coordinate work concerning the protection of financial consumers’ rights and interests;

●	conduct authorization of banking institutions, insurance institutions, financial holding companies and others in accordance with law, and carry out supervision and regulation of these institutions in respect of their corporate governance, risk management, internal controls, capital adequacy, solvency, business operations, information disclosure, etc;

●	conduct on-site examination and off-site surveillance of banking institutions, insurance institutions, financial holding companies and others;

●	prepare regulatory data statements of banking institutions, insurance institutions, financial holding companies and others on a consolidated basis, and release these information in accordance with relevant provisions;

●	carry out technology supervision of banking institutions, insurance institutions, financial holding companies, etc.;

●	conduct look-through supervision of the banking institutions, insurance institutions, financial holding companies, etc.;

●	set up financial inspection and oversight systems outside of the fields of currency, payment, credit reporting, anti-money laundering, foreign exchange, securities and futures;

●	establish recovery and resolution mechanisms of banking institutions, insurance institutions, financial holding companies, etc.;

●	Take the lead in cracking down on illegal financial activities, organize the establishment of monitoring and early warning system on illegal financial activities, coordinate, guide and urge relevant departments and local governments to carry out work to prevent and deal with illegal financial activities according to law;

●	establish a local financial supervision system as required which is mainly based on local offices directly under the central financial authorities;

●	supervise the outsourcing of information technology, as well as other cooperating activities of banking institutions, insurance institutions, financial holding companies and other supervised entities with information technology service agencies and other intermediaries; and

●	participate in the regulatory and rule-making work of international financial organizations and international regulatory standard-setting bodies.

Regulation of Insurance Agents

The principal regulation governing insurance agents is the Provisions on the Supervision and Administration of Insurance Agents promulgated by the CBIRC on November 12, 2020 and effective from January 1, 2021.

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Which the agent conducts insurance business should meet the conditions prescribed by the State Council’s Insurance Regulatory Department within the territory of the People’s Republic of China and obtain an insurance agent business permit.

To engage in insurance agency business within the territory of the PRC, an insurance agent shall satisfy the requirements prescribed by the CIRC and obtain an insurance brokerage business permit issued by the CBIRC, after obtaining a business license. An insurance agency shall take any of the following organization forms: (i) a limited liability company; or (ii) a joint stock limited company, except as otherwise stipulated by the State Council’s insurance regulatory department.

The minimum registered capital of an insurance agent company whose business area is not limited to a province where it is formed, is RMB 50 million while the minimum registered capital of an insurance agent whose business area is limited to the place of its formation is RMB20 million. The registered capital of an insurance agent company must be paid-in currency capital.

The name of an insurance agents shall include the words “insurance agent.” An insurance agent may conduct all or part of the following insurance agency businesses:

●	selling of insurance products as an agent;

●	collecting insurance premiums as an agent;

●	acting as an agent for the investigation and settlement of losses in the related insurance businesses; and

●	other relevant business activities as prescribed by the State Council’s insurance regulatory department.

An insurance agent shall submit a written report to the CIRC and make public disclosure within five days from the date of occurrence of any of the following matters: (i) change of name, domicile or business premises; (ii) change of shareholders, registered capital or form of organization; (iii) change of names of shareholders or capital contributions; (iv) amendment to the articles of association; (v) equity investment, establishment of offshore insurance related entities or non-operational organizations; (vi) division, merger and dissolution or termination of insurance agent business activities of its branches; (vii) change of the primary person in charge of its branches other than provincial branches; (viii) being a subject of administrative or criminal penalties, or under investigation for suspected involvement in any violation of law or a crime; and (ix) other reportable events prescribed by the CIRC.

The insurance agent company shall purchase professional liability insurance or make a deposit the margin within 20 days from the date of obtaining the insurance agent business permit. The compensation limit of the professional liability insurance purchased by the insurance agent on an accident shall not be less than one million RMB, the cumulative compensation limit of the one-year policy shall not be less than RMB 10 million and shall not be less than that of the main business income of insurance agency of the previous year. The insurance agent shall deposit 5% of the registered capital as the cash deposit, and if an insurance agent company increases its registered capital, it shall increase the amount of the security deposit proportionally.

An insurance agency company may use the margin in one of the following circumstances:

(1) The registered capital is reduced;

(2) The insurance agent business permit has been cancelled;

(3) Purchase qualified professional liability insurance; or

(4) Other circumstances specified by the insurance regulatory department of the State Council.

We have obtained all of the necessary approval and licenses from the relevant PRC regulatory entities to operate our insurance agent business. In 2012, we increased our registered capital to RMB 50 million, meeting the regulatory requirements a national insurance agency.

Regulations on Internet Insurance

The principal regulation governing the operation of internet insurance business is the Measures for the Regulation of the Internet Insurance Business, or Internet Insurance Measures, promulgated by the CBIRC on December 7, 2020 and effective on February 1, 2021. Under the Internet Insurance Measures, the term of “internet insurance business” refers to the insurance operations in which insurance institutions conclude insurance contracts and provide insurance services through the Internet. “Insurance institutions” include insurance companies (including mutual insurance organizations and Internet insurance companies) and insurance intermediary institutions; insurance intermediary institutions include insurance agents (excluding individual insurance agents), insurance brokers and insurance adjusters; insurance agents (excluding individual insurance agents) include specialized insurance agencies, banks which concurrently engage in the insurance agency business and Internet enterprises that have legally obtained insurance agency business permits; and specialized insurance intermediary institutions include specialized insurance agencies, insurance brokers and insurance adjusters. Internet insurance business shall be carried out by legally formed insurance institutions, and other institutions and individuals shall not engage in the Internet insurance business. No insurance institution may carry out the Internet insurance business beyond the business scope indicated on the institution’s permit (recordation form).

An insurance institution which conducts the Internet insurance business and its self-operated network platform shall meet certain requirements such as obtaining ICP licenses or making ICP filing and maintaining sound internet operation system and information security system. As the date of this prospectus, Heng Guang Insurance has obtained the required ICP license.

Notices on Regulations of Motor Vehicle Insurance in 2019 and 2020

In order to further strengthen the supervision of auto insurance business and promote a fair and orderly competitive environment for the motor vehicle insurance business in China, the CBIRC recently issued and implemented two notices.

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●	On January 14, 2019, the CBIRC issued and implemented the Notice by the General Office of the CBIRC on Issues Concerning Further Strengthening the Regulation of Auto Insurance (No. 7 [2019] of the General Office of the CBIRC). The notice requires property insurance companies strictly comply with the relevant provisions of laws, administrative regulations or the Insurance Regulatory Agency under the State Council in the use of vehicle insurance clauses and premium rates, and enhance the management of the authenticity of business financial data, ensure all operating costs and expenses are true and accounted for in a timely manner.

●	On September 9, 2020, the CBIRC issued and implemented the Notice by the China Banking and Insurance Regulatory Commission of Issuing the Actuarial Provisions on Model Commercial Auto Insurance. The notice provides that, when determining commercial auto insurance premiums, an insurance company shall follow the non-life insurance actuarial principle, strictly follow the principles of reasonableness, fairness and sufficiency, and shall not have any factor that may lead to unfair competition or discriminatory pricing.

These notices effectively resulted in the decrease of motor vehicle insurance premiums charged by the insurance companies and all related fees paid to insurance intermediaries by insurance companies.

Regulations Relating to Foreign Exchange

General Administration of Foreign Exchange

According to the Regulations on the Control of Foreign Exchange, which were promulgated by the State Council on January 29, 1996, came into effect on April 1, 1996, and were amended on January 14, 1997, and August 5, 2008, payments for transactions that take place within the PRC must be made in RMB. RMB is convertible into other currencies for current account items, such as trade-related receipts and payments and payment of interest and dividends. The conversion of RMB into other currencies and remittance of the converted foreign currency outside the PRC for capital account items, such as direct equity investments, loans and repatriation of investment, requires the prior approval from the SAFE or its local office.

SAFE Circular No. 59

Pursuant to the Circular of the SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, promulgated by SAFE on November 19, 2012, which became effective on December 17, 2012, and was further amended on May 4, 2015, approval is not required for opening a foreign exchange account and depositing foreign exchange into the accounts relating to the direct investments. SAFE Circular No. 59 also simplified foreign exchange-related registration required for the foreign investors to acquire the equity interests of Chinese companies and further improve the administration on foreign exchange settlement for FIEs.

SAFE Circular No. 13

Pursuant to the Circular on Further Simplifying and Improving the Foreign Currency Management Policy on Direct Investment, effective from June 1, 2015, which cancels the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment and simplifies the procedure of foreign exchange-related registration, the investors shall register with banks for direct domestic investment and direct overseas investment.

SAFE Circular No. 19

On March 30, 2015, SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or the SAFE Circular No.19, which became effective on June 1, 2015, provides that a foreign-invested enterprise may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to the SAFE Circular No.19, for the time being, FIEs are allowed to settle 100% of their foreign exchange capitals on a discretionary basis; a foreign-invested enterprise shall truthfully use its capital for its own operational purposes within the scope of business; where an ordinary foreign- invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise shall first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

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Based on the foregoing, when setting up a new foreign-invested enterprise, the foreign invested enterprise shall register with the bank located at its registered place after obtaining the business license, and if there is any change in capital or other changes relating to the basic information of the foreign-invested enterprise, including without limitation any increase in its registered capital or total investment, the foreign invested enterprise shall register such changes with the bank located at its registered place after obtaining the approval from or completing the filing with competent authorities. Pursuant to the relevant foreign exchange laws and regulations, the above-mentioned foreign exchange registration with the banks will typically take less than four weeks upon the acceptance of the registration application. If we intend to provide funding to our WFOE through capital injection at or after their establishment, we shall register the establishment of and any follow-on capital increase in our wholly foreign owned subsidiaries with the State Administration for Industry and Commerce or its local counterparts, file such and register such with the local banks for the foreign exchange related matters.

Offshore Investment

Under the Circular of the State Administration of Foreign Exchange on Issues Concerning the Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or the SAFE Circular 37, issued by the SAFE and effective on July 4, 2014, PRC residents are required to register with the local SAFE branch prior to the establishment or control of an offshore special purpose vehicle, or SPV, which is defined as offshore enterprises directly established or indirectly controlled by PRC residents for offshore equity financing of the enterprise assets or interests they hold in China. An amendment to registration or subsequent filing with the local SAFE branch by such PRC resident is also required if there is any change in basic information of the offshore company or any material change with respect to the capital of the offshore company. At the same time, the SAFE has issued the Operation Guidance for the Issues Concerning Foreign Exchange Administration over Round-trip Investment regarding the procedures for SAFE registration under the SAFE Circular 37, which became effective on July 4, 2014, as an attachment of SAFE Circular 37.

Under the relevant rules, any failure by any of our shareholders who is a PRC resident, or is controlled by a PRC resident, to comply with relevant requirements under these regulations could subject our SPV to restrictions imposed on foreign exchange activities, including restrictions on its ability to receive registered capital as well as additional capital from PRC resident shareholders, and contribute registered capital as well as additional capital to WFOE. If WFOE fails to obtain necessary registered capital within the approved business time limit, the industries and commercial administrative authorities might revoke its business license. Due to the failure by shareholders to complete the registration, WFOE’s ability to pay dividends or make distributions to our SPV is also restricted, and repatriation of profits and dividends derived from SPV by PRC residents to China are illegal. The offshore financing funds are also not allowed to be used in China. In addition, the failure of the PRC resident shareholders to complete the registration may subject the shareholders to fines less than RMB 50,000, and the enterprises to fines less than RMB 300,000. All the Chinese individual shareholders (directly or indirectly) of Heng Guang Cayman, to our knowledge, are subject to the SAFE Circular 37 and have completed the registration.

Regulations on Intellectual Property Rights

Regulations on Trademarks

According to the current Chinese trademark law and regulations, a trademark which has been approved and registered by the trademark office is a registered trademark, including a trademark of goods, services, collective trademark and certification trademark. The trademark registrant shall enjoy the exclusive right to use the trademark and the protections afforded by law. The trademark law also specifies the scope of registered trademarks, procedures for registration of trademarks and the rights and obligations of trademark owners. As of the date of this prospectus, we have completed trademark registration of four trademarks in China and own the exclusive right to use such trademark.

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Regulations on Domain Names

The Ministry of Industry and Information Technology of the PRC, or the MIIT, promulgated the Measures on Administration of Internet Domain Names, or the Domain Name Measures, on August 24, 2017, which took effect on November 1, 2017 and replaced the Administrative Measures on China Internet Domain Name promulgated by the MIIT on November 5, 2004. According to the Domain Name Measures, the MIIT is in charge of the administration of PRC internet domain names. The domain name registration follows a first-to-file principle. Applicants for registration of domain names shall provide true, accurate and complete information of their identities to the domain name registration service institutions. The applicant will become the holder of such domain names upon completion of the registration procedure.

Regulations on Copyrights

Pursuant to the PRC Copyright Law amended by the SCNPC on November 11, 2020 and took effect on June 1, 2021, and the Implementing Regulations of the PRC Copyright Law, amended by the State Council on January 30, 2013 and became effective on March 1, 2013, the PRC citizens, legal persons, or other organizations must, whether published or not, enjoy copyright in their works, which include, among others, works of literature, art, natural science, social science, engineering technology, and computer software. The term “copyright” includes moral rights and economic rights and anyone who commits infringements of the copyright must undertake relevant civil liabilities.

Regulations on Employment and Social Welfare

Labor Contract Law

The Labor Contract Law of the PRC, or the Labor Contract Law, which was promulgated on June 29, 2007 and amended on December 28, 2012, is primarily aimed at regulating the rights and obligations of employers and employees, including the establishment, performance and termination of such relationship. Pursuant to the Labor Contract Law, labor contracts shall be concluded in writing if labor relationships are to be or have been established between employers and the employees. Employers are prohibited from forcing employees to work above certain time limit and employers shall pay employees for overtime work in accordance with certain national regulations. In addition, employee wages shall be no lower than local standards on minimum wages and shall be paid to employees timely.

As of September 30, 2025, Heng Guang Insurance has approximately 1,251 sales agents (including insurance sales agent and independent contract agent) through its Principal-Agent Contracts (“PAC”). Pursuant to the China’s Civil Code and Labor Contract Law a PAC differs from a Labor Contract on following characteristics:

●	Nature of Work. Under the Insurance Law of the People’s Republic of China, Article 117 defines an insurance agent as institutions or individuals which charge commissions to insurers and operate insurance business on behalf of insurers to the extent as authorized by insurers. Pursuant to a PAC, an insurance agent operates independently without the supervision and having a full-time labor contract relation with the company. The PAC allows a high agent turnover with and allows to terminate a PAC immediately upon the cessation of agent’s services. Whereas, under a Labor Contract requires the agents to be employed with the Company as a full-time employee who shall exercise one’s rights and perform one’s own obligations in accordance with the terms of the contract.

●	Remuneration. Under a PAC, an agent is compensated in the form of commission paid in accordance with the sales made by the agent. The PAC provides an insurance sales agent with a commission of 20% to 40% on the new premiums for the first year of their services, which is then gradually decreased in the following years. Whereas the Labor Contract provides an agent with remuneration, welfares and benefits in accordance with the terms of the contract as long as the agent performs in accordance with the terms and conditions of the Labor Contract irrespective of them meeting their individual sales target. In addition to the minimum wage, seniority pay, position salary, and incentive pay, an employee under the Labor Contract is also provided with welfare fund, provident fund, and pension.

●	Management. Under the PAC, an insurance agent is individually managed through meetings in the morning and afternoon, to strengthen the work ethics and morals, skills training and team building. On the contrast, an employee under a Labor Contract follows the same work schedule, rules and regulations, and labor discipline, and most team work requires cooperation to promote an orderly management of the Company.

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Social Insurance and Housing Fund

Under the Social Insurance Law of the PRC that was promulgated by the SCNPC on October 28, 2010, and came into force as of July 1, 2011, and most recently amended on December 29, 2018, together with other laws and regulations, employers are required to pay basic pension insurance, unemployment insurance, basic medical insurance, employment injury insurance, maternity insurance, and other social insurance for its employees at specified percentages of the salaries of the employees, up to a maximum amount specified by the local government regulations from time to time. When an employer fails to pay social insurance premiums in full, relevant social insurance collection agency shall order it to make up for any shortfall within a prescribed time limit, and may impose a late payment fee at the rate of 0.05% per day of the outstanding amount from the due date. If such employer still fails to make up for the shortfalls within the prescribed time limit, the relevant administrative authorities shall impose a fine of one to three times the outstanding amount upon such employer.

In accordance with the Regulations on the Management of Housing Fund which was promulgated by the State Council in April 3, 1999 and recently amended in March 24, 2019, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employer and employee are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

In general, the Company has complied with the Social Insurance Law of the PRC, except that certain employees either chose to be enrolled in the social insurance programs outside the Company’s program or forfeited such enrollment voluntarily. However, pursuant to applicable laws and regulations, we may suffer fine or other penalties by the relevant government authorities in this case.

As of June 6, 2024, Heng Guang Insurance established relationships based on principal-agent contracts (according to China’s Civil Code) instead of labor contracts, with its insurance sales agents and independent contracting agents (including online agents) of 3,222 agents in total. Insurance sales agents charge commission as a portion of the new premiums, as their remuneration. Heng Guang Insurance bears no responsibilities to pay labor costs to insurance sales agents nor the welfares and benefits, social insurance and housing provident fund.

Employment Relationship Between Heng Guang Insurance and its Full-Time Employees

As of the date of this prospectus, Heng Guang Insurance has paid social insurance for most of the full-time employees that have established work relationships via labor contracts with Heng Guang Insurance.

On November 16, 2018, SAT issued the Notice of the State Administration of Taxation on Implementing the Several Measures for Further Supporting and Serving the Development of Private Economy (No. 174 [2018], SAT), which specifies that tax authorities at all levels are required to ensure a stable payment method during the reform of the social security fee collection and management system, and are not allowed to independently organize and perform centralized clearing of fees from previous years from tax payers including private enterprises. As of the date of this prospectus, Heng Guang Insurance has not received any administrative punishments for violating relevant provisions on Social Insurance nor Housing Provident Fund.

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Anti-Money Laundering

Pursuant to the Notice of Strengthening Anti-Money Laundering in Insurance Industry promulgated by the CIRC on August 10, 2010 and Measures for the Administration of Anti-Money Laundering Work in the Insurance promulgated on September 13, 2011 by the CIRC and became effective on October 1, 2011, the CIRC shall organize, coordinate and direct anti-money laundering effort in insurance industry.

According to the provisions of the Measures for the Administration of Anti-Money Laundering Work in the Insurance, insurance agency and brokerage companies shall, in the light of the real-name system for policies and according to the work principles that client materials are complete, transaction records are available for inspection and circulation of funds is regulated, effectively enhance the internal control level of anti-money laundering. Insurance agency and brokerage companies shall establish an internal control system for anti-money laundering and prohibit funds which have an illegal source from investing into their equity. The senior management officers of insurance agency and brokerage companies shall understand laws and regulations on anti-money laundering.

Pursuant to the Notice of Strengthening Anti-Money Laundering in Insurance Industry, equity investments in insurance intermediaries and equity structure changes therein should be in line with relevant requirements on fund sources in anti-money laundering laws and regulations of the PRC.

Newly established insurance intermediaries and branch institutions and those restructured or reformed should meet anti-money laundering criteria specified by the CIRC, including (i) establishment of system for client identity recognition, client identity and transaction record keeping, training and education, auditing, confidentiality, internal control system and operation protocols including those facilitating monitoring and inspection and administrative investigation; (ii) dedicated anti-money laundering posts and job descriptions, manning and training for such posts; and (iii) other requirements according to regulatory provisions.

Regulations on Tax

Corporate Income Tax

Pursuant to the EIT Law of the PRC effective on January 1, 2008 and amended on December 29, 2018 and the Regulation on the Implementation of the EIT Law of the PRC effective on April 23, 2019, companies are classified into resident companies and non-resident companies. Corporate Income Tax rate is 25%, or 20% for non-resident company which hasn’t set up an organization or an operating site, or its income from established organization or operating side is not connected to such organization or site, judging by the source of its income within the PRC territory. High and new technology companies encouraged by the government shall be accorded with 15% income tax.

Pursuant to the Announcement on Issues Regarding Implementation of Preferential Income Tax Policy for High and New Technology Companies released on June 19, 2017 by State Administration of Taxation or the SAT, company qualified as high or new technology company shall enjoy preferential tax from the year indicated on the certificate for high and new technology company, and file for registration with taxation agency of jurisdiction according to relevant provisions. On expiration of the qualification as high and new technology company, income tax shall be temporarily levied pursuant to a preferential tax rate of 15% before renewal of the qualification; if such qualification is not obtained before the end of the year, the difference between the preferential tax rate and the regular tax rate should be paid according to applicable provisions.

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Withholding Income Tax

Pursuant to the Arrangement Between Mainland China and the Hong Kong Special Administrative Region for the Double Tax Avoidance Arrangement promulgated on August 21, 2006 and last amended on December 6, 2019, where a Hong Kong resident enterprise that holds more than a 25% equity interest in a PRC resident enterprise at any time within 12 consecutive months before receiving the dividend, the competent PRC tax authority may determine the Hong Kong resident enterprise to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement, and the withholding tax rate on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5% from 10% applicable under the EIT Law.

Value-Added Tax

Pursuant to the Provisional Regulations on Value-Added Tax of the PRC last amended on November 19, 2017, and its Implementation Rules promulgated by the Ministry of Finance, or the MOF and last amended on October 28, 2011, tax payers engaging in sale of goods, provision of processing services, repairs and replacement services, sales of services, intangible assets or real property, or importation of goods within the territory of the PRC shall pay the VAT.

On November 16, 2011, the MOF and the SAT jointly promulgated the Pilot Plan for Levying Value-Added Tax in lieu of Business Tax. Starting from January 1, 2012, the PRC government has been gradually implementing a pilot program in certain provinces and municipalities, to levy a 6% VAT on revenue generated from modern service industries in lieu of the business tax.

The Measures for the Exemption of Value-Added Tax from Cross-Border Taxable Activities in the Collection of Value-Added Tax in Lieu of Business Tax (for Trial Implementation), which was promulgated on May 6, 2016 by the SAT, and revised according to the Notice of State Administration of Taxation on Revising Some Normative Documents on Taxation on June 15, 2018, provides that if a domestic enterprise provides cross-border taxable activities such as professional technology services, technology transfer, software service etc., the above mentioned cross-border taxable activities shall be exempted from the VAT.

On March 23, 2016, the MOF and the SAT jointly issued the Notice of Implementing the Pilot Program of Replacing Business Tax with Value-Added Tax in an All-round Manner which confirms that business tax will be completely replaced by the VAT from May 1, 2016.

Pursuant to the Announcement No. 39 (2019) jointly issued by the Ministry of Finance, the State Administration of Taxation, and the General Administration of Customs, effective on April 1, 2019, the applicable VAT for VAT-taxable sales activities and imported goods are adjusted respectively from 16% to 13% and from 10% to 9%, respectively.

Regulation on Data Protection and Cybersecurity

Scope of Personal Information

According to the Personal Information Protection Law of PRC, sensitive personal information means the personal information of which the leakage or illegal use could easily lead to the violation of the personal dignity of a natural person or harm to personal or property safety, including information on biometric identification, religious beliefs, specific identity, health care, financial accounts, and personal whereabouts, and personal information of minors under the age of fourteen.

Approval Procedure of the Internet Insurance Business

A specialized insurance agency must complete the following main procedures in order to launch the internet insurance business: (1) submit all actual operation process to Insurance Intermediaries Regulatory Department of China Banking and Insurance Regulatory Commission; (2) report every insurance categories, product prices, APP applications and qualifications to the Insurance Association of China; and (3) receive a Level III Certification for the State Graded Protection of Information Security.

Cybersecurity Law

According to the Article 42 of Cybersecurity Law of the People’s Republic of China, which came into force as of June 1, 2017, the network operators must not disclose, distort or damage personal information they collect, without the agreement of the person whose information is collected, and personal information may not be provided to others, except where it has been processed in such a manner that it is impossible to distinguish a particular individual’s information and it cannot be retraced.

Data Security Law

According to the Article 31 of Data Security Law of the People’s Republic of China, which came into force on September 1, 2021, specifies that the provisions of the cybersecurity law of the PRC apply to the outbound security management of important data collected or produced by critical information infrastructure operators operating within the territory of the PRC. Outbound security management measures for other data processors collecting or producing important data within the territory of the PRC are to be jointly formulated by the national cyberspace administration and relevant departments of the State Council.

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When a network operator needs to transfer such data overseas, it must demonstrate the necessity of data export and conduct a self-security assessment or submit to an official security assessment when a threshold test is met. Whether the transfer is “lawful, legitimate and necessary” is a threshold requirement under which the relevant authorities evaluate the risks associated with the transfer by examining both the nature of the data being transferred and the likelihood of security breaches involving such data and the level of the impact of such incidents.

Cybersecurity Review Measures

On December 28, 2021, CAC and several other government authorities published the revised Cybersecurity Review Measures, which came into effect on February 15, 2022 and replaced the previous version. Pursuant to this measure, the purchase of network products and services by a critical information infrastructure operator or the data processing activities of a network platform operator that affect or may affect national security will be subject to a cybersecurity review. In addition, network platform operators with personal information of over one million users shall be subject to cybersecurity review before listing in foreign countries. The competent governmental authorities may also initiate a cybersecurity review against the operators if the authorities believe that the network product or service or data processing activities of such operators affect or may affect national security.

Data Cross Border Measures

On July 7, 2022, the CAC promulgated the Data Cross Border Measures, which took effect on September 1, 2022. These measures require a domestic data processor providing data overseas which falls under any of the following circumstances to apply for security assessment of cross-border data transfer with the national cybersecurity authority through its local counterpart: (i) where the data processor intends to provide important data overseas; (ii) where a critical information infrastructure operator or a data processor who has processed personal information of more than 1,000,000 individuals intends to provide personal information overseas; (iii) where a data processor who has provided personal information of 100,000 individuals or sensitive personal information of 10,000 individuals to overseas recipients accumulatively since January 1 of the last year intends to provide personal information overseas; and (iv) other circumstances where security assessment of data cross-border transfer is required as prescribed by the CAC.

Heng Guang Insurance’s Mode of Internet Insurance Business

Heng Guang Insurance has the authority to access the system controlled by insurance companies that have entered into contracts therewith to upload the individual customers’ information, but the individual customers’ information of resident such as identity card number, mobile number and other personal information is still stored and processed by such insurance companies. Heng Guang Insurance’s Mode of Internet Insurance Business on Heng Kuai Bao, the sales platform, connects to insurance companies system directly to upload the data, and does not store and/or process individual customers’ information. Furthermore, the insurance companies performed special treatments to the personal information so that we unrecognized such information pointing to a specific customer when the insurance companies return the personal information to us for handling the commission.

As of the date of this prospectus, regarding Heng Guang Insurance’s internet insurance business, all of the information and important data produced from the operation from the PRC (for the purpose of a legal notice, excluding Hong Kong SAR, Macao SAR and Taiwan) are stored domestically, without any cross-border data transfer nor uploading data abroad to be stored, used, and held.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Zhang Jiulin	54	Chief Executive Officer and Chairman of the Board of Directors

Haixia Li	43	Chief Financial Officer

Yi Wang	32	Chief Technical Officer Nominee

Guangming Liu	60	Independent Director Nominee

Edward Rhodes	57	Independent Director Nominee

Haosong Zhang	43	Independent Director Nominee

Mr. Jiulin Zhang has served as the Chief Executive Officer of Heng Guang Insurance, the operating company in China since December 2017 and the Chief Executive Officer of the Company since 2021 and is one of the key founders of Heng Guang Insurance in 2004. Since 2004, Mr. Zhang served various positions at Heng Guang Insurance and a few insurance agencies. Mr. Zhang has more than 20 years of experience in property and life insurance marketing and management and has achieved outstanding records of insurance sales. For example, in 2015, Mr. Zhang served as the Sales Director of the Department of Special Representative Business of the Sichuan Branch of Zijin Property Insurance Co., Ltd., and helped the performance of the entire team to reach more than RMB 50 million in annual premiums. Mr. Jiulin Zhang graduated from Sichuan Correspondence Institute for Officers in 2004.

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Ms. Haixia Li has been the Chief Financial Officer of the Company since August 1, 2025. Ms. Li has more than 15 years of experience in accounting and financial management across the insurance and pharmaceutical industries. From 2018 to the present, Ms. Li has been the financial manager of Sichuan Hengguang Insurance Agency Co., Ltd. Prior to that, she held a series of accounting and finance positions in the pharmaceutical sector, including accountant at Sichuan Zhongsan Pharmaceutical Co., Ltd. from 2016 to 2018, accountant at Chengdu Litai Pharmaceutical Co., Ltd. from 2013 to 2016, and accountant at Sichuan Hengxin Pharmaceutical Import and Export Co., Ltd. from 2009 to 2013. Earlier in her career, she worked as a cashier at Daily Pharmacy and at Shenzhen Tianyin Communication Development Company, and as a cashier in the Finance Department of the Sichuan Branch of Shenzhen Tianyin Communication Development Company. Ms. Li received her undergraduate degree from Chengdu University of Traditional Chinese Medicine and holds an intermediate-level accounting qualification.

Mr. Yi Wang has served as the Chief Technology Officer for Heng Yun Da since May 2018 and will be appointed as the Chief Technology Officer for the Company prior to the effectiveness of the registration statement of which this prospectus forms a part. From July 2015 to April 2018, Mr. Yi Wang was the Chief Technology Officer at Sichuan Times Joint Venture Capital Co., Ltd. Mr. Yi Wang has implemented Heng Kuai Bao’s information automation strategy and led the its research and development from 2018 until 2021. He has more than 10 years of mobile Internet product design and development experience, worked for large and medium-sized Internet companies, and participated in the development of municipal financial systems, corporate management and other systems. Mr. Yi obtained a Bachelor’s Degree of Software Engineering from Chengdu University of Electronic Science and Technology.

Mr. Edward Rhodes is a director nominee of the Company. He has nearly 30 years of experience in investment banking and asset management, specializing in corporate finance, mergers and acquisitions, management consulting, equity investment, financed purchases, corporate strategic planning, involving an aggregate of more than $400 billion in value. Mr. Rhodes has served as the Chief Executive Officer of MCP Corporate Advisors LLC since 2000 and been the co-founder and Chief Financial Officer at Accolent Real Estate Co. since June 2017. Mr. Rhodes has earned an MBA Degree from Columbia University and Bachelor’s Degree in History from the University of Virginia. We believe Mr. Rhodes is qualified to serve as a member of our Board due to his experience in corporate finance.

Mr. Guangming Liu is a director nominee of the Company. Mr. Liu has been a member of the Executive Committee of Lungkong World Federation since June 2018 and served as the Head of Secretariat of Lungkong World Federation from August 2015 until June 2018. Mr. Liu started his career as a manager at China Life Insurance in Taiwan and worked at several insurance companies and insurance agencies, such as a senior manager at Allianz President Life Insurance Co. Ltd., a senior manager at Nan Shan Life Insurance Co., Ltd., and a vice president at Zhonglun Life Insurance Broker Co. Mr. Liu was a vice president at a human resource company, TimeHR Executive Search Co., Ltd., from May 2010 to May 2015. Mr. Guangming Liu has extensive experiences in strategic planning, organizational structure optimization, human resource management, and senior management team improvement for established Chinese and Taiwanese companies. Mr. Guangming Liu obtained a Master’s of Business Administration (MBA) in finance from the Wharton School of Business, University of Pennsylvania, an MBA in insurance from Feng Chia University, and a Bachelor’s Degree from Soochow University. We believe Mr. Liu is qualified to serve as a member of our Board due to his experience in strategic planning.

Mr. Haosong Zhang is a director nominee of the Company. From January 2018 to December 2020, Mr. Zhang served as the president of Henan Chungchihao Business Consultancy. Prior to that, Mr. Zhang was a director at Henan Chungshi Asset Management Ltd. from January 2014 to December 2017. During the three years from 2011 to 2013, Haosong worked as the president of Henan Yongfu Real Estate Consultancy Ltd. He has years of experience in domestic and foreign listing, corporate management consulting, equity investment and financing, mergers and acquisitions, and restructuring. Mr. Haosong Zhang has obtained an MBA degree from France-Brest Business School and a Bachelor of Art degree in law from Zhengzhou University in Henan Province, China.

Family Relationships

None of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Controlled Company

We are a controlled company and as long as our officers and directors, either individually or in the aggregate, own at least 50% of the outstanding voting power of our Company, we will be a “controlled company” as defined under Nasdaq Listing Rules (specifically, as defined in Rule 5615(c)). We have no current intention to rely on the controlled company exemptions afforded to a controlled company under the Nasdaq Listing Rules.

Board of Directors

Our Board will consist of four directors upon closing of this offering, three of whom shall be “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Duties of Directors

Under Cayman Islands law, all of our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act (Revised) of the Cayman Islands imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however, the fiduciary duties owed by a director and officer include: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future, (d) a duty to avoid conflicts of interest and of duty and (e) a duty to exercise independent judgment. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association expected to be amended and effective on or before the completion of this offering. We have the right to seek damages if a duty owed by any of our directors is breached.

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The functions and powers of our Board include, among others:

●	appointing officers and determining the term of office of the officers;

●	authorizing the payment of donations to religious, charitable, public, or other bodies, clubs, funds, or associations as deemed advisable;

●	exercising the borrowing powers of the company and mortgaging the property of the company;

●	executing checks, promissory notes, and other negotiable instruments on behalf of the company; and

●	maintaining or registering a register of mortgages, charges, or other encumbrances of the company.

Terms of Directors and Executive Officers

Our officers are appointed by and serve at the discretion of our Board and the shareholders voting by ordinary resolution. Our directors are not subject to a set term of office and hold office until the next general meeting called for the election of directors and until their successor is duly appointed or such time as they die, resign or are removed from office by a shareholders’ ordinary resolution. The office of a director will be vacated automatically if, among other things, a director resigns in writing, becomes bankrupt or makes any arrangement or composition with his/her creditors generally or is found to be or becomes of unsound mind. All of our executive officers are appointed by and serve at the discretion of our Board.

Qualification

There is currently no shareholding qualification for directors. A director who is not a shareholder of our Company is nevertheless entitled to attend and speak at general meetings.

Insider Participation Concerning Executive Compensation

Our Board, which was comprised of two directors, was making all determinations regarding the executive officer compensation. When the three independent directors are appointed, they will be making all determinations regarding the executive officer compensation.

Committees

Upon the effectiveness of this registration statement, we will establish three committees under the Board: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating and Corporate Governance Committee, and adopt a charter for each of the committees. Each committee’s members and functions are described below.

Audit Committee. Our Audit Committee will consist of Edward Rhodes, Haosong Zhang and Guangming Liu with Edward Rhodes as the Chairman of our Audit Committee upon the effectiveness of the registration statement of which this prospectus forms a part. We have determined that Edward Rhodes, Haosong Zhang and Guangming Liu will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our Board also has determined that Edward Rhodes qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The Audit Committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The Audit Committee will be responsible for, among other things:

●	selecting the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

●	annually reviewing and reassessing the adequacy of our Audit Committee charter;

●	such other matters that are specifically delegated to our Audit Committee by our Board from time to time;

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●	meeting separately and periodically with management and the independent auditors; and

●	reporting regularly to the full Board.

Compensation Committee. Our Compensation Committee will consist of Edward Rhodes, Haosong Zhang and Guangming Liu upon the effectiveness of the registration statement of which this prospectus forms a part, with Guangming Liu serving as the Chair of our Compensation Committee. The Compensation Committee will assist the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our Chief Executive Officer may not be present at any committee meeting during which his compensation is deliberated. The Compensation Committee will be responsible for, among other things:

●	reviewing and recommending to the Board with respect to the total compensation package for our Chief Executive Officer;

●	approving and overseeing the total compensation package for our executives other than the Chief Executive Officer;

●	reviewing and making recommendations to the Board with respect to the compensation of our directors; and

●	reviewing periodically and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance and Committee. Our Nominating and Corporate Governance Committee will consist of Edward Rhodes, Haosong Zhang and Guangming Liu upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Haosong Zhang will be the chairperson of our Nominating Committee. The Nominating Committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The Nominating Committee will be responsible for, among other things:

●	identifying and recommending to the board nominees for election or re-election to the Board, or for appointment to fill any vacancy;

●	reviewing annually with the Board the current composition of the board in light of the characteristics of independence, skills, experience and availability of service to us;

●	identifying and recommending to the board the names of directors to serve as members of the Audit Committee and the Compensation Committee, as well as the Nominating and Corporate Governance Committee itself;

●	advising the Board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the Board on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Corporate Governance

Our Board intends to adopt a code of business conduct and ethics, which is applicable to all of our officers and employees upon closing of this offering. We will make our code of business conduct and ethics publicly available on our website prior to the closing of this offering.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation for the years ended December 31, 2024 and 2023 earned by or paid to our executive officers, and our other most highly compensated executive officers whose total compensation exceeded US$120,000 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total (US $)*
Jiulin Zhang(1),	2024	$13,846	-	-	-	-	-	-	$13,846
Chief Executive Officer of Heng Guang Cayman and Heng Guang Insurance and former Chief Financial Officer of Heng Guang Cayman	2023	$13,846	-	-	-	-	-	-	$13,846

Yao-te Wang(2),	2024	-	-	-	-	-	-	-	-
Former CFO of Heng Guang Cayman	2023	-	-	-	-	-	-	-	-

*Based on the U.S. and Chinese currency exchange rate of 1 RMB= 0.1486 USD.

(1) Since the inception of Heng Guang Cayman on July 23, 2020 until the appointment of Mr. Yao-te Wang on July 13, 2021, Mr. Zhang served as the Chief Financial Officer of Heng Guang Cayman for no additional compensation.

(2) Mr. Wang was appointed as the chief financial officer of Heng Guang Cayman on July 13, 2021 and resigned on July 31, 2025 as described below; prior to his appointment and since the inception of the Company, Mr. Zhang, the Chief Executive Officer of the Company, served as the Chief Financial Officer of the Company for no additional compensation. Ms. Haixia Li was appointed as the CFO of Heng Guang Cayman on August 1, 2025 as described below.

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Agreements With Named Executive Officers

Heng Guang Cayman appointed Mr. Jiulin Zhang as the Chief Executive Officer of the Company, effective June 25, 2021. As of the date of this prospectus, the current employment agreement between Jiulin Zhang and Heng Guang Insurance governs the terms and conditions of Mr. Zhang’s employment with the operating company, which initially had a term of three years from January 1, 2019 to December 31, 2021 and provided a de minimus annual salary. On July 23, 2021, Heng Guang Cayman entered into an employment agreement (the “CEO Employment Agreement”) with Jiulin Zhang as the Company’s Chief Executive Officer. Pursuant to the CEO Employment Agreement, Heng Guang Cayman agreed to employ our Chief Executive Officer for a specified time period from the date when the Company consummates its initial public offering, which will be renewed upon both parties’ agreement before the end of the current employment term, and payment of cash compensation and benefits shall become payable and effective when the Company becomes a public reporting company in the U.S. Heng Guang Cayman may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his duties. The executive officer may terminate his employment at any time with a three-month prior written notice. Mr. Jiulin Zhang has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

Heng Guang Cayman appointed Mr. Yao-te Wang as the Chief Financial Officer of the Company, effective July 13, 2021. On August 5, 2021, Heng Guang Cayman entered into an employment agreement (the “CFO Employment Agreement”) with Yao-te Wang as the Company’s Chief Financial Officer, substantially in the form filed herein as Exhibit 10.8. Pursuant to the CFO Employment Agreement, Heng Guang Cayman agreed to employ our CFO in accordance with such agreement for three years from the date when the Company consummates its initial public offering, which will be renewed upon both parties’ agreement before the end of the current employment term, and payment of cash compensation and benefits shall become payable and effective when the Company becomes a public reporting company in the U.S. Heng Guang Cayman may terminate the CFO Employment Agreement for cause, at any time, without notice or remuneration, for certain acts of the Chief Financial Officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his duties. The Chief Financial Officer may terminate his employment at any time with a three-month prior written notice. Mr. Wang has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information of the Company. On June 28, 2022, Heng Guang Cayman and Mr. Wang amended the CFO Employment Agreement (the “CFO Employment Amendment 1”) to reduce Mr. Wang’s term of employment to one (1) year from the date of consummation of this offering, along with increasing Mr. Wang’s annual salary to $150,000 and making Mr. Wang entitled to an additional RMB 1.9 million cash bonus payable within three (3) days of consummation of this offering. Pursuant to CFO Employment Amendment 1 Mr. Jiulin Zhang, the CEO, transferred to Mr. Yao-te Wang 400,000 Class B Ordinary Shares valued at $4.50 per share, as additional stock compensation for his services provided and to be provided during the period from April 16, 2022 to October 15, 2023. On August 4, 2022, Heng Guang Cayman and Mr. Wang amended the CFO Employment Amendment Agreement (the “CFO Employment Amendment 2”) pursuant to which Mr. Jiulin Zhang, the CEO, transferred to Mr. Yao-te Wang 400,000 Class A Ordinary Shares and Yao-te Wang transferred back to Mr. Jiulin Zhang 400,000 Class B Ordinary Shares to correct the error made in the CFO Employment Amendment 1. On July 31, 2025, Mr. Yao-te Wang resigned as the CFO of the company.

Heng Guang Cayman appointed Ms. Haixia Li as the Chief Financial Officer of the Company, effective August 1, 2025. On August 1, 2025, Heng Guang Cayman entered into a labor contract (the “CFO Labor Contract”) with Ms. Li as the Company’s Chief Financial Officer. Pursuant to the CFO Labor Contract, Heng Guang Cayman agreed to employ Ms. Haixia Li as its Chief Financial Officer in accordance with such agreement for a fixed term from August 1, 2025 to June 30, 2026. The CFO Labor Contract provides for an annual salary of RMB 180,000, consisting of a base monthly salary and performance-based bonuses to be calculated and paid based on evaluation results, either quarterly or annually. Heng Guang Cayman may, at its discretion, periodically or non-periodically, pay additional allowances, subsidies or other incentives to the Chief Financial Officer, but is not obligated to do so. Heng Guang Cayman may terminate the CFO Labor Contract for cause for certain acts of the Chief Financial Officer, including, but not limited to, failure to meet probation requirements, serious rule violations, misconduct causing material harm, conflicting employment, fraud or illegal acts in relation to the contract, criminal conviction, or inability to perform duties after medical recovery or reassignment. The Chief Financial Officer may terminate her employment at any time with a thirty-day prior written notice. Ms. Li has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity, any business secrets of Heng Guang Cayman.

Compensation of Directors

For the years ended 2024 and 2023, we did not compensate our independent director nominees for their services as they had not become the independent directors in the years of 2024 and 2023.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares, as of the date of this prospectus, by:

●	each of our directors and executive officers who beneficially own our Ordinary Shares;

●	all of our directors and executive officers as a group; and

●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A and Class B Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 10,000,000 Ordinary Shares issued and outstanding, none of which are held by listed person in U.S.

The number and percentage of Ordinary Shares beneficially owned after the offering are based on (1) 10,000,000 Ordinary Shares outstanding, including 6,500,000 Class A Ordinary Shares and 3,500,000 Class B Ordinary Shares; and (2) sale of 6,250,000 Class A Ordinary Shares, assuming no exercise of the over-allotment option, in this offering. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of this prospectus, we have eight shareholders of record, none of whom are located in the United States. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at Zhongwu International, Building 2, Room 811, Chenglong Avenue, No. 1118, Section 2, Longquanyi District, Chengdu, Sichuan Province, China. As of the date of the prospectus, we have eight (8) shareholders of record, none of whom are located in the United States. We will be required to have at least 300 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq listing rules.

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		Ordinary Shares Beneficially Owned Prior to this Offering					Ordinary Shares Beneficially Owned Immediately after this Offering**
Directors And Executive Officers:	Class A Share Number	Class B Share Number	Ownership Percentage (Class A) (%)	Ownership Percentage (Class B) (%)	Voting Power Percentage (%)	Class A Share Number	Class B Share Number	Ownership Percentage (Class A) (%)	Ownership Percentage (Class B) (%)	Voting Power Percentage (%)
Jiulin Zhang (1)	899,298	3,500,000	13.8%	100%	86.50%	899,298	3,500,000	7.1%	100%	86.5%
Yao-te Wang(2)	400,000	-	6.2%	-	*	400,000	-	3.1%	-	* %
Haixia Li	-	-	-	-	-	-	-	-	-	-
Yi Wang	-	-	-	-	-	-	-	-	-	-
Guangming Liu	-	-	-	-	-	-	-	-	-	-
Edward Rhodes	-	-	-	-	-	-	-	-	-	-
Haosong Zhang	400,000	-	6.2%	-	*	400,000	-	3.1%	-	* %
Directors (including the director nominees) and Executive Officers as a group (six persons)	1,699,298	3,500,000	51.99%	100%	88.4%	1,699,298	3,500,000	13.3%	100%	88.4%
5%+ Shareholder
Haibo Bai	2,265,940	-	22.66%	-	5.46%	2,265,940	-	17.8%	-	4.7%
Xuefeng Huang	1,359,762	-	13.60%	-	3.28%	1,359,762	-	10.7%	-	2.8%

*less than 1.00%.

** assuming no exercise of the over-allotment option in this offering.

(1)	Includes 50,000 Class A Ordinary Shares held by Ms. Chunling Mao, the spouse of Mr. Jiulin Zhang, and 3,500,000 Class B Ordinary Shares and 849,298 Class A Ordinary Shares issued to Mr. Jiulin Zhang.

(2)	Incudes 400,000 Class A Ordinary Shares issued to Mr. Wang, our former CFO, as compensation for his services.

RELATED PARTY TRANSACTIONS

In addition to the executive officer compensation arrangements discussed in “Executive Compensation,” below we describe the transactions during the years ended December 31, 2024 and 2023 to which we have been a participant, in which the amount involved in the transaction is material to our company and in which any of the following is a party: (i) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (ii) associates; (iii) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (iv) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (v) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (iii) or (iv) or over which such a person is able to exercise significant influence.

Due from Related Parties

Amount due from related parties consisted of the following at December 31, 2024 and 2023:

Name of related party	December 31, 2024	December 31, 2023
Branch Manager	$527	$10,748

The balances of due from related parties are unsecured, bear no interest, and were due on demand. Management believes that the balances of due from related parties were fully collectible. Therefore, no allowance for doubtful accounts was recorded based on management’s assessment.

Due to Related Parties

Amount due to related parties consisted of the following at December 31, 2024 and 2023:

Name of related party	December 31, 2024	December 31, 2023
Yixuan Zhang (son of the CEO and Chairman of the Board of Directors)	$249,293	$28,169
Haosong Zhang (Independent director)	-	21,356
Jiulin Zhang (CEO and Chairman of the Board of Directors)	3,090	301,060
Branch Managers	-	39,121
	$252,383	$389,706

The balances of due to related parties are for working capital purpose. These balances are unsecured, bear no interest, and are due on demand.

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DESCRIPTION OF SHARE CAPITAL

Heng Guang Cayman is incorporated as an exempted company with limited liability under the Companies Act (Revised) of the Cayman Islands, or the “Cayman Companies Act,” on July 23, 2020. A copy of our memorandum and articles of association is filed herein as an exhibit to the registration statement, of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”). A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Assuming that we obtain the requisite shareholder approval, we will adopt our post-offering memorandum and articles of association which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. We will include summaries of material provisions of our post-offering memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our share capital.

Ordinary Share

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the Board determines otherwise, each holder of our ordinary share will not receive a certificate in respect of such ordinary share. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary share. We may not issue shares or warrants to bearer.

Our authorized share capital is US$50,000 divided into 38,000,000 Class A Ordinary Shares of US$0.001 par value per share and 12,000,000 Class B Ordinary Shares of US$0.001 par value per share.

Subject to the provisions of the Cayman Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to ordinary share. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering assuming no exercise of the underwriters’ over-allotment option, there will be 12,750,000 Class A Ordinary Shares and 3,500,000 Class B Ordinary Shares, issued and outstanding. Shares sold in this offering will be delivered against payment from the underwriters upon the closing of the offering in New York, New York, on or about             , 2025.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

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Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, each holder of Class A Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share which such shareholder holds and each holder of Class B Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have 10 votes for each Class B Ordinary Share which such shareholder holds. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Conversion of Class B Ordinary Shares

Class B Ordinary Shares may be converted at the request of the shareholder into an equal number of Class A Ordinary Shares at any time. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by the holders to any person, or upon a change of ultimate beneficial ownership of any Class B Ordinary Share, such Class B Ordinary Share shall entitle such transferee, purchaser or designee to ten (10) votes per Class B Ordinary Share on all matters subject to vote at general meetings of the Company.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights conferred upon the holders of the shares of any class issued shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

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Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of 6 percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Surrender of Shares

The directors may accept the surrender for no consideration of any fully paid share.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner its directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares for the purpose of repurchase or redemption.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

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We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of Ordinary Shares complies with applicable rules of Nasdaq, a shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into the register of members of the Company.

Where the Ordinary Shares in question are not listed on or subject to the rules of Nasdaq, our Board may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our Board may also decline to register any transfer of such Ordinary Share unless:

(a)	a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as the directors may from time to time require, is paid to the Company in respect thereof;

(b)	a fee not exceeding one dollar is paid to the Company in respect thereof; and

(c)	the instrument of transfer is accompanied by the certificate of the Shares to which it relates, and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our Board may from time to time determine. However, the registration of transfers may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our Board. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

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At least 14 days’ notice of an extraordinary general meeting and 21 days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if one is held. At any annual general meeting held, our directors will be elected by an ordinary resolution of our shareholders. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director;

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

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Each of the compensation committee and the Nominating Committee shall consist of at least two independent directors within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles of association. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee and nominating and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

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A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which:

○	distinguishes each share by its number (so long as the share has a number);

○	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

○	confirms the number and category of shares held by each member; and

○	confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

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Mergers And Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which whose issued shares that together represent at least 90% of the issued shares entitled to votes at a general meeting are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares upon dissenting from to a merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the Grand Court will usually consider that the affected stakeholders (shareholders and/or creditors affected by the scheme) of the company are the best judges of their own commercial interests and will typically sanction the scheme provided that the prescribed procedures have been followed and the requisite statutory majorities have been achieved at the scheme meetings.

The Cayman Court will typically consider the following factors in exercising its discretion as to whether to sanction the scheme:

(1)	the statutory provisions as to the required majority vote have been met;

(2)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; and

(3)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved, unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise generally be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, it is possible that a non-controlling shareholder may be permitted to commence and maintain a class action against and/or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the majority shareholders;

(b)	an act which constitutes an infringement of individual rights of shareholders, including, but not limited to the right to vote and pre-emption rights;

(c)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which majority has not been obtained; and

(d)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles of association.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Act, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company and for a proper purpose.

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Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, and care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and amended articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Under statute, our directors are subject to a number of statutory obligations, which provisions prescribe penalties for breach. The most serious of these involves dishonesty or the authorizing of illegal payments and carry both criminal and civil penalties. By way of example, material statutory provisions attracting penalties include where (1) the director willfully authorizes or permits any distribution or dividend in contravention of the Cayman Companies Act; (ii) where the director knowingly or willfully authorizes or permits any payment out of capital by a company for a redemption or purchase of its own shares when the company is insolvent; (iii) where there has been a failure to maintain the books of account, minutes of meetings, or the company’s statutory registers of members, beneficial ownership, mortgages and charges, or directors (which includes alternate directors); (iv) where there has been a failure to provide information or access to documents to specified persons as required by the Cayman Companies Act; and (v) where the director makes or authorizes a false annual return to the Registrar of Companies.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Cayman Companies Act, but our amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Subject to the provisions of our articles of association (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, the directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands law, including the duty to ensure that, in their opinion, such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Act and our articles of association, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Act and our amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act and our amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by special resolution of our shareholders/ members.

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Anti-Money Laundering—Cayman Islands

In order to comply with legislation and regulations aimed at the prevention of money laundering and counter terrorist financing, we may be required to adopt and maintain anti-money laundering and counter terrorist financing policies and procedures, and may require subscribers to provide evidence to satisfactorily identify and verify their identity and source of funds. Such customer due diligence can be simplified or enhanced depending on the risk rating given to the subscriber. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering and counter terrorist financing policies and procedures (including the acquisition of due diligence information) to a suitable third persons based in Cayman Islands approved equivalent jurisdictions.

We reserve the right to request such information as is necessary to identify and verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information and/or documentation required for identification or verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering, counter terrorist financing or other applicable laws, regulations or guidance by any person in any equivalent jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable ground for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. By subscriber for Shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters in the Cayman Islands and in other jurisdictions.

Legislation of The Cayman Islands

The International Tax Co-operation (Economic Substance) Act (Revised) (the “Economic Substance Act”) came into force in the Cayman Islands in January 2019, introducing certain economic substance and related reporting requirements for in-scope Cayman Islands entities which are engaged in certain geographically mobile business activities (“relevant activities”). As the Company is a Cayman Islands exempted company, its compliance obligations under the Economic Substance Act include filing annual notifications (and, if required, returns) with the Cayman Islands Tax Information Authority, in which the Company needs to report, among other things, whether or not it has carried out any relevant activities and, if so, whether or not it has satisfied the applicable economic substance test (as set out under the Economic Substance Act) in relation to such relevant activities (“ES Test”). It is anticipated that the Company will not be engaging in any relevant activities and will therefore not be required to meet the ES Test; or will otherwise only be engaged in a relevant activity in its capacity as a pure equity holding company such that it will be subject to a reduced ES Test under and in accordance with the Economic Substance Act. However, the Economic Substance Act has been subject to certain amendments since its commencement and, as it reflects a relatively new regime, it is anticipated that the Economic Substance Act may continue to evolve over time and may be subject to further amendments. Failure to satisfy applicable requirements as set out in the Economic Substance Act may subject the Company to enforcement action (including administrative penalties) under the Economic Substance Act.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which the Company collects, processes and maintains personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The Company is committed to processing personal data in accordance with the DPA. In its use of personal data, the Company will be characterized under the DPA as a “data controller,” whilst certain of the Company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the Company.

By virtue of making an investment in the Company, the Company and certain of the Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the Company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the Company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

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We anticipate that we will share your personal data with the Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Listing

We plan to list the Class A Ordinary Shares on The Nasdaq Capital Market under the symbol “HGIA”.

Transfer Agent And Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has not been a public market for our Class A Ordinary Shares. We plan to apply to list our Class A Ordinary Shares on The Nasdaq Capital Market under the symbol “HGIA.” Future sales of substantial amounts of our Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, assuming no exercise of the underwriter’s over-allotment option, we will have 6,250,000 outstanding Class A Ordinary Shares held by public shareholders representing approximately 49% of our Class A Ordinary Shares issued and outstanding if the Class A Ordinary Shares are offered and sold at the maximum offering amount.

All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates without restriction or further registration under the Securities Act.

Rule 144

All of our Class A Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective prospectus under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

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A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Class A Ordinary Shares then outstanding, in the form of Class A Ordinary Shares or otherwise, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of the Class A Ordinary Shares on The Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Class A Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the lock-up arrangements are not part of the Rule 701.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

We have agreed not to, for a period of 180 days beginning on the date of the effectiveness of the registration statement of which this prospectus forms a part, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Class A Ordinary Shares or securities that are substantially similar to our Class A Ordinary Shares, including but not limited to any options or warrants to purchase our Class A Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Class A Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Representative.

Furthermore, each of our directors, executive officers, and principal shareholders (5% or more shareholders of our Class A Ordinary Shares) has also entered into a similar lock-up agreement for a period of 180 days beginning on the date of the effectiveness of the registration statement of which this prospectus forms a part, subject to certain exceptions, with respect to our Class A Ordinary Shares and securities that are substantially similar to our Class A Ordinary Shares.

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Class A Ordinary Shares may dispose of significant numbers of our Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

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TAXATION

The following summary of certain Cayman Islands, PRC and U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A Ordinary Shares is based on laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. Please note that this summary should not be considered a comprehensive description of all the tax considerations that may be relevant to the decision to purchase our Class A Ordinary Shares, such as tax considerations under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Jingtian & Gongcheng, our mainland PRC counsel. To the extent that the discussion relates to matters of U.S. Federal Income Taxation, it represents the opinion of Sichenzia Ross Ference Carmel LLP, our U.S. counsel.

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we may pay to our shareholders. See “Dividend Policy.”

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that China sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to mainland PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82 (which issued by the China State Administration of Taxation on April 22, 2009), which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although the Company, or Heng Guang Cayman, does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of the Company and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of the Company, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that the Company and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and the interpretation of the term “de facto management body” as applicable to our offshore entities need to be further clarified, we will continue to monitor our tax status.

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The regulations promulgated under the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China sourced income and as a result become subject to mainland PRC withholding tax at a rate of up to 10%. We are unable to provide a “will” opinion because Jingtian & Gongcheng, our PRC advisor, believes that it is more likely than not that the Company and its offshore subsidiaries would be treated as a non-resident enterprise for PRC tax purposes because they do not meet some of the conditions out lined in SAT Notice. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of the prospectus. Therefore we believe that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China sourced income.

See “Risk Factors—Risks Related to Doing Business in China—Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Heng Guang Insurance pays its EIT at a flat rate of 25% on its net income. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that Heng Guang Cayman a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAXCONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;
●	financial institutions;
●	insurance companies;
●	regulated investment companies;
●	real estate investment trusts;
●	broker-dealers;
●	persons that elect to mark their securities to market;
●	U.S. expatriates or former long-term residents of the U.S.;
●	governments or agencies or instrumentalities thereof;
●	tax-exempt entities;
●	persons liable for alternative minimum tax;
●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;
●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);
●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation; or
●	persons holding our Ordinary Shares through partnerships or other pass-through entities.

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The discussion set forth below is addressed only to U.S. Holders that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. However, since we do not intend to calculate our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

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Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Our status as a Passive Foreign Investment Company.

A non-U.S. corporation is considered a passive foreign investment company or “PFIC” for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income (the “passive income test”); or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”)

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

In determining whether we are a PFIC, we are permitted, under Internal Revenue Code (“Code”) Section 1297(c), to take into account, on a pro rata basis, the income and the assets of any entity of which we own (or are treated under the Code as owning) at least 25% of the stock by value. We will treat Heng Guang Insurance as our wholly-owned subsidiary for United States federal income tax purposes even though we do not technically “own” it, and in determining our PFIC status we will take into account its income and assets. However, the law is unclear as to whether we are permitted to do this. The Code requires that we “own” the stock (directly or indirectly), and the IRS has not provided guidance on whether a relationship such as the one we have with Heng Guang Insurance constitutes “ownership” for purposes of the PFIC rules. (In the context of another Code provision (Code section 6038) requiring U.S. companies to report their “ownership” of foreign entities, the IRS has said that our relationship with Heng Guang would not be a reportable one, but the IRS has not said whether a similar result would arise under the PFIC rules.) Therefore, while (as discussed below) treating Heng Guang Insurance as our subsidiary for the purpose of the Code may or may not mean that we are a PFIC, if we are not permitted to treat Heng Guang Insurance as a subsidiary then it likely that we would be classified as a PFIC because most of our income – income derived from our relationship with Heng Guang Insurance – would presumably be passive income and most of our assets – the rights we have to the earnings of Heng Guang – would presumably be passive assets.

If we are permitted to treat Heng Guang Insurance as owned by us for the purpose of the Code, then our status as a PFIC will depend on the nature of our income and the income of Heng Guang Insurance (and, as discussed below, on the nature of our assets and the assets of Heng Guang Insurance). We expect Heng Guang Insurance to have considerable amounts of income from operations and so we expect that any passive income generated by us and by Heng Guang Insurance will not amount to 75% of the total income from both entities. Accordingly, if we are treated as owning Heng Guang Insurance for purposes of the PFIC rules, based on our current operations we would not expect to be a PFIC under the passive income test. (As discussed below, PFIC status is determined on an annual basis and our status as a PFIC under the passive income test may change from year to year.)

In determining whether we are a PFIC under the assets test (assuming that we are permitted to treat Heng Guang Insurance as owned by us), a number of different kinds of assets must be taken into account. Heng Guang Insurance has considerable assets used in its operations which would be counted as active assets. However, Heng Guang Insurance also has considerable amounts of cash; moreover, we will raise additional cash for our company through this offering and it is uncertain as to how quickly this cash will be spent to acquire active assets. The IRS has stated that cash, even if held as working capital, produces passive income and is therefore a passive asset. Our status as a PFIC under the assets test could also depend on the value of our stock as determined by the market. Accordingly, our status as a PFIC under the assets test will depend in part on how much cash is raised in this offering, how quickly it is spent, the nature and extent of a variety of assets whose value will change with time, and how the IRS defines certain assets as active or passive. PFIC status based on assets is calculated annually and is based on the average quarterly value of our assets. Accordingly, our status as a PFIC based on the assets test could change from year to year.

Based on the foregoing, it is not possible to determine whether we will be characterized as a PFIC for the 2022 taxable year or any subsequent year until after the close of the relevant year. We must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for 2022 or any future taxable year. As noted above, however, if we are not treated as owning Heng Guang Insurance for United States federal income tax purposes, we would likely be treated as a PFIC.

If we are a PFIC for any year during which you hold our Ordinary Shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold our Ordinary Shares, even if in a succeeding taxable year we are no longer classified as a PFIC. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime thereafter by making a “purging election” (as described below) with respect to the Ordinary Shares. A discussion of the ways in which you may be able to mitigate some of the adverse effects of PFIC status are discussed below.

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Consequences to you of PFIC status.

If we are a PFIC for a taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive, and with respect to any gain that you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, in that year and subsequent years, unless you make a “mark-to-market” election as discussed below. You will be subject to these rules for the first year in which we are a PFIC and for all subsequent years unless (i) we cease to be classified as a PFIC and (ii) you make a “purging election,” as discussed below.

“Excess distributions” are distributions you receive from us in a taxable year that are greater than 125% of the average annual distributions you received from us during (i) the three preceding taxable years or (ii) your holding period for the Ordinary Shares, whichever is shorter. Under the special tax rules that apply to excess distributions and to gains realized from a disposition of our Ordinary Shares

●	the excess distribution or gain will be allocated ratably (on a daily basis) over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any tax year(s) in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income arising in the current taxable year; and

●	the amount allocated to each of your other taxable year(s) – i.e., prior years during which we were a PFIC — will be subject to the highest tax rate in effect for that year; moreover, interest charges generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of excess distribution or disposition cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

“Mark-to-market” election. To elect out of the excess distribution tax treatment discussed above, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock. If you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares. Such excess will be treated as ordinary income and not capital gain. Under the mark-to-market rules you are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts.

In you sell or otherwise dispose of any Ordinary Shares that are subject to a mark-to-market election, any gain on the sale or other disposition is treated as ordinary income. Any loss incurred on such sale or disposition is treated as an ordinary loss, but only to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares.

If you make a valid mark-to-market election and if we subsequently make dividend distributions, the tax rules that apply to distributions by corporations which are not PFICs would apply to such distributions, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded, in other than de minimis quantities, on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including The Nasdaq Capital Market. We have applied for listing on The Nasdaq Capital Market but we are uncertain as to whether or when listing status will be granted or, if it is granted, as to whether our Ordinary Shares will be regularly traded. If our Ordinary Shares do trade on The Nasdaq Capital Market, and if they are regularly traded, the mark-to-market election would be available to you were we to be or become a PFIC.

“Purging election.” If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules, described above, that apply to excess distributions. But as long as we are not thereafter a PFIC, dividends distributed by us (or gains from the sale of our Ordinary Shares), following a purging election will no longer be subject to the rules (described above) that apply to excess distributions. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and a new holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

In some cases a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC generally includes in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if the PFIC provides the U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

Reporting requirements. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 for each such year and provide certain annual information regarding such Ordinary Shares, including information on distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

The PFIC rules are complex and uncertain. You are urged to consult your tax advisor regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above, including your ability to make a “protective election” if you are uncertain about our PFIC status, and the PFIC filing requirements

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Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by filing Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Whether Form 8938 must be filed depends on a number of factors, such as whether you are an individual or a corporation, your marital status (if an individual), the amount of your foreign financial asset holdings, and other factors, and you are urged to consult with your own tax advisor about the need to file this form.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Shares. The discussion is a general summary of the present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with D. Boral Capital LLC, as representative of the several underwriters named therein “Representative.” The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. The Representative has agreed to purchase, and we have agreed to sell to the Representative, the number of shares indicated below:

Name	Number of Class A Ordinary Shares
D. Boral Capital LLC
Total

The underwriters are committed to purchase all the Class A Ordinary Shares offered by this prospectus if they purchase any Class A Ordinary Shares. The underwriters are not obligated to purchase the Class A Ordinary Shares covered by the underwriters’ over-allotment option to purchase Class A Ordinary Shares as described below. The underwriters are offering the Class A Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Representative of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Pricing of this Offering

Prior to this offering, there has been no public market for our Class A Ordinary Shares. The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Class A Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book value or other established criteria of value of our company.

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Over-Allotment Option

We have granted to the Representative a 30-day option to purchase up to an aggregate of additional Class A Ordinary Shares (equal to 15% of the number of Class A Ordinary Shares sold in the offering), at the offering price per Class A Ordinary Share less underwriting discounts. The Representative may exercise this option for 30 days from the date of closing of this offering solely to cover sales of Class A Ordinary Shares by the Representative in excess of the total number of Class A Ordinary Shares set forth in the table above. If any of the additional Class A Ordinary Shares are purchased, the Representative will offer the additional Class A Ordinary Shares at $              per Class A Ordinary Share, the offering price of each Class A Ordinary Share.

Discounts and Expenses

The underwriting discounts for the shares and the over-allotment shares are equal to seven and one-half percent (7.5%) of the initial public offering price.

The following table shows the price per share and total initial public offering price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	Total
	Per Share	Without Over- allotment	Full Exercise of Over-allotment
Public offering price	$4.00	$25,000,000	$28,750,000
Underwriting discounts to be paid by us	$0.30	$1,875,000	$2,156,250
Proceeds, before expenses, to us	$3.70	$23,125,000	$26,593,750

We have agreed to reimburse the Representative up to a maximum of US$150,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). As of the date of this prospectus, we have paid US$25,000 to the Representative as an advance against out-of-pocket accountable expenses. Any expenses advancement will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have also agreed to pay to the Representative non-accountable expenses equal to half percent (1.0%) of the gross proceeds raised in the offering.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts, non-accountable expense allowance and accountable expenses, will be approximately $0.75 million.

Right of First Refusal

If, for the period beginning on the closing of the offering and ending twelve (12) months after closing of the offering, the Company or any of its subsidiaries engages in: (a) any equity, equity-linked, debt or mezzanine financing or other investment in the Company (including a secondary sale or offering by security holders effected with the Company’s assistance); (b) any tender offer or exchange offer for, debt, convertible debt securities; (c) any merger, consolidation, sale, transfer or other disposition of all or a material portion of the Company’s stocks or asset; or (d) restructuring transactions including, extraordinary dividend, stock repurchase, spin-off, etc. (each transaction, a “Subsequent Transaction”), the Representative (or any affiliate designated by the Representative) shall have the right of first refusal to act as lead or joint book-runner, lead or joint manager, or lead or joint placement agent with respect to such Subsequent Transaction.

Tail Financing

We have also agreed to pay the Representative, subject to certain exceptions, a cash fee equal to seven and one-half percent (7.5%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to the Company during the period from the date the Representative was engaged until the final closing of this offering (the “Engagement Period”), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the twelve (12) month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. The right to receive a fee in connection with the Tail Financing shall be subject to FINRA Rule 5110(g), and the Company shall have a right of termination for cause, which includes that the Company may terminate the engagement of the Representative upon the Representative’s material failure to provide the underwriting services required by the underwriting agreement. The Company’s exercise of the right of termination for cause will eliminate any obligations with respect to the payment of any termination fee or provision of any tail financing fee, including the tail financing set forth above.

Representative’s Warrants

We have agreed to issue to the Representative or its designees non-redeemable warrants to purchase the number of Class A Ordinary Shares in the aggregate equal to 5.0% of the aggregate number of Class A Shares sold in the offering, including the over-allotment option. The Representative’s warrants will be exercisable after the six months of the date of the effective date of the registration statement and will expire five (5) years after the date of the effective date of the registration statement, in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to 125% of the public offering price per share in the offering. The warrants are also exercisable on a cashless basis. The Representative’s warrants and the underlying shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e). Pursuant to FINRA Rule 5110(e), the Representative’s warrants and any shares issued upon exercise of the Representative’s warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of the Class A Shares in this offering, except that the warrants may be assigned, in whole or in part, to any successor, officer, manager, member or partner of the Representative (or to officers, managers or members for any such successor, member or partner), if all warrants so transferred remain subject to the lock-up restriction for the remainder of the time period.

In addition, the Representative’s warrants provide for registration rights upon request, including one such demand registration right to register all or any portion of the Class A Ordinary Shares underlying the Representative’s warrants, which shall terminate on the fifth anniversary from the consummation of sales of the Class A Ordinary Shares in the offering. In the event the underlying shares are not subject to an effective registration statement, the Representative shall have unlimited “piggyback” registration (“Piggyback Registration”) rights with respect to the warrants and underlying Class A Ordinary Shares. Such right to request Piggyback Registration shall terminate on the fifth anniversary from the consummation of sales of the Class A Ordinary Shares in the offering, in accordance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. The warrant exercise price and/or underlying shares may also be adjusted for issuances of Ordinary Shares at a price below the warrant exercise price.

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Indemnification

As a condition to the Representative’s participation in this offering, we have agreed to indemnify the Representative in accordance with the indemnification provisions set forth in the underwriting agreement. The underwriting agreement provides for indemnification between the Representative and us against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the Representative to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the SEC, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Lock-Up Agreements

We, all of our executive officers and directors (including director nominees) and certain shareholders of the issued and outstanding Class A Ordinary Shares, will enter into lock-up agreements with the Representative. Under these agreements, we and each of these persons may not, without the prior written approval of the Representative, offer, sell, contract to sell or otherwise dispose of or hedge shares or securities convertible into or exchangeable for shares, subject to certain exceptions. These restrictions will be in effect for a period of up to one hundred and eighty (180) days after the declaration of the effective of this offering.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Electronic Offer, Sale and Distribution of Class A Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the Representative. In addition, Class A Ordinary Shares may be sold by the Representative to securities dealers who resell Class A Ordinary Shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by the Representative is not part of the prospectus or the prospectus of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as underwriter and should not be relied upon by investors.

Application for Nasdaq Listing

Prior to this offering, there has been no public market for our Class A Ordinary Shares. We have applied to list our Class A Ordinary Shares on The Nasdaq Capital Market under the symbol “HGIA.” There can be no assurance that we will be successful in listing our Class A Ordinary Shares on The Nasdaq Capital Market or another national exchange and if such listing is not obtained then this offering will be terminated.

No Sales of Similar Securities

We have agreed not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares, whether any such transaction is to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the Representative, for a period of 180 days from the date of this prospectus.

Passive Market Making

Following the completion of this offering, any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Class A Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

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●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of shares covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the ordinary shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or delaying a decline in the market price of our Class A Ordinary Shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our ordinary shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Class A Ordinary Shares, where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Class A Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii) “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) person associated with the company under section 708(12) of the Corporations Act; or

(iv) “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance;

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(b) you warrant and agree that you will not offer any of the ordinary shares issued to you pursuant to this document for resale in Australia within 12 months of those ordinary shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada. The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted customers, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands. This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Ordinary Shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State unless the prospectus has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

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●	by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or the underwriters to produce a prospectus for such offer. Neither we nor the underwriters has authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and the underwriters that:

●	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

●	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive,

(i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong. The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

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Malaysia. The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan. The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and ordinary shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re- offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our ordinary shares may not be circulated or distributed, nor may our ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our ordinary shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

United Kingdom. An offer of the shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

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EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, Inc. filing fee, and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$4,402

Nasdaq Capital Market Listing Fee	$75,000

FINRA	$4,250

Legal Fees and Expenses	$260,000

Accounting Fees and Expenses	$180,000

Printing and Engraving Expenses	$50,000

Miscellaneous Expenses	$179,269

Total Expenses	$752,921

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the number of Class A Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP with respect to legal matters of United States federal securities law and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier. Legal matters as to the PRC law will be passed upon for us by Jingtian & Gongcheng. The underwriter is being represented by VCL Law LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters relating to the offering as to PRC law will be passed upon for VCL Law LLP by Jiangsu JUN-JIN Law Firm. VCL Law LLP may rely upon Jiangsu JUN-JIN Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of December 31, 2024 included in this prospectus have been so included in reliance on the report of YCM CPA INC., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of YCM CPA INC. is located at 2400 Barranca Parkway Suite 300, Irvine, CA 92606.

The consolidated financial statements as of December 31, 2023 included in this prospectus have been so included in reliance on the report of KCCW Accountancy Corp., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of KCCW Accountancy Corp. is located at 3333 S. Brea Canyon Road, Suite 206, CA 91765.

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CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective February 26, 2025, KCCW Accountancy Corp. (“KCCW”), our then independent registered public accounting firm, resigned. The decision to change auditors was approved by the Board.

KCCW’s reports on our consolidated financial statements for the years ended December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during our fiscal year ended December 31, 2023 and through February 26, 2025, there have been no disagreements with KCCW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KCCW’s satisfaction, would have caused KCCW to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such periods.

For our fiscal year ended December 31, 2023 and the subsequent period through February 26, 2025, there were no “reportable events” as that term is described in Item 16F(a)(1)(v) of the Form 20-F.

We provided KCCW with a copy of the above disclosure and requested that KCCW furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of KCCW’s letter was filed as Exhibit 16.1 to this registration statement.

The Company subsequently appointed YCM CPA INC. (“YCM”) as its independent registered public accounting firm, effective on March 20, 2025. The appointment of YCM was made after a careful consideration and evaluation process by the Company, and was approved by the Board. YCM was engaged to audit and report on the consolidated financial statements of the Company for the year ended December 31, 2024. During the Company’s fiscal year ended December 31, 2023 and until the engagement of YCM, neither the Company nor anyone on its behalf has consulted with YCM on either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by YCM which YCM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was the subject of a disagreement, as that term is defined in Item 16F(a)(1)(iv) of Form 20-F (and the related instructions thereto) or a reportable event as set forth in Item 16F(a)(1)(v)(A) through (D) of Form 20-F.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statement and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statement, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

119

HENGGUANG HOLDING CO., LIMITED.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of HENGGUANG HOLDING CO., LIMITED

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of HENGGUANG HOLDING CO., LIMITED and its subsidiaries (collectively, the “Company”) as of December 31, 2024 and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the year ended December 31, 2024 and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and the results of its operations and its cash flow for year ended December 31, 2024 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audits provide a reasonable basis for our opinion.

/s/ YCM CPA INC.

We have served as the Company’s auditor since 2025.

PCAOB ID 6781

Irvine, California

September 30, 2025

F-2

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Hengguang Holding Co., Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Hengguang Holding Co., Limited and subsidiaries (the “Company”) as of December 31, 2023, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue recognition

Critical Audit Matter Description

As described in Note 3 to the consolidated financial statements, the majority of the Company’s revenue is derived from insurance agency services. The Company, through its variable interest entity, sells insurance products provided by insurance carriers to the insureds, and is compensated in the form of commissions from the respective insurance carriers, according to the terms of each service agreement made by and between the Company and the insurance carriers. The sale of an insurance product by the Company is considered complete when the insurance premium is collected from the insured and the insurance policy is effective, upon which the insurance carrier is obligated to pay the commission to the Company under the terms of its service agreement with the Company and such commission is recognized as revenue.

The Company considers the contracts with insurance carriers contain one performance obligation, and the Company is entitled to the consideration when performance obligation is satisfied at a point in time. The amount of revenue to be recognized is determined by the service contracts between the Company and the insurance carriers. The Company recognizes commission revenue when the insurance premium is collected from the insured and insurance policy is effective.

The principal considerations for our determination that performing procedures relating to revenue recognition, specifically the identification and evaluation of the timing and amount of revenue recognition, is a critical audit matter, involved judgment exercised by management in identifying and evaluating the performance obligation. Auditor judgement is involved in performing our audit procedures to evaluate whether the timing and amount of revenue recognition on commission was appropriately stated.

How the Critical Audit Matter Will Be Addressed in the Audit

Our audit procedures over determining the timing and amount of revenue recognition involved, among others, evaluation of management’s assessment in regard to the identification of performance obligation of commission revenue. We selected customer agreements and performed the following procedures: 1) evaluated the terms and conditions of each selected contract and the appropriateness of the accounting treatment within the context of the five-step model prescribed by ASC 606, Revenue from Contracts with Customers, and evaluated whether management’s conclusions were appropriate, and 2) tested the accuracy of management’s calculation of revenue for the performance obligation. In addition, we agreed the amount of revenue realized to the related supporting documents.

/s/ KCCW Accountancy Corp.

We have served as the Company’s auditor since 2020.

Diamond Bar, California

November 8, 2024

F-3

HENGGUANG HOLDING CO., LIMITED

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$223,700	$574,629
Accounts receivable, net	297,410	198,259
Prepaid expenses	288,903	26,503
Due from related party	527	10,748
Other receivables	70,149	182,570
Prepaid commission cost	489,596	1,868,036

Total current assets	1,370,285	2,860,745

NONCURRENT ASSETS
Restricted cash	684,997	704,235
Operating lease right-of-use assets	110,917	67,009
Deferred offering costs	187,503	-
Loan to third party	2,890,688	2,816,941
Property and equipment, net	173,599	87,567
Intangible assets, net	34,067	44,934

Total non-current assets	4,081,771	3,720,686

TOTAL ASSETS	$5,452,056	$6,581,431

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term loans	$100,235	$549,489
Accounts payable	1,911,037	973,826
Advance from customers	1,797	5,087
Accrued sales return liabilities	652,794	2,300,378
Taxes payable	99,261	152,319
Accrued liabilities and other payables	775,000	577,372
Operating lease liabilities, current	58,924	30,322
Due to related parties	252,383	389,706

Total current liabilities	3,851,431	4,978,499

NONCURRENT LIABILITIES
Operating lease liabilities, non-current	51,121	23,070

Total non-current liabilities	51,121	23,070

TOTAL LIABILITIES	$3,902,552	$5,001,569

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A Ordinary share; $0.001 par value, 38,000,000 shares authorized, 6,500,000 shares issued and outstanding as of December 31, 2024 and 2023	6,500	6,500
Class B Ordinary share: $0.001 par value, 12,000,000 shares authorized, 3,500,000 shares issued and outstanding as of December 31, 2024 and 2023	3,500	3,500
Additional paid in capital	7,176,489	7,176,489
Accumulated deficit	(5,782,474)	(5,795,420)
Accumulated other comprehensive income	145,489	188,793

TOTAL SHAREHOLDERS’ EQUITY	1,549,504	1,579,862

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,452,056	$6,581,431

The accompanying notes are an integral part of these consolidated financial statements.

F-4

HENGGUANG HOLDING CO., LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2024	2023
Revenues	$35,524,010	$22,727,067
Cost of revenues	27,590,014	18,592,980
Gross profit	7,933,996	4,134,087

Operating expenses
Selling expenses	6,852,032	3,651,803
General and administrative expenses	1,182,350	1,624,312
Total operating expenses	8,034,382	5,276,115

Loss from operations	(100,386)	(1,142,028)

Non-operating income (expenses)
Interest income	122,779	624
Other expenses	(9,447)	(3,785)
Non-operating income (loss), net	113,332	(3,161)

Loss before income tax	12,946	(1,145,189)
Income tax provision (benefit)	-	(120)
Net loss	12,946	(1,145,069)

Other comprehensive loss
Foreign currency translation loss	(43,304)	(76,842)

Comprehensive loss	$(30,358)	$(1,221,911)

Loss per share - basic and diluted	$0.001	$(0.11)
Weighted average shares - basic and diluted	10,000,000	10,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-5

HENGGUANG HOLDING CO., LIMITED

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Class A Ordinary share		Class B Ordinary share		Additional Paid-in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Total
Balance at December 31, 2022	6,500,000	$6,500	3,500,000	$3,500	$7,176,489	$(4,650,351)	$265,635	$2,801,773
Net loss	-	-	-		-	(1,145,069)	-	(1,145,069)
Foreign currency translation	-	-	-		-	-	(76,842)	(76,842)
Balance at December 31, 2023	6,500,000	6,500	3,500,000	3,500	7,176,489	(5,795,420)	188,793	1,579,862
Net income	-	-	-		-	12,946	-	12,946
Foreign currency translation	-	-	-		-	-	(43,304)	(43,304)
Balance at December 31, 2024	6,500,000	$6,500	3,500,000	$3,500	$7,176,489	$(5,782,474)	$145,489	$1,549,504

The accompanying notes are an integral part of these consolidated financial statements.

F-6

HENGGUANG HOLDING CO., LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$12,946	$(1,145,069)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	76,886	53,856
Provision for doubtful account	4,990	3,286
Operating lease expense	68,416	91,509
Loss on disposal of fixed asset	-	2,029
Changes in assets and liabilities:
Accounts receivable	(111,062)	(150,496)
Other receivables	(43,889)	(158,301)
Prepaid expenses	(266,706)	7,014
Prepaid commission cost	1,346,521	(854,744)
Accounts payable	977,690	512,973
Taxes payable	(49,601)	(59,180)
Advance from customers	(3,197)	4,156
Accrued sales return liability	(1,607,562)	1,039,688
Accrued liabilities and other payables	216,473	385,353
Operating lease liabilities	(56,071)	(93,765)
Net cash provided by (used in) operating activities	565,834	(361,691)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(156,805)	(48,142)
Proceeds from sale of fixed asset	-	11,500
Repayment received from third party loan	2,932,307	-
Loan to third party	(2,932,307)	(2,824,500)
Net cash used in investing activities	(156,805)	(2,861,142)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from related parties	297,775	158,207
Deferred offering costs paid	(190,202)	-
Repayment to related parties	(416,255)	-
Proceeds from short-term loans	101,678	550,963
Repayment to short-term loans	(542,173)	-
Net cash provided by (used in) financing activities	(749,177)	709,170

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(30,019)	(104,348)

NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(370,167)	(2,618,011)

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF YEAR	1,278,864	3,896,875

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF YEAR	$908,697	$1,278,864
	-
Supplemental Cash Flow Data:
Income tax paid	$-	$-
Interest paid	$45,310	$-

Supplemental disclosure of non-cash investing activity:
Right-of-use assets obtained in exchange for new operating lease liabilities	$114,813	$66,860

The accompanying notes are an integral part of these consolidated financial statements.

F-7

HENGGUANG HOLDING CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Hengguang Holding Co., Limited (“Heng Guang Cayman” or the “Company”) is a holding company incorporated in the Cayman Islands on July 23, 2020. The Company operates as an agency to sell insurance products in the People’s Republic of China (“PRC” or “China”), through a variable interest entity (“VIE”), Sichuan Heng Guang Insurance Agency Co., Ltd., which was established on June 25, 2004 in PRC (“Heng Guang Insurance”).

Heng Guang Shun Da Co., Ltd. (“Heng Guang BVI”) was incorporated under the laws of British Virgin Islands on March 29, 2021, with a sole shareholder, Mr. Jiulin Zhang. On June 10, 2021, Mr. Jiulin Zhang transferred 50,000 shares of Heng Guang BVI to Heng Guang Cayman for the consideration of $50,000. As a result of the transfer, Heng Guang BVI becomes a wholly-owned subsidiary of Heng Guang Cayman.

Heng Guang Holdings Co., Limited (“Heng Guang Hong Kong”) was incorporated on July 6, 2020 in Hong Kong, with a sole shareholder, Mr. Jiulin Zhang. On June 21, 2021, Mr. Jiulin Zhang transferred 10,000 shares of Heng Guang Hong Kong to Heng Guang BVI for consideration of $1,290 (HKD 10,000). As a result of the transfer, Heng Guang Hong Kong becomes a wholly-owned subsidiary of Heng Guang BVI.

Heng Guang BVI and Heng Guang Hong Kong are holding companies. On October 14, 2020, Heng Guang Hong Kong established a Wholly Foreign-Owned Enterprise in China, Sichuan Jiulin Kefu Technology Co., Ltd. (“Jiulin Kefu”, or “WFOE”). On December 3, 2020, Jiulin Kefu entered into a series of contractual arrangements, or VIE agreements with Heng Guang Insurance and the equity holders of Heng Guang Insurance, through which the Company became the primary beneficiary of Heng Guang Insurance for accounting purposes. As a result, Heng Guang Insurance became the Company’s VIE.

In June 2021, the Company completed its reorganization (“Reorganization”) of the entities under the common control of two majority shareholders, Mr. Jiulin Zhang and Ms. Chunling Mao, who is Mr. Jiulin Zhang’s wife, through their 100% controlled holding entities incorporated in BVI, and Hong Kong, and owned a majority of the equity interests of the Company and its VIE prior to and after the Reorganization. The Company was established as a holding company of Jiulin Kefu. Jiulin Kefu is the primary beneficiary of Heng Guang Insurance, and all of these entities are under common control of the Company’s ultimate controlling shareholders before and after the reorganization, which results in the consolidation of the Company and has been accounted for as a reorganization of entities under common control at carrying value and for accounting purpose, the reorganization was accounted for as a recapitalization. The consolidated financial statements are prepared on the basis as if the Reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

VIE Agreements with Heng Guang Insurance

Upon the completion of the reorganization, the Company, through the WFOE, entered into the following contractual arrangements with the VIE and its shareholders that enabled the Company to have certain powers, rights, and obligations to Heng Guang Insurance, as set forth under the VIE Agreements. Accordingly, the WFOE was considered the primary beneficiary of the VIE and had consolidated the VIE’s financial results of operations, assets and liabilities in the Company’s consolidated financial statements.

F-8

Contracts that give the Company effective influence over the VIE

Equity Pledge Agreement

Under the Equity Pledge Agreement among WFOE, Heng Guang Insurance and each of the Heng Guang Insurance Shareholders, each Heng Guang Insurance Shareholder pledged all of his or her equity interests in Heng Guang Insurance to WFOE to guarantee the performance of Heng Guang Insurance and any of Heng Guang Insurance Shareholder’s obligations under the VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that Heng Guang Insurance or any of Heng Guang Insurance Shareholders breaches its respective contractual obligations under the VIE Agreements, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the Heng Guang Insurance Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each Heng Guang Insurance Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Equity Pledge Agreement is effective until the later of (i) all payments due under the VIE Agreements have been paid and (ii) all the obligations under the VIE Agreements have been performed by Heng Guang Insurance and Heng Guang Insurance Shareholders. WFOE shall cancel or terminate the Equity Pledge Agreement upon Heng Guang Insurance’s full payment of the fees payable under the VIE Agreements.

Exclusive Option Agreement

Under the Exclusive Option Agreement dated December 3, 2020, each Heng Guang Insurance Shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC laws, once or at multiple times, at any time, part or all of its equity interests in Heng Guang Insurance. The option price is equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective for a term of ten (10) years from the date of the Agreement, may be extended for another ten (10) years at the choice of the WFOE, and can only be terminated by Heng Guang Insurance or its shareholders if WFOE defaults, conduct of frauds, illegal activities or goes bankrupt or is dissolved, terminated according to law, or by the WFOE unilaterally.

Proxy Agreement

Under the Proxy Agreement, the shareholders of Heng Guang Insurance (“Shareholders”) irrevocably authorized WFOE to act on behalf of the Shareholders as their exclusive agent and attorney with respect to all rights as shareholders, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all of the shareholders’ voting rights that the shareholders are entitled to under PRC laws and the articles of association of Heng Guang Insurance; and (c) designating and appointing on behalf of Heng Guang Insurance Shareholders the legal representative, the directors and other senior management members of Heng Guang Insurance.

The term of the Proxy Agreement is effective for ten years and subject to automatic renewal unless otherwise agreed by the parties. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement.

F-9

Exclusive Management Consulting and Service Agreement

Pursuant to the Exclusive Management Consulting and Service Agreement between Heng Guang Insurance and WFOE, WFOE provides Heng Guang Insurance with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis. Additionally, Heng Guang Insurance granted a fully-paid exclusive license to WFOE to use all of the intellectual properties of Heng Guang Insurance and WFOE will be the owner of any and all intellectual property to be developed in the future either by Heng Guang Insurance or WFOE from the date of this Exclusive Business Management Consulting and Service Agreement. For services rendered to Heng Guang Insurance by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the value of services rendered by WFOE, of which the quantity of services rendered and the corresponding rate shall be determined by the WFOE. Additionally, Heng Guang Insurance shall obtain the written consent of the WFOE prior to entering any material agreements with any third parties. Unless otherwise agreed by the parties, this agreement will remain effective for ten years and automatic renewal of additional ten years, and can only be terminated earlier if WFOE defaults, conduct of frauds, illegal activities or WFOE enters into a bankruptcy or liquidation process (either voluntary or involuntary). WFOE is entitled to terminate this agreement by providing a written 30-day notice to Heng Guang Insurance.

Based on the foregoing VIE Agreements, Jiulin Kefu has certain rights and obligations of Heng Guang Insurance which enables Jiulin Kefu to receive all of the expected residual returns and absorb the expected losses of the VIE. Management therefore concludes that the Company, through the above contractual arrangements, has certain powers, rights, and obligations to Heng Guang Insurance, and therefore the Company is the ultimate primary beneficiary of the VIE. Consequently, the Company consolidates the accounts of Heng Guang Insurance for the periods presented herein, in accordance with ASC 810-10, Consolidation.

In December 2019, a novel strain of coronavirus (COVID-19) was reported and the World Health Organization declared the outbreak to constitute a “Public Health Emergency of International Concern.” The Chinese government has implemented various precautionary measures to contain the spread of the COVID-19, such as quarantines, travel restrictions, suspending certain transportation and limiting gatherings. The Company’s business operations rely heavily on the efforts of individual sales agents and claims adjustors by face-to-face interactions with the general public or policy holders; accordingly, the Company incurred disruption in sales activities and operations to a certain extent which adversely affected the Company’s 2022 results of operations and caused the Company’s business expansion and development to be slower than expected. However, since January 2023, China has dropped all COVID restrictions, and the Company has expected a gradual recovery of its business.

NOTE 2 – BASIS OF PRESENTATION AND CONSOLIDATION

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and with the rules and regulations of the U.S. Securities and Exchange Commission for financial information.

The consolidated financial statements include the accounts of the Company and include the assets, liabilities, revenues and expenses of its wholly-owned subsidiaries, and VIE over which the Company exercises control for accounting purposes and, when applicable, entity for which the Company has a controlling financial interest or is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the years ended December 31, 2024 and 2023 include the allowance for doubtful accounts, allowance for sales returns and cost of sales returns, the useful life of property and equipment and intangible assets, and assumptions used in assessing impairment of long-lived assets.

F-10

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are comprised primarily of bank accounts. At December 31, 2024 and 2023, cash balances held in China amounted to $223,700 and $574,629, respectively.

Concentrations of Credit Risk

Currently, the Company’s operations are carried out in China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in China, and by the general state of China’s economy. The Company’s operations in China are subject to specific considerations and significant risks not typically associated with companies in North America. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Credit Losses

On January 1, 2023, the Company adopted Accounting Standards Update (“ASU”) 2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (Accounting Standards Codification (“ASC”) 326). This standard replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. CECL requires an estimate of credit losses for the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities, and some off-balance sheet credit exposures such as unfunded commitments to extend credit. Financial assets measured at amortized cost will be presented at the net amount expected to be collected by using an allowance for credit losses. In addition, CECL made changes to the accounting for available-for-sale debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write-down on available-for-sale debt securities if management does not intend to sell and does not believe that it is more likely than not they will be required to sell.

The Company adopted ASC 326 and all related subsequent amendments thereto effective January 1, 2023, using the modified retrospective approach for all financial assets measured at amortized cost and off-balance sheet credit exposures. The was no transition adjustment of the adoption of CECL.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. Accounts receivable represent insurance agency service fee for commission receivable on insurance products sold and service fee receivable for claim site assistance services primarily from insurance companies.

F-11

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the commissions receivable on a monthly basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, insurance carrier’s historical payment history, its current credit-worthiness and current economic trends.

The Company recorded the allowance for doubtful accounts in the amount of $27,505 and $23,220 as of December 31, 2024 and 2023, respectively.

Deferred Offering Costs

The Company complies with the requirement of the Accounting Standards Codification (“ASC”) 340-10-S99-1 “Other Assets and Deferred Costs — SEC Materials” (ASC 340-10-S99) and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “ Expenses of Offering.” Deferred offering costs consist of underwriting, legal, consulting, and other expenses incurred through the balance sheet date that are directly related to the intended initial public offering. Deferred offering costs will be charged to shareholders’ equity upon the completion of the initial public offering. Should the initial public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. Deferred offering costs amounted to $187,503 and nil as of December 31, 2024 and 2023, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Estimated Useful Life
Office equipment and furniture	3 - 5 Years
Vehicles	3 - 4 Years

Intangible Assets

Intangible assets consist of software and system platform and are being amortized on a straight-line method over the estimated useful life of 10 years.

Impairment of Long-lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charge for the years ended December 31, 2024 and 2023.

Value Added Tax

Most of the Company’s branch offices are subject to value-added-tax (“VAT”) of 6% for providing insurance agency service and claim site assistance service while the branch offices in Henan Province, Banan, Nanyang District, Jiaozuo City, Tibet, and Longquan City are subject to 3% VAT as small taxpayers (with preferential 1% VAT for the years ended December 31, 2024 and 2023). The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount. The Company reports revenue net of PRC’s VAT for all the periods presented on the statements of operations and comprehensive income (loss).

F-12

Revenue Recognition

The Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of this new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the company satisfies a performance obligation

The Company’s revenue from contracts with insurance companies is derived principally from the provision of agency and claim site assistance services. According to ASC 606, revenue is recognized at a point in time upon the effective date of the insurance policy and the receipt of the premium, as no performance obligation exists after the insurance policy was signed and the premium was collected from the insured. If there are other services within the contract, the Company estimates the stand-alone selling price for each separate performance obligation, and the corresponding apportioned revenue is recognized over the period of time in which the customer receives the service, and as the performance obligations are fulfilled and the Company is entitled to that portion of revenue. In situations where multiple performance obligations exist within a contract, the use of estimates is required to allocate the transaction price on a relative stand-alone selling price basis to each separate performance obligation.

The Company disaggregates its revenue from different types of service contracts with customers by principal service categories. The following is a description of the accounting policy for the principal revenue streams of the Company.

Insurance agency services revenue

The Company, through its VIE, sells insurance products provided by insurance carriers to the policyholder as an insurance agent, and is compensated in the form of commissions from the respective insurance carriers, according to the terms of each service agreement made by and between the Company and the insurance carriers. The amount of revenue to be recognized is determined by the service contracts between the Company and the insurance carriers, typically a percentage of insurance premium. The performance obligation is considered met and revenue is recognized when an insurance policy becomes effective, that is, when the signed insurance policy is in place, and the premium is collected from the policyholder. The Company has met all the criteria of revenue recognition when the premiums are collected by the respective insurance carriers and not before, because collectability is not ensured until receipt of the premium. Accordingly, the Company does not accrue any commission revenue prior to the receipt of the related premiums by the insurance company.

Management estimates and recognizes allowance for commission revenue due to cancellation of insurance policy by policyholder during the insurance coverage period based on its historical experience. Any commission adjustments in connection with insurance policy cancellations, are recognized upon notification from the insurance carriers.

The Company recognizes commissions paid to individual sales agents as cost of revenues when incurred. In connection with cancellation of insurance policy, the Company is entitled to the return of commission cost paid to its individual sales agents. The Company has the rights and ability to recover the amounts of commission cost paid to its sales agents in the event of cancellation of insurance policy. Therefore, management has estimated an allowance for commission cost of cancellation of insurance policy in connection with the allowance for commission revenue due to cancellation of insurance policy.

The Company reduces commission revenue and cost of revenue by an estimate of future cancellations of insurance policy, which is calculated based on historical experience, and records an allowance for commission revenue from sales cancellation of insurance policy and an estimated allowance for cost of commission revenue from sales cancellation of insurance policy. The policy period is generally one year, and the cancellation happens within the policy period, accordingly, the allowance is provided for commission revenue and related costs that are incurred within one year from the balance sheet date. The allowance for commission revenue from sales cancellation of insurance policy is classified as accrued sales return liability on the Consolidated Balance Sheets, totaling $652,794 and $2,300,378 as of December 31, 2024 and 2023, respectively.

F-13

The following presents the roll-forward schedule of accrued sales return liability as of December 31, 2024 and 2023.

	Years Ended December 31,
	2024	2023
Balance, beginning of year	$2,300,378	$1,300,605
Addition	1,110,209	1,195,389
Less: actual sales cancellation and reversal	(2,717,768)	(155,701)
Effect of foreign currency translation	(40,025)	(39,915)
Balance, end of year	$652,794	$2,300,378

The allowance for cost of commission revenue resulting from sales cancellation of insurance policy is classified as prepaid commission cost on the Consolidated Balance Sheets, totaling $489,596 and $1,868,036 as of December 31, 2024 and 2023, respectively, for the recoverable commission cost estimated to be returned by the sales agents.

The following presents the roll-forward schedule of prepaid commission cost as of December 31, 2024 and 2023.

	For the years ended December 31,
	2024	2023
Beginning balance, beginning of year	$1,868,036	$1,045,426
Addition	832,657	970,723
Less cost sales related to sales cancellation and reversal	(2,179,178)	(115,979)
Effect of foreign currency translation	(31,919)	(32,134)
Ending balance, end of year	$489,596	$1,868,036

The Company recorded net insurance agency commission revenue, in the amount of $34,921,813 and $21,548,777 for the years ended December 31, 2024 and 2023, respectively.

Insurance claim site assistance services revenue

The Company also performs insurance claims site assistance service for insurance company primarily providing the initial on-site accident and property damage inspection and investigation for auto insurance claims. For insurance claim site assistance services, performance obligation is considered met and revenue is recognized when the accident or property damage reports are delivered to the insurance company. The Company does not accrue any service fee before the receipt of an insurance company’s acknowledgement of receiving the reports.

The Company recorded net insurance claim site assistance services revenue in the amount of $602,197 and $1,178,290 for the years ended December 31, 2024 and 2023, respectively.

Cost of Revenues

A large component of the Company’s cost of revenue is commissions paid to individual sales agents. The Company generally recognizes commissions as cost of revenues when Policy becomes effective. In connection with cancellation of commission revenue, the Company is entitled to the return of commission cost paid to its sales agents. The Company has the rights and ability to recover the amounts of commission cost paid to its sales agents in the event of cancellation of commission revenue due to cancellation of insurance policy. Therefore, management has estimated an allowance for commission cost of cancellation of commission revenue in connection with the allowance for cancellation of commission revenue.

Operating Leases

The Company determines if an arrangement is a lease at inception under Financial Accounting Standards Board (“FASB”) ASC Topic 842, Right of Use Assets (“ROU”) and lease liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As most of its leases do not provide an implicit rate, it uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. ROU assets are adjusted for prepayments and accrued lease payments. ROU assets also reflect any lease payments made prior to commencement and are recorded net of any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease and such options are considered when determining the value of an ROU asset when it is reasonably certain that the Company will exercise such options.

F-14

ROU assets are reviewed for impairment when indicators of impairment are present. ROU assets from operating and finance leases are subject to the impairment guidance in ASC 360, Property, Plant, and Equipment, as ROU assets are long-lived nonfinancial assets.

ROU assets are tested for impairment individually or as part of an asset group if the cash flows related to the ROU asset are not independent from the cash flows of other assets and liabilities. An asset group is the unit of accounting for long-lived assets to be held and used, which represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. The Company recognized no impairment of ROU assets as of December 31, 2024 and 2023. Operating leases are included in operating lease ROU and operating lease liabilities (current and non-current), on the consolidated balance sheets.

Income Taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that the Company judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company’s liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Company’s effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. As of December 31, 2024 and 2023, the Company had no significant uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company recognizes interest and penalties related to significant uncertain income tax positions in other expense if any. There were no such interest and penalties for the years ended December 31, 2024 and 2023. As of December 31, 2024, income tax returns for the tax years ended December 31, 2019 through December 31, 2023 remain open for statutory examination by PRC tax authorities.

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar (“USD”). The Company’s functional currency is the RMB, result of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income/loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of the Company’s revenue and expense transactions are transacted in the functional currency. The Company does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

The consolidated balance sheet amounts, with the exception of equity, at December 31, 2024 and 2023 were translated at RMB 7.2993 to $1.00 and at RMB 7.0999 to $1.00, respectively. Equity accounts were stated at their historical rates. The average translation rates applied to consolidated statements of income and cash flows for the years ended December 31, 2024 and 2023 were RMB 7.1957 and RMB 7.0809 to $1.00, respectively.

F-15

Fair Value of Financial Instruments and Fair Value Measurements

The Company adopted the guidance of ASC 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

●	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, taxes payable, accrued liabilities and other payables, and due from (to) related parties, approximate their fair market value based on the short-term maturity of these instruments.

ASC 825-10, “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Basic and diluted earnings per share (EPS)

Basic earnings (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Diluted EPS is computed similar to basic net income (loss) per share except that the denominator is increased to include the number of additional ordinary shares that would have been outstanding if all the potential ordinary shares pertaining to warrants, stock options, and similar instruments had been issued and if the additional ordinary shares were dilutive. Diluted earnings (loss) per share are based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding unvested restricted stock, options and warrants, and the if-converted method for the outstanding convertible instruments. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later) and as if funds obtained thereby were used to purchase ordinary share at the average market price during the period. Under the if-converted method, outstanding convertible instruments are assumed to be converted into Ordinary Share at the beginning of the period (or at the time of issuance, if later). Potential ordinary share that has an anti-dilutive effect (i.e., those that increase income per ordinary share or decrease loss per ordinary share) are excluded from the calculation of diluted loss per share. The Company did not have any potentially dilutive ordinary share outstanding during the years ended December 31, 2024 and 2023. Class A ordinary shares and Class B ordinary shares have same economic interests except Class B shares entitle 10 votes per share, which do not affect EPS calculation, therefore the separate presentation of EPS for Class A ordinary shares and Class B ordinary shares was not required.

Segment Reporting

ASC 280 “Segment reporting” establishes standards for reporting information on operating segments in interim and annual financial statements. The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the Chief Executive Officer (“CEO”) and chairman of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company.

F-16

The Company manages its business as a single operating segment engaged in the provision of insurance agent services and insurance related claims assessment services in the PRC. Substantially all of its revenues are derived in the PRC. All long-lived assets are located in PRC.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

Reclassification

Certain prior period accounts in the consolidated statements of cash flows have been reclassified in conformity with the current period’s presentation. These reclassifications had no impact on the reported balance sheets and results of operations.

New Accounting Pronouncements

Recently Adopted Accounting Standards

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in the ASU are intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss. In addition, the amendments enhance interim disclosure requirements, clarify circumstances in which an entity can disclose multiple segment measures of profit or loss, provide new segment disclosure requirements for entities with a single reportable segment, and contain other disclosure requirements. The purpose of the amendments is to enable “investors to better understand an entity’s overall performance” and assess “potential future cash flows.” The amendments in ASU 2023-07 are effective for all public entities for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company believes the adoption of ASU 2023-07will not have a material impact on its consolidated financial statements and related disclosures.

Recently Issued But Not Yet Adopted Accounting Pronouncements

ln December 2023, the FASB issued Accounting Standards Update No.2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation,(2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3)income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual period beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Company is currently evaluating the potential impact of adopting this new guidance on its audited consolidated financial statements and related disclosures.

F-17

In January 2025, the FASB issued ASU 2025-01 Income Statement - Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of the adoption of this standard to determine its impact on its disclosures.

NOTE 4 – PREPAID EXPENSES

Prepaid expenses consisted of the following at December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Prepaid rent and management fees	$1,716	$4,511
Prepaid gas gift card	10,466	16,835
Prepaid insurance	58,064	-
Prepaid professional fee	209,862	-
Other	8,795	5,157
Total	$288,903	$26,503

NOTE 5 – OTHER RECEIVABLES

	December 31, 2024	December 31, 2023
Deposits	$10,625	$6,641
Advances to employees	23,303	86,726
Advances to third parties	14,405	79,410
Interest receivable	14,453	-
Other	7,363	9,793
Total	$70,149	$182,570

The balances of advance to employees were $23,303 and $86,726 as of December 31, 2024 and 2023, respectively. These advances are unsecured, bear no interest, and due on demand.

F-18

The balances of advance to third parties were $14,405 and $79,410 as of December 31, 2024 and 2023, respectively. These advances are unsecured, bear interest of 0%-11% per annum, and due within one year.

As of December 31, 2024, the interest receivable mainly consists of interest income of $14,453 from loan to a third party company (Note 13).

NOTE 6 – RESTRICTED CASH

Pursuant to the regulation of China Insurance Regulatory Commission (“CIRC”), the insurance agency and brokerage entities are required to select one of the 17 largest commercial banks or joint-stock commercial banks in China to enter into an escrow agreement for opening an escrow account and deposit no less than 10% of the Company’s registered capital into the escrow account. The Company can only deposit such funds in an agreed-upon savings account, certificate of deposit, and cannot be used as collateral by any means. As of December 31, 2024 and 2023 the Company had $684,997 and $704,235, respectively, in the escrow account as restricted cash.

NOTE 7 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31,2024 and 2023:

	Useful life	December 31, 2024	December 31, 2023
Office equipment and furniture	3 – 5 Years	$110,487	$88,837
Vehicles	3 – 4 Years	236,665	128,227
Total		347,152	217,064
Less: accumulated depreciation		(173,553)	(129,497)
Property and equipment, net		$173,599	$87,567

For the years ended December 31, 2024 and 2023, depreciation expense amounted to $67,108 and $43,920, respectively, which was included in operating expenses.

NOTE 8 – INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31, 2024 and 2023:

	Useful Life	December 31, 2024	December 31, 2023
Software and platform	10 Years	$96,389	$99,096
Less: accumulated amortization		(62,322)	(54,162)
Intangible assets, net		$34,067	$44,934

For the years ended December 31, 2024 and 2023, amortization expense amounted to $9,778 and $9,936, respectively, which was included in operating expenses. Amortization of intangible assets attributable to future periods is as follows:

Year ending June 30:	Amortization Amount
2025	$9,639
2026	9,366
2027	5,776
2028	3,450
2029	3,304
Thereafter	2,532
$34,067

F-19

NOTE 9 – TAXES PAYABLE

Taxes payable consisted of the following at December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
VAT and add-on taxes	$99,261	$152,295
Other	-	24
Total	$99,261	$152,319

NOTE 10 – ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Advance from third parties and employees	$388,503	$20,265
Accrued professional fees	169,053	343,728
Security deposits	19,872	21,676
Salary payable	133,123	90,147
Other	64,449	101,556
Total	$775,000	$577,372

The Company had advances from employees and various third parties for working capital purpose. These advances are unsecured, bear no interest and are due on demand.

NOTE 11 – RELATED PARTY TRANSACTIONS

Due from Related Parties

Amount due from related parties consisted of the following at December 31,2024 and 2023:

Name of related party	December 31, 2024	December 31, 2023
Branch Manager	$527	$10,748

The balances of due from related parties are unsecured, bear no interest, and were due on demand. Management believes that the balances of due from related parties were fully collectible. Therefore, no allowance for doubtful accounts was recorded based on management’s assessment.

Due to Related Parties

Amount due to related parties consisted of the following at December 31, 2024 and 2023:

Name of related party	December 31, 2024	December 31, 2023
Yixuan Zhang (son of the CEO and Chairman of the Board of Directors)	$249,293	$28,169
Haosong Zhang (Independent director)	-	21,356
Jiulin Zhang (CEO and Chairman of the Board of Directors)	3,090	301,060
Branch Managers	-	39,121
	$252,383	$389,706

The balances of due to related parties are for working capital purpose. These balances are unsecured, bear no interest, and are due on demand.

NOTE 12- SHORT TERM LOANS

On December 29, 2023, the Company entered a loan agreement with Chongqing Zhongjin Tongsheng Small Loan Co., Ltd. for the amount of $422,541 (RMB 3,000,000) with the maturity date on December 28, 2024. The loan bears interest at the annual interest rate of 11.0% to be paid each month. The loan is unsecured and personal guaranteed by the Company’s shareholders. As of the reported date, the loan was paid in full.

F-20

On July 18, 2023, the Company entered a loan agreement with Hangzhou Youxiang Technology Co., Ltd. for the amount of $63,166 (RMB 461,064) with the maturity date on December 1, 2024. The loan is unsecured and bears no interest. As of the reported date, the loan was paid in full.

In April 2023, the Company entered a loan agreement with Yingkou Youyuan Information Consulting Co., Ltd. for the amount of $60,314 (RMB 440,253) with the maturity date on December 1, 2024. The loan is unsecured and bears no interest. As of the reported date, the loan was paid in full.

On February 1, 2024, the Company entered a loan agreement with Yingkou Youyuan Information Consulting Co., Ltd. for the amount of $100,235 (RMB 731,646) with the maturity date on December 1, 2025. The loan is unsecured and bears no interest.

As of December 31, 2024 and 2023, the Company recorded $100,235 and $549,489 in short-term loans.

NOTE 13 – LOAN TO THIRD PARTY

In June 2021, the Company entered into an unsecured loan agreement with a third party, Chengdu Helimei Trading Co., Ltd., pursuant to which the Company agreed to lend RMB 20,000,000, equivalent to $3,138,436, to the third party. The term started on July 1, 2021 with maturity date at December 31, 2021. The loan bears interest at 4% per annum. In December 2021, the Company received the repayment of outstanding principal of $3,138,436 in full. During the year ended December 31, 2021, the Company accrued interest income in the amount of $62,008. Management evaluated the collectability and determined to reserve a full allowance for the interest receivable. As such, the Company recorded other expense of $62,008 for the year ended December 31, 2021 for the provision for bad debt for the interest receivable.

In January 2022, the Company entered into an unsecured loan agreement with the same third party, pursuant to which the Company agreed to lend $2,899,727 (RMB 20,000,000) to the third party. The loan commenced on January 1, 2022, with a maturity date on December 31, 2023. The loan bears no interest. As of December 31, 2022, this loan was repaid in full.

In January 2023, the Company lent $2,816,941 (RMB 20,000,000) to the same third party with the original maturity date on December 31, 2023. The loan bears no interest. In January 2024, the Company and the third party agreed to extend the maturity date to December 31, 2025. On September 10, 2024, the Company entered a supplemental agreement with this third-party company for charging 2% interest per annum for the period from January 1, 2022 through the date of repayment. As of September 13, 2024, the Company received the full payment of $2,890,688 (principal of $2,739,989 and interest income of $150,699). On October 1, 2024, the Company lent the same amount of $2,890,688 (RMB 21,100,000) to the same third party. The new loan bears an interest rate of 2% with maturity date on December 31, 2027.

NOTE 14 – INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

Heng Guang Hong Kong is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The corporate tax rate in Hong Kong is a two-tier one starting with the year of assessment 2018/2019 (from April 1 2018): the tax is 8.25% (7.5% for unincorporated companies) on the first 2 million HKD of taxable profits and 16.5% (15% for unincorporated companies) for the rest of the profits. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception.

F-21

Additionally, payments of dividends by the subsidiary incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.

China

Jiulin Kefu and Heng Guang Insurance were incorporated in the PRC and subject to statutory income tax at a rate of 25% in the mainland PRC.

The components of the provision for income taxes for the years ended December 31, 2024 and 2023 consisted of the following:

	For the Years Ended December 31,
	2024	2023
Current:
China	$-	$(120)
Total current	-	(120)
Deferred:
China	-	-
Total deferred (benefit)	-	-
Total income tax (benefit) expense	$-	$(120)

Deferred tax assets (liabilities), net as of December 31, 2024 and 2023 consisted of the following:

	December 31, 2024	December 31, 2023
Deferred tax assets:
Allowance for sales cancellation	$163,199	$575,095
Allowance for doubtful accounts	6,876	5,805
Net operating loss carry-forwards	839,997	763,508
Total deferred tax assets	1,010,072	1,344,408
Valuation allowance	(887,673)	(877,399)
Deferred tax assets, net of valuation allowance	122,399	467,009
Deferred tax liabilities:
Allowance for cost of sales cancellation	(122,399)	(467,009)
Total deferred tax liabilities	(122,399)	(467,009)
Deferred tax assets, net	$-	$-

After consideration of all information available, management believes that uncertainty exists with respect to future realization of its deferred tax assets due to the Company’s loss from operations and net loss for the years ended December 31, 2024 and 2023. Therefore, the Company established a full valuation allowance of net deferred tax assets as of December 31, 2024.

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate are as follows:

	2024	2023
PRC statutory income tax (benefit) expense	(25.0)%	(25.0)%
Permanent difference	1.4%	0.4%
Valuation allowance	23.6%	24.6%

Total	(0.0)%	(0.0)%

F-22

Accounting for Uncertainty in Income Taxes

The tax authority of the PRC government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises complete their relevant tax filings. Therefore, the Company’s PRC entities’ tax filings results are subject to change. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s PRC entities’ tax filings, which may lead to additional tax liabilities. ASC 740 requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The management evaluated the Company’s tax positions and concluded that no provision for uncertainty in income taxes was necessary as of December 31, 2024 and 2023.

NOTE 15 – EQUITY

Ordinary Shares

The Company was incorporated in the Cayman Islands on July 23, 2020. The Company’s authorized share capital consists of $50,000 divided into 50,000 Ordinary Shares, issued and outstanding, with a par value of $1 per share. On July 8, 2021, the Company’s authorized share capital increased to 50,000,000 Ordinary Shares (38,000,000 Class A Ordinary Shares and 12,000,000 Class B Ordinary Shares), par value $0.001 per share, of which 10,000,000 Ordinary Shares outstanding, including 6,500,000 Class A Ordinary Shares and 3,500,000 Class B Ordinary Shares. Class B Ordinary Share is entitled to ten (10) votes per share.

Statutory Reserve

The Company operates in the PRC, are required to reserve 10% of their net profit after income tax, as determined in accordance with the PRC accounting rules and regulations. Appropriation to the statutory reserve by the Company is based on profit arrived at under PRC accounting standards for business enterprises for each year. The profit arrived at must be set off against any accumulated losses sustained by the Company in prior years, before allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to shareholders. The appropriation is required until the statutory reserve reaches 50% of the registered capital. This statutory reserve is not distributable in the form of cash dividends.

During the years ended December 31, 2024 and 2023, the Company made appropriation to the statutory reserve account amounted to $0 each due to the Company’s accumulated deficit.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

On June 7, 2021, Heng Guang Insurance received a demand letter from Grandway Law Offices on behalf of its client Chengdu Yaoran Enterprise Management Consulting Co., Ltd. (“Yaoran Consulting”), claiming Yaoran Consulting’s alleged 5% ownership interest in the Company due to the services provided by Yaoran Consulting based on an IPO service agreement between Yaoran Consulting and Heng Guang Insurance. The Company believes that Yaoran Consulting’s claim is baseless and plans to defend itself and the integrity of the ownership interest of the Company should the threatened demand letter develop into a legal action.

On June 15, 2022, a Loan Agreement was entered between the Company and Cheng Zheng, an individual unrelated to the Company, for $10,000,000, with an annual interest rate of 10.0% for a one-year term. Pursuant to the Loan Agreement, the Company is obligated to repay the entire amount, including principal and interest by June 14, 2023. In addition, a Pledge Agreement to the loan was entered between Cheng Zheng and Jiulin Zhang, the CEO of the Company, provided Jiulin Zhang is the guarantor of the loan by pledging all of the Company’s shares held by Jiulin Zhang from time to time, all the cash and securities instruments held in the pledged account from time to time, and all proceeds of the forgoing. The Company has claimed that both the Loan and Pledge Agreements were false, with forged signature of the borrower and guarantor. Management believes that the claim by Cheng Zheng is without merit and that the Company is not required to pay any amounts. The Company plans to defend itself vigorously should the claim by Cheng Zheng develop into a legal action. To date, no legal action has been taken by Cheng Zheng, and the Company has not taken any activity in challenging the Loan and Pledge Agreements.

F-23

The Company is reasonably confident in its defenses to Yaoran’s and Cheng Zheng’s claims should the claims develop into legal actions. Consequently, no provision or liability has been recorded for these claims as of June 30, 2024. However, the Company’s estimate of liability may change, and failure by the Company to obtain a favorable resolution of the claims set forth could have a material adverse effect on the Company’s business, results of operations and financial condition. Currently, the amount of such material adverse effect cannot be reasonably estimated. Any potential costs associated with defending and resolving the claims and ultimate outcome cannot be predicted. These matters are subject to inherent uncertainties and the actual cost, as well as the distraction from the conduct of the Company’s business, will depend upon many unknown factors and management’s view of these may change in the future.

Operating Leases Commitments

The Company leases several office spaces for its head office and branch offices. The Company adopted FASB ASC Topic 842 on January 1, 2019. The components of lease costs, lease term and discount rate with respect of the Company’s office lease with an initial term of more than 12 months are as follows:

	Years Ended December 31, 2024	Years Ended December 31, 2023
Operating lease expense	$68,416	$91,509
Cash paid related to operating lease liabilities	$56,070	$93,765
Weighted average remaining lease term	1.94 years	1.86 years
Weighted average discount rate	4.12%	4.75%

	December 31, 2024	December 31, 2023
Operating lease right-of-use assets	$110,917	$67,009
Operating lease liabilities - current	58,924	30,322
Operating lease liabilities - noncurrent	51,121	23,070

The following is a schedule, by years, of maturities of the operating lease liabilities as of December 31, 2024:

For the Year Ending December 31,	Minimum Lease Payment
2025	$67,094
2026	43,009
2027	11,823
Total lease payments	121,926
Less: imputed interest	(11,881)
Total lease liabilities	$110,045

NOTE 17 – CONCENTRATIONS

Concentrations of Credit Risk

Balances at financial institutions and state-owned banks within the PRC are covered by insurance up to RMB 500,000 (US$76,000) per bank. At December 31, 2024 and 2023, cash, cash equivalents and restricted cash balances held in the PRC are $908,697 and $1,278,864, of which, $13,911 and $281,694 are uninsured as of December 31, 2024 and 2023, respectively. The Company has not experienced any losses in accounts held in PRC’s financial institutions and believes it is not exposed to any risks on its cash, cash equivalents and restricted cash held in the PRC’s financial institutions.

F-24

Insurance Carriers

The following table sets forth information as to each insurance carrier that accounted for 10% or more of the Company’s revenue for the years ended December 31, 2024 and 2023 and accounts receivable for the periods presented:

			Percentage of Total Outstanding
	Percentage of Revenue		Accounts Receivable
	For the Years Ended December 31,		at December 31,
	2024	2023	2024	2023
A	21.13%	17.63%	12.27%	0.61%
B	20.33%	15.37%	3.23%	-%
C	13.07%	16.94%	8.58%	34.35%
D	9.36%	8.68%	-%	-%

Suppliers

No supplier accounted for 10% or more of the Company’s purchase during the years ended December 31, 2024 and 2023.

NOTE 18 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2024 have been incorporated into these consolidated financial statements and there are following subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

From December 31, 2024 to the date of this report, the company increased six new branches.

F-25

6,250,000 Class A Ordinary Shares

HENGGUANG HOLDING CO., LIMITED

PRELIMINARY PROSPECTUS

D. BORAL CAPITAL LLC

_________________, 2025

Through and including _________________, 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.1 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Not applicable.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the offering price may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as of the date of those financial statements.

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(9) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chengdu, People’s Republic of China, on September 30, 2025.

By:	/s/ Jiulin Zhang
Name:	Jiulin Zhang
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Haixia Li
Name:	Haixia Li
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jiulin Zhang	Chief Executive Officer and Chairman of the Board	September 30, 2025
Jiulin Zhang	(Principal Executive Officer)

/s/ Haixia Li	Chief Financial Officer (Principal Financial and Accounting Officer)	September 30, 2025
Haixia Li

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Beverly Hills, CA on September 30, 2025.

Sichenzia Ross Ference Carmel LLP

By:	/s/ Jeffrey Hua
Name:	Jeffrey Hua
Title:	Counsel

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EXHIBIT INDEX

1.1***	Form of Underwriting Agreement
3.1**	Form of Amended and Restated Memorandum and Articles of Association of the Registrant
4.1**	Registrant’s Specimen Certificate for Class A Ordinary Shares
4.2***	Form of Representative’s Warrant
5.1***	Opinion of Ogier regarding the validity of the Class A Ordinary Shares and Underwriter’s Warrants
5.2*	Opinion from Sichenzia Ross Ference Carmel LLP
8.1***	Opinion of Jingtian & Gongcheng regarding certain Mainland PRC Tax matters (included in Exhibit 99.2)
8.2***	Ogier Tax Opinion
8.3***	Sichenzia Ross Ferrence Carmel LLP Tax Opinion
10.1**	Form of Indemnification Agreement with the Registrant’s directors and officers
10.2**	Employment Agreement between the Registrant and the Chief Executive Officer of the Registrant
10.3**	Translation of Exclusive Management Consulting and Service Agreement, dated December 3, 2020 between Heng Guang Insurance and WFOE
10.4**	Translation of Equity Pledge Agreement, dated December 3, 2020, among WFOE, Heng Guang Insurance and Heng Guang Insurance Shareholders
10.5**	Translation of Exclusive Option Agreement, dated December 3, 2020, among WFOE, Heng Guang Insurance and Heng Guang Insurance Shareholders
10.6**	Translation of Proxy Agreement, dated December 3, 2020, among WFOE, Heng Guang Insurance and Heng Guang Insurance Shareholders
10.7**	Translation of Asset Purchase Agreement between Heng Guang Insurance and Heng Yun Da dated June 25, 2021
10.8**	Employment Agreement between the Registrant and the Former Chief Financial Officer of the Registrant
10.9**	Translation of the Supplementary Agreement to the Exclusive Management Consulting and Service Agreement, dated March 29, 2022 between Heng Guang Insurance and WFOE
10.10**	Translation of the Supplementary Agreement to the Asset Purchase Agreement, between Heng Guang Insurance and Heng Yun Da
10.11**	Form of Amendment No. 1 to Employment Agreement between the Registrant and the Former Chief Financial Officer of the Registrant
10.12**	Form of Amendment No. 2 to Employment Agreement between the Registrant and the Former Chief Financial Officer of the Registrant
10.13*	Labor Contract between the Registrant and the Chief Financial Officer of the Registrant
16.1**	Letter from KCCW Accountancy Corp., Independent Registered Public Accounting Firm
21.1**	Principal subsidiaries and consolidated affiliated entities of the Registrant
23.1*	Consent of YCM CPA INC., Independent Registered Public Accounting Firm
23.2*	Consent of KCCW Accountancy Corp., Independent Registered Public Accounting Firm
23.3***	Consent of Ogier (included in Exhibit 5.1)
23.4***	Consent of Jingtian & Gongcheng, Mainland PRC counsel (included in Exhibit 99.2)
99.1**	Code of Business Conduct and Ethics of the Registrant
99.2***	Opinion of Jingtian & Gongcheng, Mainland PRC counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE agreements
99.3**	Consent of Guangming Liu, independent director nominee
99.4**	Consent of Edward Rhodes, independent director nominee
99.5**	Consent of Haosong Zhang, independent director nominee
107*	Registration fee table

*	Filed herewith.
**	Previously filed.
***	To be filed via an amendment.

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